As filed with the Securities and Exchange Commission on August 21, 2008
Registration No. 333-141381

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE
AMENDMENT NO. 7 TO
FORM SB-2 ON FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CHINA MEDIA GROUP CORPORATION
(Name of small business issuer in its charter)

Texas	7310	32-003-4926
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1403 Wan Chai Commercial Center,
194-204 Johnston Road, Wanchai, Hong Kong
+011 852 3171 1208 (ext. 222)
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Con Unerkov
President, Chief Executive Officer & Chief Financial Officer
China Media Group Corporation
1403 Wan Chai Commercial Center,
194-204 Johnston Road, Wanchai, Hong Kong
+011 852 3171 1208 (ext. 222)
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plan, check the following box. [ ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

This registration statement constitutes a Post-Effective Amendment No. 7 to Registration Statement No. 333-141381. Pursuant to Rule 429 under the Securities Act of 1933, the prospectuses contained or incorporated herein by reference also relate to and constitute a post-effective amendment to Securities Act Registration Statement No. 333-141381.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer", "accelerated file" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer [   ]Accelerated Filer[   ]

Non-Accelerated Filer[ x ] Smaller Reporting Company[   ]

EXPLANATORY NOTE

THIS POST-EFFECTIVE AMENDMENT DOES NOT INVOLVE THE REGISTRATION OF ANY NEW SHARES OF COMMON STOCK. RATHER, THIS FILING UPDATES THE REGISTRATION OF THE COMMON STOCK ORIGINALLY REGISTERED ON FORM SB-2/A FILED ON MAY 7, 2007.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell any of the securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED August 21, 2008PRELIMINARY PROSPECTUS

30,750,000 shares
of Common Stock, no par value

CHINA MEDIA GROUP CORPORATION

This prospectus relates to the sale of up to 30,750,000 shares of common stock of China Media Group Corporation ("CMG") by Tailor-Made Capital Ltd. ("Tailor-Made," or the "Selling Stockholder"). See "The Selling Stockholder." We will not receive any proceeds from the sale of shares by the Selling Stockholder, but we will bear all of the expenses (other than underwriting discounts and commission payable by the Selling Stockholder) of this offering (estimated to be $56,078.50). See "Plan of Distribution." We will, however, receive proceeds from the sale and conversion of our convertible debentures, the exercise of warrants, and drawdowns under the equity line of credit. See "The Equity Line of Credit Arrangement." This prospectus relates up to 30,750,000 shares to be acquired upon the exercise of two common stock purchase warrants.

Shares of our Common Stock are quoted and traded from time to time on the OTC Bulletin Board under the symbol "CHMD.OB." The last reported sales price of our common stock as of July 31, 2008 was $0.006.

Investing in any of our securities involves a high degree of risk and speculation. You should carefully consider the risk factors beginning on page 9 of this prospectus before you make an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 21, 2008.

< i >

Until ________________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

< ii >

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus and any prospectus supplement. We have not authorized any dealer, salesman or any other person to provide you with additional or different information. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date of the document containing the information. Our business, financial condition, results of operations and prospects may have changed since that date.

DEFINITIONS AND CONVENTIONS

In this Prospectus, the following expressions shall have the following meanings unless the context indicates otherwise:-

References to "33 Act" or "Securities Act" means the Securities Act of 1933, as amended;

Reference to "34 Act" or "Exchange Act" means the Securities Act of 1934, as amended;

References to "China Media", "CMG", "CHMD", "we", "us", "our", and the "Company," means China Media Group Corporation and include, unless the context requires or indicate otherwise, its subsidiary;

References to "China" refer to the Peoples' of Republic of China;

References to "Common Stock" means the common stock, no par value, of China Media Group Corporation;

References to "Commission" or "SEC" means the U. S. Securities and Exchange Commission;

References to "Debenture Purchase Agreement" or "DPA" means the Debenture Purchase Agreement entered into between the Company and Tailor-Made on December 7, 2006 and closed on December 12, 2006 in respect of a $125,000 Convertible Debenture;

References to "ELOC Agreement" means the Equity Line of Credit Agreement entered into between the Company and Tailor-Made on December 7, 2006 and closed on December 12, 2006 in respect to the sale of $2,500,000 of our Common Stock;

References to "Selling Stockholder" means Tailor-Made Capital Ltd.;

References to "Tailor-Made", "Tailor-Made Capital" or "TMC" means Tailor-Made Capital Ltd., an Israeli company affiliated with Meitav Investment House ("Meitav"), which is a privately owned Israeli asset management and investment banking firm based in Israel.

< 1 >

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in our common stock. We urge you to read the entire prospectus carefully before making an investment decision.

The Company intends to become one of China's leading new age advertising and media companies through the use of new technologies and devices combined with the traditional media of TV, newspapers, magazines, billboards and internet to reach today's mobile society. China's advertising and media markets operate in a complex and tightly controlled and regulated environment. We have mainly focused on positioning the Company in China's growing advertising and new age media markets due to the increase in consumer spending power in a rapid growing economy.

Our business currently has three operating divisions: Advertising, Telecommunications and Mobile Computing, and Product Services, each of which is focused on a critical component of our business mission. The Advertising Unit seeks to develop and build an inventory of strategic and attractive ad placements locations in China. This advertising platform will be a key driver for our business to attract advertisers and customers. The Telecommunications and Mobile Computing Unit will be focusing on telecommunication technologies and networks, and wireless convergent devices to deliver information and adverting applications and services to the mobile society. The Product Services Unit will focus on working with our customers to market their products and to ultimately build our own branded products.

The address of the Company's executive offices is 1403 Wan Chai Commercial Center, 194-204 Johnston Road, Wanchai, Hong Kong, and its telephone number is +011 852 3171 1208, ext.222.

Recent Developments
Some of the significant recent developments for the past year are highlighted below.

On August 3, 2008 the Company entered into a Letter Agreement with TMC to terminate the Security Purchase Agreement entered into between the parties on December 12, 2006. The Common Stock Purchase Warrants Agreements (the "Warrant Agreements") remains outstanding except for the warrant adjustment relating to i) conversion of convertible debentures into shares of Common Stock and ii) an issuance of shares not resulting from any conversion of options and warrants, all of the terms, provisions and conditions of the Warrants shall remain in full force and effect. In consideration for the termination, the Company issued 10 million restricted common stock of the Company to TMC.

On April 4, 2008, the Company repaid the total of $139,198 (principal plus accrued interest) to TMC for the repayment of the $125,000 Convertible Debenture.

On January 4, 2008 the Company entered into a Second Amendment Agreement with TMC to issue 2,631,579 shares as consideration for extending the repayment date for the First Tranche repayment for the $125,000 Convertible Debenture to March 28. 2008.

On December 4, 2007 the Company successfully tests and implemented the WebCall Technology on various websites and plans to commence commercial online advertising services in first quarter of 2008.

< 2 >

On October 8, 2007 the Company entered into a cooperative agreement with Guangzhou Waho Culture & Media Co., Ltd. ("GWCM") to provide the directory search engine and website for the China TieTong Communications Co., Ltd. Guangdong Branch ("Guangdong TieTong") Yellow Page Online directory. Under the agreement, CMG will obtain the advertising rights to certain advertising spots on the directory website. At the date of this report, the beta version of the website has been completed. CMG is currently the minority equity holder in GWCM.

On July 14, 2007, we entered into a Stock Right Transfer Agreement with the shareholders of Conwood Industrial Limited ('CIL') to acquire 70% of the issued and outstanding shares of CIL. CIL is a company registered in Hong Kong, which owns 49% of a joint venture company in China that owns and operates a microwave network in Hunan province and has a 25% interests in a digital television channel.

On June 20, 2007, our subsidiary company, Beijing Ren Ren Health Culture Promotion Limited, had signed an agreement with Harbin Shengdong Decoration Advertising Ltd. to establish a new joint venture company with a focus on outdoor advertising in the city of Harbin (Heilongjiang Province). At the date of this report, the Company is still working out the logistics of this joint venture Company.

On June 14, 2007, we entered into a contract with a trading and distribution company to advertise its herbal medicine product on our hospital sign boards. This customer would start advertising initially at the Beijing No.6 Hospital where we currently have 10 signs constructed. The customer would initially take up 2 sign boards, and we were in discussions with them on securing additional placements at the other 9 hospital locations that were part of our initial rollout once they had been constructed.

On June 12, 2007, the Company's subsidiary, Beijing Ren Ren Health Culture Promotion Limited has implemented plans to aggressively target the outdoor Chinese hospital advertising market with a program designed to initially target 10 hospitals, each hospital with an initial rollout of approximately 15 signs making a total of 150 outdoor billboards / light boxes signs per group of 10 hospitals.

On June 5, 2007, we announced that the Company had secured contracts in Singapore and Australia from its newly announced expansion of its Telecom & Mobile Computing Business Unit of Broadband Platform/Solutions. Both contracts are Pilot 'Proof of Concepts' and have been completed.

On June 1, 2007, we announced that the Company had expended its Telecom & Mobile Computing business unit to include the provision of Fixed and Wireless Broadband Platforms/Solutions.

On March 13, 2007, we entered into a Sales and Purchase Agreement to acquire all the issued and outstanding shares of Good World Investments Limited ("Good World") from Central High Limited ("Central High") by the issuance of 125 million shares (the "Purchase Consideration"). Good World owns 50% of Beijing Ren Ren Health Culture Promotion Limited ("Beijing Ren Ren" or "BRR"). The Purchase Consideration was negotiated with reference to the BRR accounts and the underlying projects in BRR. Beijing Ren Ren is a company incorporated in China and is working with the Chinese Government on the benevolent project named "Great Wall of China Project". This project is to provide health education and health awareness in China and accordingly has the right to advertise in hospitals and districts in China. Our directors, Con Unerkov and Alex Ho, officers and directors of the Company, own 25% interests each in, but are not directors or officers of, Central High.

< 3 >

On January 13, 2007, we entered into a Sale and Purchase Agreement with an independent third party to acquire 18% of the registered capital of Guangzhou Waho Culture and Media Co., Ltd. ("GWCM") for US$243,000, $53,000 of which shall be paid in cash within 6 months and $190,000 of which was paid in 3,518,518 shares issued at the end of February 2007, calculated by reference to the then market value of the shares. GWCM, a Chinese company which focuses its business in online advertising for the China market, has a cooperative agreement with China Tietong Communications Co., Ltd., Guangdong Branch to be the exclusive partner to issue and advertise the China Tietong Guangdong Yellow Pages, both the print and online edition, for the province of Guangdong.

The Equity Line of Credit Arrangement. On December 7, 2006, we entered into an ELOC Agreement with TMC for the potential future issuance and sale of up to $2.5 million of our Common Stock, subject to certain restrictions and other obligations described elsewhere in this prospectus. Under the ELOC Agreement, we, at our sole discretion, may draw down on this equity line facility from time to time, and TMC is obligated to purchase shares of our Common Stock at a pre-formulated purchase price that constitutes a discount from the then market price. We are limited with respect to how often we can exercise a drawdown and the amount of each drawdown. At the date of this report, we have sold $50,000 of our shares under the ELOC Agreement and TMC has exercised a portion of the warrants for 500,000 shares of Common Stock at a price of $0.03 per share. In addition, the ELOC Agreement was terminate on August 3, 2008.

< 4 >

Capitalization
Common Stock outstanding before this offering	534,132,450 shares*
Common Stock offered by the Selling Stockholder	30,750,000 shares**
Common Stock to be outstanding after this offering	564,882,450 shares***
Use of proceeds

We will not receive any of the proceeds from the sale of shares by the Selling Stockholder, but we will receive proceeds from the sale of shares pursuant to the ELOC Agreement, the sale and conversion of the convertible debentures and the exercise of the warrants. We intend to use the proceeds as our working capital.

OTC Bulletin Board symbol	CHMD.OB
*

Inclusive of (1) 12,500,000 shares of commitment fee issued to the Selling Stockholder under the ELOC Agreement; (2) 2,000,000 shares drew down for $50,000 under the ELOC Agreement; and (3) 500,000 shares upon the exercise of warrants at $0.03 per share.

**	The number of shares being registered represents 5.75% of the total outstanding shares as of August 15, 2008.
***

The number of shares that will be outstanding after the offering is 564,882,450 shares of the Common Stock, which is calculated based on 534,132,450 shares of our Common Stock outstanding as of August 15, 2008 and:-

-	excludes 29,800,000 shares of Common Stock issuable upon exercise of options outstanding at August 15, 2008 under our stock option plans;
-	assumes 30,750,000 shares of Common Stock upon the exercise of outstanding warrants under the ELOC Agreement; and

Total proceeds of the offering:

We will not receive any proceeds from the sale of the shares covered hereby by the Selling Stockholder, but we will receive proceeds from the sale of shares pursuant to the ELOC Agreement, the sale and conversion of the convertible debentures and the exercise of the warrants.

Any such funds we receive under the ELOC Agreement and the Debenture Purchase Agreement will be used for general working capital purposes. See "Use Of Proceeds."
Risk Factors:	There are significant risks involved in investing in our Company. See "Risk Factors" for a discussion of the risk factors that make investing in our shares both speculative and of high risk.

< 5 >

The Offering

This prospectus covers the registration of 30,750,000 shares of Common Stock by the Selling Stockholder which represents 5.87% of the our issued shares currently outstanding and 12.01% of our total issued shares outstanding, excluding those held by affiliates and the Selling Stockholder. Pursuant to the ELOC Agreement, we may, at our discretion, periodically sell and issue to TMC shares of our Common Stock and TMC shall be obligated to purchase from us, up to an aggregate of $2.5 million (the "Commitment Amount") worth of shares, (the "Draw Down") during the 24 consecutive months commencing immediately after the effective date of the registration statement, of which this prospectus is a part, but in no event later than the 36 month anniversary of the date of the ELOC Agreement (the "Commitment Period"). At the date of this report, the Company has sold only $50,000 worth of shares to TMC under the ELOC Agreement and has terminated the ELOC Agreement on August 3, 2008.

The amount of each Draw Down is subject to a minimum of $20,000 and a maximum of the lesser of $250,000 and the average daily dollar trading volume of the shares during the 20 trading days immediately prior to the day the Draw Down Notice is delivered to TMC. Only one Draw Down shall be allowed in a period of ten (10) consecutive trading days including and immediately preceding the date on which the applicable notice is delivered to TMC (the "Draw Down Pricing Period"), and we may not exercise a draw down until a mandatory 5 trading days between Draw Down Pricing Periods (the "Trading Cushion") has elapsed since the end of the previous Draw Down Pricing Period. TMC will pay CMG the purchase price of the shares during each applicable Draw Down Pricing Period at a pre-formulated purchase price constituting a discount from the then market price. Tailor-Made received a one-time commitment fee in the form of 12,500,000 shares of Common Stock on December 12, 2006. In addition, we also issued 2 warrants in the name of Tailor-Made Capital Ltd. to purchase up to 15,625,000 shares each, or an aggregate of 31,250,000 shares. At the date of this report, TMC has exercised a portion of the warrants for 500,000 shares of Common Stock at a price of $0.03 per share.

Tailor-Made may sell any shares purchased under the ELOC Agreement at the then prevailing market price. The Company's issuing a substantial number of shares under the ELOC Agreement carries a high degree of risk for investors, including: dilution in net tangible value per share; a significant decline in market price because of a large number of shares for sale overhanging the market; our inability to draw sufficient funds when needed under the ELOC Agreement or to raise needed capital by a new offering of securities. See "Risk Factors."

The registration statement of which this prospectus is a part covers the issuance and resale of a total of 30,750,000 shares of Common Stock valued, - at an assumed price of $0.03 per shares at $922,500. The details of the securities being registered are as follows:

*

Up to 30,750,000 shares upon exercise of the two outstanding warrants issued to Tailor-Made. The warrants to purchase 15,625,000 shares (of which 500,000 shares have been exercised) are exercisable at $0.030 per share and warrants to purchase an additional 15,625,000 shares are exercisable at $0.036 per share. Both warrants are immediately exercisable and will expire on May 12, 2009. On October 15, 2007, TMC exercised a portion of its warrants to purchase 500,000 shares of Common Stock in the Company at $0.030 per share. If both warrants were fully exercised, we would receive $1,031,250, and at an assumed price of $0.03 per share (without any discount), the shares would be valued at $937,500.

Summary Consolidated Financial Data

The following summary consolidated financial data should be read together with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the notes thereto included elsewhere in this prospectus.

< 6 >

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	6 months ended June 30, 2008(Unaudited)	Year ended December 31 2007(Audited)	Year ended December 31 2006(1) (Audited)
	US$	US$	US$

REVENUES	$ 51,401	$ 127,994	$ 79,600
	--------------------	--------------------	--------------------
OPERATING EXPENSES
Cost of product sales	27,960	100,494	59,373
Impairment of investment	-	243,000	-
Selling, general and administrative	615,989	1,446,026	1,528,829
	--------------------	--------------------	--------------------
Total operating expenses	(643,949)	(1,789,520)	(1,588,202)

Operating loss before other expenses	(592,548)	(1,661,526)	(1,508,602)
Other expenses	(105,866)	(90,890)	(7,141)
	--------------------	--------------------	--------------------
Net loss before minority interest	(698,414)	(1,752,416)	(1, 515,743)

Minority interest	11,720	24,384	-

Other Comprehensive Income
Foreign currency translation gain	25,946	20,766	-
	============	============	============
	$ (660,748)	$ (1,707,266)	$ (1, 515,743)
	============	============	============
Earnings per share:

Weighted average number of shares outstanding
Basic and diluted(3)	524,089,072	476,381,111	340,809,108
	============	============	============
Net loss per share of common stock
Basic and diluted(2)	$ (0.00)	$ (0.01)	$ (0.01)
	============	============	============

(1)	Development stage company until Q2 2006.
(2)	Basic and diluted loss per share is calculated.
(3)	Weighted average number of shares used to compute basic and diluted loss per share for the years ended December 31, 2006 and 2007 and for the six months ended June 30, 2008 are the same since the effect of dilutive securities are anti-dilutive.

< 7 >

BALANCE SHEET DATA

	As of June 30, 2008 (Unaudited)	As of December 31, 2007 (Audited)	As of December 31, 2006 (Audited)
	US$	US$	US$

Cash and Cash Equivalents	$ 52,166	$ 107,903	$ 63,039
Working Capital	(1,120,705)	(743,548)	(709,115)
Total Assets	8,495,542	8,544,791	269,819
Total Liabilities	(3,817,742)	(3,521,322)	(825,845)
Total Stockholders' Equity/(Deficit)	$ 4,677,800	$ 5,023,469	$ (556,026)
	============	============	============

< 8 >

RISK FACTORS

An investment in the securities offered by this prospectus involves a high degree of risk. You should carefully consider the following factors and other information in this prospectus before deciding to purchase our shares. If any of these risks were to occur, our business could be harmed, the market price of our stock could decline and you could lose all or part of your investment.

RISKS RELATED TO OUR SHARES, LACK OF OPERATING HISTORY, LACK OF PROFITABLE OPERATIONS, POOR FINANCIAL CONDITION AND LACK OF AN ESTABLISHED TRADING MARKET FOR OUR SHARES

Future sales by holders of restricted shares and the Selling Stockholder may adversely affect our stock price and our ability to raise funds in new stock offerings.

Sales of the relatively large number of shares covered by this prospectus in the public market following this offering could have a depressive effect on the market price and could lower the market price. Such sales may also make it more difficult for us to sell our securities in the future at a time and price that our management deems acceptable or at all. Of the 524,132,450 shares of Common Stock outstanding as of June 30, 2008, approximately 131,092,962 restricted shares are, or will be, freely tradable in one year without restriction, unless held by our "affiliates."

The up to 30,750,000 shares covered by this prospectus also will be freely tradable, without restriction, immediately upon effectiveness of this registration statement. Other stockholders may have difficulty in liquidating their shares as a result.

The Selling Stockholder will pay less than the then-prevailing market price of our shares under the equity line of credit agreement.

The shares to be issued under the ELOC Agreement will be issued at prices ranging from 90% to 100% of the lowest closing price of our Common Stock during the 10 trading days immediately before our draw down notice is delivered to TMC. These sales of our shares at discounted prices to the Selling Stockholder may adversely affect other stockholders by causing the market price of our shares to decline and also by cause a decrease in the net tangible value of our shares.

The sale of our stock under the equity line of credit agreement could encourage short sales by third parties, which could contribute to the further decline in our market price.

The significant downward pressure on the price of our shares that would be caused by the sale of a substantial number of shares acquired under the ELOC Agreement could encourage short sales by third parties, which could place further downward pressure on the market price.

The trading market for our shares is limited and sporadic, with the result that stockholders may have difficulty in liquidating their shares.

Our shares have been quoted and traded from time to time on the Over-the-Counter Bulletin Board but such limited and sporadic activity may not constitute an established trading market. Thinly traded common stock can be more volatile than common stock trading in an active, established public market. There is no assurance that an established trading market will develop.

< 9 >

The price you pay in this offering will fluctuate and may be higher or lower than the prices paid by TMC.

The price in this offering will fluctuate based on the prevailing market price of the Common Stock on the Over-the-Counter Bulletin Board. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by the Selling Stockholder for its shares.

We may not be able to access sufficient funds under the Equity Line of Credit Agreement when needed.

We are dependent on external financing to fund our operations. Necessary financing may not be available in sufficient amounts or at all when needed. Our ability to raise funds under the ELOC Agreement is limited by minimum and maximum amounts and timing constraints, as well as our inability to use the facility because we are in possession of material nonpublic information when we have not publicly disclosed a material corporate development.

We may be limited in the amount we can raise under the equity line of credit agreement because of concerns about selling more shares into the market than the market can absorb without a significant price adjustment.

We will want to avoid placing more shares into the market than the market's ability to absorb the increase without a significant downward pressure on the market price. This potential adverse impact on the market price may limit our willingness to use the ELOC Agreement. Until there is a greater trading volume, it appears unlikely that we will be able to access the maximum amount we can draw down without an adverse impact on the stock price.

The equity line of credit agreement will restrict our ability to obtain necessary financing and adversely affect our stockholders.

For the life of the convertible debentures and warrants, the Selling Stockholder is given, at costs discounted from the market price, the opportunity to profit from a rise in the market price for our shares, resulting in dilution of the interest of other stockholders; the terms on which the Company could obtain necessary financing may be adversely affected during that period; and the Selling Stockholder might be expected to convert the debentures or exercise the warrants at a time when the Company would, in all likelihood, be able to obtain any needed financing by a new offering of securities on terms more favorable than those provided for by the convertible debentures or warrants.

The pricing is relatively expensive if only a small part of the facility is ever used.

We have not decided how much of the commitment amount under the ELOC Agreement we will use. The pricing (commitment fee of 12,500,000 shares of our Common Stock plus the range of discount of up to 10% to the relevant market trading prices and the 10% commission in cash and in warrants) is relatively expensive if only a small part of the facility is ever used.

< 10 >

Private equity lines are relatively new concepts that have not been fully vetted by the courts.

Private equity lines of credit are relatively recent creations and differ in significant ways from traditional Private Investment in Public Equity ("PIPE") financing transactions. The staff of the SEC's Division of Corporate Finance has taken the position that, as long as certain criteria are met, the staff will not recommend enforcement action with respect to the private equity lines of credit or the related "resale" registration statement. It should be noted however, that the staff's position, although significant, is not a definitive interpretation of the law and is not binding on the SEC or the courts. Accordingly, there is a risk that the SEC or the court may find this type of financing arrangement, or the manner in which it is implemented, to violate securities laws.

If we are unable to obtain additional funds from other financings we may have to curtail the scope of our operations significantly and alter our business model.

We must achieve profitability for our business model to succeed. Prior to accomplishing this goal, we may need to raise additional funds, from equity or debt sources. Our cash requirements are substantial, and the equity line still may not be sufficient to meet our cash needs in the future. In addition, draw downs are available only once every 5 trading days. If additional financing is not available when required or is not available on acceptable terms, we may be unable to continue our operations at current or planned levels. In addition, any failure to raise additional funds in the future may result in our inability to successfully secure our advertising platform, take advantage of business opportunities or respond to competitive pressures, any of which circumstances could have a material adverse effect on our financial condition and results of operations.

If the price or the trading volume of our Common Stock does not reach certain levels, we will be unable to draw down all or substantially all of the $2.5 million under the equity line, which may force us to significantly curtail the scope of our operations and alter our business plan.

The amount of each draw down is subject to a minimum of $20,000 and a maximum amount of the lesser of $250,000 and the average daily dollar trading volume of the Common Stock during the 20 trading days immediately prior to the Draw Down Notice is delivered. If the market price and trading volume falls below certain levels, then we will not be able to draw down all $2.5 million and we may have to curtail the scope of our operations as contemplated by our business plan.

We may use the proceeds of this offering in ways with which you may not agree.

Net proceeds to us from draw downs, conversions of convertible debentures or exercise of warrants will be used principally for working capital, for the continued development of our advertising platform and the distribution of the M.A.G.I.C. convergent devices, general corporate purposes and general administration purposes. We have not allocated any specific amount of our net proceeds for any particular purpose. Consequently, our management will have broad discretion with respect to the expenditure of the net proceeds, including discretion to use the proceeds in ways with which you may not agree.

The market for our shares has experienced in the past, and is expected to experience in the future, significant price and volume volatility, which substantially increases the risk of loss to persons owning our shares.

Because of the limited trading market, and because of the possible price volatility, you may not be able to sell your shares when you desire to do so. In 2006 and 2007, our stock price ranged from a high of $0.71 to a low of $0.01 per share. The inability to sell your shares in a rapidly declining market may substantially increase your risk of loss because of such illiquidity and because the price of our shares may suffer greater declines because of its price volatility.

< 11 >

Enforceability of Civil Liabilities under the Securities Act of 1933 Against Foreign Persons will be very difficult if not impossible.

The Selling Stockholder is domiciled in Israel and a substantial portion of its assets are located outside of the United States. While the Company is a Texas corporation, its officers and directors reside outside the United States and substantially all the assets of the Company and its officers and directors are located outside the United States. As a result: investors may not be able to effect service of process within the United States upon such persons and may not be able to enforce against such persons judgments obtained in United States courts predicated upon the civil liability provisions of the Securities Act of 1933; and foreign courts may not enforce, in original actions, liabilities against such persons predicated solely upon the Securities Act of 1933.

Our common stock is subject to restrictions on sales by broker-dealers and penny stock rules, which may be detrimental to investors.

Our common stock is subject to SEC regulations applicable to "penny stock." Penny stock includes any non-Nasdaq equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Rules 15g-1 through 15g-9 under the Securities Exchange Act of 1934 impose certain sales practice requirements on broker-dealers who sell penny stock to persons other than established customers and "accredited investors" (as defined in Rule 501(c) of the Securities Act of 1933). For transactions covered by these rules, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to the sale. This rule adversely affects the ability of broker-dealers to sell our shares and purchasers of our shares to sell their shares. The regulations require that prior to any non-exempt buy/sell transaction in a penny stock, a disclosure schedule proscribed by the SEC relating to the penny stock market must be delivered by a broker-dealer to the purchaser of such penny stock. This disclosure must include the amount of commissions payable to both the broker-dealer and the registered representative and current price quotations. The regulations also require that monthly statements be sent to holders of penny stock that disclose recent price information for the penny stock and information of the limited market for penny stocks. These requirements adversely affect the market liquidity of our shares.

RISKS RELATED TO EXISTING AND PROPOSED OPERATIONS

We have incurred losses since our inception and we may not achieve or maintain profitability.

We have not been profitable in any fiscal period since our inception and may not be profitable in future periods. At March 31, 2008, we had an accumulated deficits of approximately $4 million. We expect that our expenses relating to sales and marketing, technology development, general and administrative functions, as well as the development of our advertising platform and infrastructure, will increase in the future. We will need to increase our revenues to be able to achieve and then maintain profitability in the future. We may not be able in a timely manner to obtain necessary financing or to reduce our expenses in response to any decrease or shortfall in our revenues, and our failure to do so would adversely affect our operating results and our efforts to achieve or maintain profitability. We cannot predict when, or if, we will become profitable in the future. Even if we achieve profitability, we may not be able to sustain it.

< 12 >

We have a significant working capital deficit and will need additional funding to support our operations and capital expenditures; sufficient funding may not be available to us, and the unavailability of funding could adversely affect our business.

As of June 30, 2008, we had a working capital deficit of approximately $1.12 million. We have no committed sources of additional capital to finance the expansion of our business. Due to our recurring losses, negative cash flows, working capital deficit, and accumulated deficits, the report of our independent registered public accounting firm dated April 12, 2008 expressed substantial doubt about our ability to continue as a going concern. For capital expenditures, we will need additional funds to continue our operations, expand our staffing, develop our advertising and mobile devise businesses, pursue business opportunities (such as licensing or acquisition of complementary technologies or businesses), react to unforeseen difficulties and respond to competitive pressures. We cannot assure that any financing other than the costly equity line of credit will be available to us at any time in the future, in amounts or on terms acceptable to us, or at all. Furthermore, the sale of additional equity or convertible debt securities may result in additional dilution to our existing stockholders. If adequate additional funds are not available, we may be required to delay, reduce the scope of or eliminate implementation of material parts of our business strategy, potentially including the development or acquisition of additional advertising and mobile device businesses and capabilities.

If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud.

We are subject to reporting obligations under the U.S. securities laws. The SEC, as required by Section 404 of the Sarbanes-Oxley Act of 2002, adopted rules requiring every public company to include in its annual report a management report on such company's internal controls over financial reporting which contains management's assessment of the effectiveness of the company's internal controls over financial reporting. In addition, an independent registered public accounting firm must attest to and report on management's assessment of the effectiveness of the company's internal controls over financial reporting. These requirements may first apply to our annual report on Form 10-K for the fiscal year ending December 31, 2008. Our management may conclude that our internal controls over financial reporting are not effective. Moreover, even if our management concludes that our internal controls over financial reporting are effective, our independent registered public accounting firm may still decline to attest to our management's assessment or may issue a report that is qualified if they are not satisfied with our controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. Our reporting obligations as a public company will place a significant strain on our management, operational and financial resources and systems for the foreseeable future. We are a young company with limited accounting personnel and other resources with which to address our internal financial controls and procedures. If we fail to timely achieve and maintain the adequacy of our internal financial controls, we may not be able to conclude that we have effective internal controls over financial reporting at a reasonable assurance level. Moreover, effective internal controls over financial reporting are necessary for us to produce reliable financial reports and are important to help prevent fraud. As a result, our failure to achieve and maintain effective internal controls over financial reporting could result in the loss of investor confidence in the reliability of our financial statements, which in turn could harm our business and negatively impact the market price of our common stock. Furthermore, we anticipate that we will incur considerable costs and use significant management time and other resources in an effort to comply with and the rules adopted by the SEC.

< 13 >

Our limited operating history and rapidly evolving business makes it difficult for us to accurately forecast revenues and expenses.

We have a limited operating history on which to base an evaluation of our business and prospects. Our operating results may fluctuate as a result of a number of factors, many of which are outside of our control. For these reasons, comparing our operating results on a period-to-period basis may not be meaningful, and you should not rely on our past results as an indication of our future performance. Our prospects must be considered in light of inherent risks, expenses, and difficulties encountered by companies in their early stages of development, particularly in new and evolving markets.

We commenced our advertising and mobile devices operations in April 2006 and have a very limited operating history for these operations. Our operating results to date relate principally to the mobile device business. Accordingly, you should consider our future prospects in light of the risks and uncertainties experienced by early stage companies in evolving industries, and in particular our future operations in China. Since October 2005, we have announced a number of proposed transactions to develop this business and which we believe will have a material impact on our operations for the fiscal year ended December 31, 2007 and beyond. As a result, it is difficult for us to predict future revenues and operating expenses. We based our expense levels, in part, on our expectations of future revenues from these transactions. If our advertising and mobile device business develops slower than we expect, our losses may be higher than anticipated, we may have to curtail parts of our business plan and to the market price of our stock may decline.

Some of the other risks and uncertainties of our business relate to our ability to:

-	offer new and innovative products and services to attract and retain a larger consumer base;
-	attract customers;
-	increase awareness of our brand and continue to develop consumer and customer loyalty;
-	respond to competitive market conditions;
-	respond to changes in our regulatory environment;
-	manage risks associated with intellectual property rights;
-	maintain effective control of our costs and expenses;
-	raise sufficient capital to sustain and expand our business;
-	attract, retain and motivate qualified personnel; and
-	upgrade our technology to support increased traffic and expanded services.
If we are unsuccessful in addressing any of these risks and uncertainties, our business may be materially and adversely affected.

The development of our business is dependent upon the completion and integration of acquisitions and other transactions that have only recently or not yet closed.

Our principal focus is on our advertising and mobile device businesses in the People's Republic of China which we are creating through the acquisition of various entities and assets, and organic growth. These potential acquisitions have not closed to date and may never close. Accordingly, it is difficult to evaluate our business based upon our historical financial results, including those for the year ended December 31, 2007 and for the six months ended June 30, 2008. Even if we closed potential acquisitions, our business will not be successful if we are unable to successfully operate and integrate the businesses we acquire. We expect to continually look for new businesses to acquire to maintain and sustain our operations. If we fail to identify such business, are unable to acquire such businesses on reasonable terms, or fail to successfully integrate such businesses, our operating results and prospects could be harmed.

< 14 >

We face significant competition and may suffer from a loss of users and customers as a result.

We expect to face significant competition in our advertising business, particularly from other companies that seek to provide similar services. Many of these competitors have significantly greater financial resources and more personnel than we do. They may also have longer operating histories and more experience in attracting and retaining and managing customers. They may use their experience and resources to compete with us in a variety of ways, including by competing more for users, customers, distributors, media channels and by investing more heavily in research and development and making acquisitions. If we fail to compete effectively, our business, financial condition and results of operation will be adversely affected.

Our business depends on a strong brand, and if we are not able to maintain and enhance our brand, our business and operating results may be harmed.

We believe that recognition of our brand will contribute significantly to the success of our business. We also believe that maintaining and enhancing our brand is critical to expanding our base of consumers and customers. As our market becomes increasingly competitive, maintaining and enhancing our brand will depend largely on our ability to remain as a advertising leader in China, which may be increasingly difficult and expensive.

We may face intellectual property infringement claims and other related claims that could be time-consuming and costly to defend and may result in our inability to continue providing certain of our existing services.

Technology and advertising companies are frequently involved in litigation based on allegations of infringement of intellectual property rights, unfair competition, invasion of privacy, defamation and other violations of third-party rights. The validity, enforceability and scope of protection of intellectual property, particularly in China, are uncertain and still evolving. In addition, many parties are actively developing and seeking protection for technologies, including seeking patent protection. There may be patents issued or pending that are held by others that cover significant aspects of our technologies, products, business methods or services. As we face increasing competition and as litigation becomes more common in China for resolving commercial disputes, we face a higher risk of being the subject of intellectual property infringement claims.

Intellectual property litigation is expensive and time consuming and could divert resources and management attention from the operations of our businesses. If there is a successful claim of infringement, we may be required to pay substantial fines and damages or enter into royalty or license agreements that may not be available on commercially acceptable terms, if at all. Our failure to obtain a license of the rights on a timely basis could harm our business. Any intellectual property litigation could have a material adverse effect on our business, financial condition or results of operations.

< 15 >

If we fail to attract customers for our advertising and convergent device business our growth prospects could be seriously harmed.

Our advertising customers will not maintain their business relationships with us if we cannot secure attractive ad/sign placements. In addition our distributors will not work with us if the convergent device does not sell well or does not have adequate sales margin for their sales channels. Failure to retain advertisers, customers, distributors or channel partners could seriously harm our business and growth prospects.

Because we primarily rely on distributors in distributing M.A.G.I.C. Convergent Devices, our failure to retain key distributors or attract additional distributors could materially and adversely affect our business.

We will rely heavily on a nationwide distribution network of third-party distributors for sales to, and collection of payment from, our corporate and consumer customers. If our distributors do not provide quality services to our consumer customers or otherwise breach their contracts with our consumer customers, we may lose customers and our results of operations may be materially and adversely affected. We will sign distributing agreements with our distributors, although we may not sign any long-term agreements with them, but we cannot assure that we can maintain favorable relationships with them. Our distribution arrangements will be non-exclusive. Furthermore, some of our potential distributors may have contracts with our competitors or potential competitors and may not sign distribution agreements with us. If we fail to retain our key distributors or attract additional distributors on terms that are commercially reasonable, our business and results of operations could be materially and adversely affected.

We may not be able to manage our expanding operations effectively.

We commenced our mobile device and advertising services operations in early 2006. We anticipate significant continued expansion of our business in 2008 as we focus growth in our consumer and customer base and market opportunities. To manage the potential growth of our operations and personnel, we will be required to improve operational and financial systems, procedures and controls, and expand, train and manage our growing employee base. Furthermore, our management will be required to maintain and expand our relationships with customers. We cannot assure that our current and planned personnel, systems, procedures and controls will be adequate to support our future operations.

< 16 >

Our success depends on the continuing efforts of our senior management team and other key personnel and our business may be harmed if we lose their services.

Our future success depends heavily upon the continuing services of the members of our senior management. If one or more of our senior executives or other key personnel are unable or unwilling to continue in their present positions, we may not be able to replace them easily or at all, and our business may be disrupted and our financial condition and results of operations may be materially and adversely affected. Competition for senior management and key personnel is intense, the pool of qualified candidates is very limited, and we may not be able to retain the services of our senior executives or key personnel, or attract and retain high-quality senior executives or key personnel in the future.

In addition, if any member of our senior management team or any of our other key personnel joins a competitor or forms a competing company, we may lose customers, distributors, know-how and key professionals and staff members. Each of our executive officers and key employees has entered into an employment agreement with us which contains confidentiality and non-competition provisions. Legal proceedings to enforce such provisions would be costly in both money and management time and such provisions may not be enforced or enforceable.

We rely on highly skilled personnel and if we are unable to retain or motivate key personnel or hire qualified personnel, we may not be able to grow effectively.

Our performance and future success depends on the talents and efforts of highly skilled individuals. We will need to continue to identify, hire, develop, motivate and retain highly skilled personnel for all areas of our organization. Competition in our industry for qualified employees is intense. Our continued ability to compete effectively depends on our ability to attract new employees and to retain and motivate our existing employees.

As competition in our industry intensifies, it may be more difficult for us to hire, motivate and retain highly skilled personnel. If we do not succeed in doing so, we may be unable to grow effectively.

We have limited business insurance coverage.

The insurance industry in China is still at an early stage of development. Insurance companies in China offer limited business insurance products. We do not have any business liability or disruption insurance coverage for our operations in China. Any business disruption, litigation or natural disaster may result in our incurring substantial costs and the diversion of our resources.

Any change of the indefinite status of any of our intangible assets may require us to record additional amortization expenses

Some of our intangible assets are characterized as indefinite intangible assets and therefore are not required to be amortized. Any changes of the conditions upon which we based categorization of these intangible assets as indefinite will likely require us to amortize these intangible assets over their economic life. Such additional amortization cost could adversely impact our net income and earnings per share.

< 17 >

RISKS RELATED TO DOING BUSINESS IN CHINA

PRC laws and regulations governing our businesses and the validity of certain of our contractual arrangements are uncertain. If we are found to be in violation, we could be subject to sanctions. In addition, changes in such PRC laws and regulations may materially and adversely affect our business.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including, but not limited to, the laws and regulations governing our business, or the enforcement and performance of our contractual arrangements with certain of our affiliated Chinese entities. We are considered foreign persons or foreign invested enterprises under PRC law. As a result, we are subject to PRC law limitations on foreign ownership of advertising companies. These laws and regulations are relatively new and may be subject to change, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness of newly enacted laws, regulations or amendments may be delayed, resulting in detrimental reliance by foreign investors. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively.

The PRC government has broad discretion in dealing with violations of laws and regulations, including levying fines, revoking business and other licenses and requiring actions necessary for compliance. In particular, licenses and permits issued or granted to us by relevant governmental bodies may be revoked at a later time by higher regulatory bodies. We cannot predict the effect of the interpretation of existing or new PRC laws or regulations on our businesses. We cannot assure you that our current ownership and operating structure would not be found in violation of any current or future PRC laws or regulations. As a result, we may be subject to sanctions, including fines, and could be required to restructure our operations or cease to provide certain services. Any of these or similar actions could significantly disrupt our business operations or restrict us from conducting a substantial portion of our business operations, which could materially and adversely affect our business, financial condition and results of operations.

Adverse changes in economic and political policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could adversely affect our business.

As our advertising and convergent devices business expands, we expect an increasing portion of our business operations to be conducted in China. Accordingly, our results of operations, financial condition and prospects are subject to a significant degree to economic, political and legal developments in China. China's economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. While China's economy has experienced significant growth in the past 20 years, growth has been uneven across different regions and among various economic sectors of China. The PRC government has implemented various measures to encourage economic development and guide the allocation of resources. Some of these measures benefit the overall PRC economy, but may also have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by governmental control over capital investments or changes in tax regulations that are applicable to us. Since early 2004, the PRC government has implemented certain measures to control the pace of economic growth. Such measures may cause a decrease in the level of economic activity in China, which in turn could adversely affect our results of operations and financial condition.

< 18 >

Our subsidiaries and affiliates are subject to restrictions on paying dividends and making other payments to us and we do not intend to pay cash dividends in the future.

As our advertising and convergent devices business develops, we expect to increasingly rely on dividends payments from our subsidiaries and affiliated entities in China. However, PRC regulations currently permit payment of dividends only out of accumulated profits, as determined in accordance with PRC accounting standards and regulations. Our subsidiaries and affiliated entities in China are also required to set aside a portion of their after-tax profits according to PRC accounting standards and regulations for certain reserve funds. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of China. We may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency. Furthermore, if our subsidiaries or affiliated entities in China incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If either we or our subsidiaries is unable to receive all of the revenues from our operations through these contractual or dividend arrangements we may be un able to declare dividends on our common stock. Moreover, we do not intend to pay cash dividends in the future, but to use any earnings to develop and grow our business.

Uncertainties with respect to the PRC legal system could adversely affect us.

We will conduct a substantial and increasing portion our business through subsidiaries and affiliated entities based in China. Our operations in China are governed by PRC laws and regulations. Our subsidiaries are generally subject to laws and regulations applicable to foreign investments in China and, in particular, laws applicable to wholly foreign-owned enterprises. The PRC legal system is based on written statutes. Prior court decisions may be cited for reference but have limited precedent value.

Since 1979, PRC legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system and recently-enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, because these laws and regulations are relatively new, and because of the limited published decisions and their non-binding nature, the interpretation and enforcement of these laws and regulations involve uncertainties. In addition, the PRC legal system is based in part on governmental policies and internal rules (some of which are not published on a timely basis or at all) that may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until after the occurrence of the violation. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.

< 19 >

Governmental control of currency conversion may affect the value of your investment.

The PRC government imposes controls on the conversion of RMB to foreign currencies and, in certain cases, the remittance of currencies out of China. As our internet and advertising business expands, we expect to derive an increasing percentage of our revenues in RMB. Under our current structure, we expect our income will be primarily derived from dividend payments from our PRC subsidiaries. Shortages in the availability of foreign currency may restrict the ability of our PRC subsidiaries and our affiliated entities to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy their foreign currency denominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from the PRC State Administration of Foreign Exchange by complying with certain procedural requirements. However, approval from appropriate government authorities is required when RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of bank loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our demands, we may not be able to pay dividends in foreign currencies to our stockholders, including holders of our common stock.

Fluctuation in the value of RMB may have a material adverse effect on your investment.

The value of RMB against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions. On July 21, 2005, the PRC government changed its decades-old policy of pegging the value of the RMB to the U.S. dollar. Under the new policy, the RMB is permitted to fluctuate within a narrow and managed band against a basket of foreign currencies. This change in policy has resulted in an approximately 2.0% appreciation of the RMB against the U.S. dollar. While the international reaction to the RMB revaluation has generally been positive, there remains significant international pressure on the PRC government to adopt a more flexible currency policy, which could result in a further and significant appreciation of the RMB against the U.S. dollar. As our internet and advertising business continues to grow, a greater portion of our revenues and costs will be denominated in RMB, while a significant portion of our financial assets may be denominated in U.S. dollars. We expect to rely significantly on dividends and other fees paid to us by our subsidiaries and affiliated entities in China. Any significant revaluation of RMB may materially and adversely affect our cash flows, revenues, earnings and financial position, and the value of, and any dividends payable on, our common stock in U.S. dollars. For example, an appreciation of RMB against the U.S. dollar would make any new RMB denominated investments or expenditures more costly to us, to the extent that we need to convert U.S. dollars into RMB for such purposes.

< 20 >

We may not be able to consolidate the financial results of some of our affiliated companies or such consolidation could materially adversely affect our operating results and financial condition.

For PRC regulatory reasons, much of our operations are/will be conducted through affiliated companies which currently are considered for accounting purposes as variable interest entities ("VIEs"), and we are considered the primary beneficiary, enabling us to consolidate its financial results in our consolidated financial statements. In the event that in the future a company we hold as a VIE would no longer meet the definition of a VIE, or we are deemed not to be the primary beneficiary, we would not be able to consolidate line by line that entity's financial results in our consolidated financial statements for PRC purposes. Also, if in the future an affiliate company becomes a VIE and we become the primary beneficiary, we would be required to consolidate that entity's financial results in our consolidated financial statements for PRC purposes. If such entity's financial results were negative, this could have a corresponding negative impact on our operating results for PRC purposes. However, any material variations in the accounting principles, practices and methods used in preparing financial statements for PRC purposes from the principles, practices and methods generally accepted in the United States and in the SEC accounting regulations must be discussed, quantified and reconciled in financial statements for United States and SEC purposes.

We face risks related to health epidemics and other outbreaks.

Our business could be adversely affected by the effects of SARS, Avian Flu or another epidemic or outbreak. China reported a number of cases of SARS in April 2004. Any prolonged recurrence of SARS or other adverse public health developments in China may have a material adverse effect on our business operations. For instance, health or other governmental regulations adopted in response may require temporary closure of Internet cafes, which is one of the avenues where users could access our websites, or of our offices. Such closures would severely disrupt our business operations and adversely affect our results of operations. We have not adopted any written preventive measures or contingency plans to combat any future outbreak of SARS or any other epidemic.

When we account for employee share options using the fair value method, such accounting treatment could significantly reduce our net income.

We issue securities including stock options to attract and retain employees. On December 16, 2004, the Financial Accounting Standard Board, or FASB, issued FASB Statement No. 123(R), Share-Based Payment, which requires a public company to recognize, as an expense, the fair value of stock options and other share-based compensation to employees at the first fiscal year that begins on or after June 15, 2005. Currently, we record share-based compensation to the extent that the fair value of the shares on the date of grant exceeds the exercise price of the option. We recognize compensation expense over the related vesting periods. See section "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS - Critical Accounting Policies for a more detailed presentation of accounting for share-based compensation plans" elsewhere in this Prospectus.

< 21 >

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements and information related to our business that are based on our current expectations and beliefs, including estimates and projections about our industry. Forward-looking statements may be identified by use of terms such as "anticipates," "expects," "intends," "plans," "seeks," "estimates," "believes" and similar expressions, although some forward-looking statements are expressed differently. Statements concerning our financial position, business strategy and plans or objectives for future operations are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict and may cause actual results to differ materially from management's current expectations. Such risks and uncertainties include those set forth herein under "Risk Factors." The forward-looking statements in this prospectus speak only as of the time they are made and do not necessarily reflect our outlook at any other point in time.Except as may be required under the federal securities laws, we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to read any further disclosures we make on related subjects in our Form 10-KSB, Form 10-QSB and Form 8-K reports to the Securities and Exchange Commission. Also note that under the caption "Risk Factors," we provide a cautionary discussion of risks, uncertainties and possibly inaccurate assumptions relevant to our businesses. These are factors that we think could cause our actual results to differ materially from expected and historical results. Other factors besides those listed in "Risk Factors," including factors described as risks in our filings with the Securities and Exchange Commission, could also adversely affect us.

< 22 >

EQUITY LINE OF CREDIT ARRANGEMENT

Summary

On December 7, 2006, we entered into the ELOC Agreement with TMC. TMC is an Israeli company affiliated with Meitav Investment House, which is a privately owned asset management and investment banking firm based in Israel.

Pursuant to the ELOC Agreement, we may, at our discretion, periodically sell shares of our Common Stock to TMC and TMC shall be obligated to purchase from us, up to an aggregate of $2.5 million (the "Commitment Amount") worth of shares of our Common Stock (the "Draw Down") during the 24 consecutive months commencing immediately after the effective date of the registration statement, of which this prospectus is a part, but in no event later than the 36 month anniversary of the date of the ELOC Agreement (the "Commitment Period"). As of the date of this report, the Company has made one Draw Down by selling 2,500,000 shares for cash proceeds of $50,000 received by the Company under the ELOC Agreement.

The amount of each draw down is subject to a minimum of $20,000 and a maximum amount of the lesser of $250,000 and the average daily dollar trading volume of the Common Stock during the 20 trading days immediately prior to the Draw Down Notice being delivered to TMC. Only one Draw Down shall be allowed in a period of ten (10) consecutive trading days including and immediately preceding the date on which the applicable notice is delivered to TMC (the "Draw Down Pricing Period"), and we may not exercise a draw down until the mandatory 5 trading days between Draw Down Pricing Period (the "Trading Cushion") has elapsed since the end of the previous Draw Down Pricing Period. TMC will pay us the purchase of the shares during each applicable Draw Down Pricing Period at the purchase price per share as determined below:-

-	First $500,000 draw down of the Commitment Amount
If	Then
(a) MP < $0.036	PP = 90% of MP
(b) MP > or = $0.036 and < or = $0.042	PP = 91% of MP
(c) MP > $0.042 and < or = $0.048	PP = 93% of MP
(d) MP > $0.048	PP = 96% of MP
-	Second $500,000 draw down of the Commitment Amount
If	Then
(a) MP < $0.036	PP = 91% of MP
(b) MP > or = $0.036 and < or = $0.042	PP = 92% of MP
(c) MP > $0.042 and < or = $0.048	PP = 94% of MP
(d) MP > $0.048	PP = 97% of MP
-	Third $500,000 draw down of the Commitment Amount
If	Then
(a) MP < $0.036	PP = 92% of MP
(b) MP > or = $0.036 and < or = $0.042	PP = 93% of MP
(c) MP > $0.042 and < or = $0.048	PP = 95% of MP
(d) MP > $0.048	PP = 98% of MP

< 23 >

-	Fourth $500,000 draw down of the Commitment Amount
If	Then
(a) MP < $0.036	PP = 93% of MP
(b) MP > or = $0.036 and < or = $0.042	PP = 94% of MP
(c) MP > $0.042 and < or = $0.048	PP = 96% of MP
(d) MP > $0.048	PP = 99% of MP
-	Fifth $500,000 draw down of the Commitment Amount
If	Then
(a) MP < $0.036	PP = 94% of MP
(b) MP > or = $0.036 and < or = $0.042	PP = 95% of MP
(c) MP > $0.042 and < or = $0.048	PP = 97% of MP
(d) MP > $0.048	PP = 100% of MP
Where MP = Market Price: the lowest closing price during the Draw Down Pricing Period;
PP = Purchase Price per Share

< 24 >

In addition, we may not request Draw Downs if the shares to be issued in connection with such Draw Downs exceeds 4.999% of the then issued and outstanding shares as reported in the Company's most recent periodic report filed with the SEC.

The number of shares purchased by TMC for each Draw Down (the "Draw Down Shares") shall be issued within one trading day of the end of the applicable Draw Down Pricing Period (the "Settlement Date"). The number of Draw Down Shares to be issued on a Settlement Date shall be equal to the dollar amount of the Draw Down divided by the lesser of the purchase price as calculated during the applicable Draw Down Pricing Period and, if the applicable Draw Down Shares are not delivered on or before the applicable Settlement Date, the purchase price as calculated during the applicable Draw Down Pricing Period, but assuming such Draw Down Pricing Period is extended through the trading day immediately prior to the date the applicable Draw Down Shares are actually delivered to TMC.

Pursuant to the ELOC Agreement, the effectiveness of the sale of the shares is conditioned upon our registering the shares with the SEC and obtaining all necessary permits or qualifying for exemptions under applicable state law. The costs associated with this registration will be borne by us.

Prior to entering into the ELOC Agreement, our Board of Directors considered several alternative financing proposals and methods, including equity lines of financing and debentures with other potential investors, other forms of private investment in private equity transactions, private placements and public offerings. The Board eventually determined that the financing arrangement with TMC was the best option in light of the terms of and amount of funding that was offered, the offer of both up-front cash and a longer term committed source of financing, the speed at which the financing could be arranged, and the overall terms and conditions of the financing.

< 25 >

Equity Line of Credit Arrangement Explained

Pursuant to the ELOC Agreement, we may periodically sell shares of Common Stock to TMC to raise capital to fund our working capital needs. The periodic sale of shares is known as a Draw Down. We may request a Draw Down five (5) trading days after the end of the prior Draw Down Pricing Period which is 10 days immediately following the issue of the Draw Down Notice to TMC.

Our right to deliver a Draw Down Notice is subject to fulfillment by us of certain conditions including (a) the registration statement relating to the resale by TMC of the shares to be issued must have been declared effective and must be effective on the date we deliver the advance notice, (b) there must not be any fundamental changes to the information set forth in this prospectus that would require us to file a post-effective amendment, (c) we must have performed, satisfied and complied in all material respects with all the covenants, agreements and conditions in the ELOC Agreement and related Registration Rights Agreement, (d) no proceeding shall have been commenced that may have the effect of prohibiting or adversely affecting any of the transactions contemplated by the agreement, and (e) the trading of our shares must not have been suspended by the SEC or the principal market (if any) on which the shares are traded.

We are also limited in our ability to request a Draw Down based on the number of shares we have registered on the registration statement, of which this prospectus is a part. For example, at an assumed market price of $0.05 per share (before taking into account the maximum discounts available of 10%), we may not be able to draw the entire gross proceeds of $2.5 million available under the ELOC Agreement with the 2,000,000 shares we are registering. We would be required to register 48 million additional shares at this assumed market price to obtain the entire $2.5 million available under the ELOC Agreement. In order to access all funds available to us under the ELOC Agreement with the 2,000,000 shares being registered in this offering, the average market price of the shares (before taking into account the maximum discount available of 10%) would need to be $1.25.

We may request Draw Downs under the ELOC Agreement once the underlying shares are registered with the SEC. Thereafter, we may continue to request draw downs until TMC has advanced the remaining $2.45 million or 24 months after the effective date of this registration statement on May 14, 2009, whichever occurs first.

In consideration for entering into the ELOC Agreement, we paid a commitment fee to TMC in the form of 12,500,000 shares. In addition, CMG also issued two (2) warrants to TMC as follows:-

-

a Warrant to purchase up to 15,625,000 shares of Common Stock with an exercise price equal to $0.030 per share, subject to adjustment, exercisable from the initial closing date on December 12, 2006 to May 12, 2009. At the date of this report, 500,000 warrant shares were exercised at an exercise price of $0.030 per share and the warrant now can purchase up to 15,125,000 shares of Common Stock at any exercise price equal to $0.030 per share; and

-

a Warrant to purchase up to 15,625,000 shares of Common Stock with an exercise price equal to $0.036 per share, subject to adjustment, exercisable from the initial closing date on December 12, 2006 to May 12, 2009.

< 26 >

We will be permitted not to effect an exercise of the two warrants to the extent that TMC's beneficial ownership of our shares remains lower than 4.99% of the number of shares outstanding immediately after giving effect to the issuance of shares issuable upon exercise of the warrants (the "Beneficial Ownership Limitation") held by TMC. A possibility exists that TMC and its affiliates may own up to 9.99% of our outstanding shares, at the election of TMC, upon not less than 61 days' prior notice to the Company to change the Beneficial Ownership Limitation to 9.99% of the outstanding shares upon exercise of the warrants.

We cannot predict the actual number of shares of Common Stock that will be issued pursuant to the ELOC Agreement, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of Draw Downs we intend to draw. Nonetheless, we can estimate the number of shares of our Common Stock that will be issued using certain assumptions.

As at the date of this report, we have issued the 2,000,000 shares of Common Stock registered for issuance under the ELOC Agreement at a price of $0.025 per share to TMC for gross proceeds of approximately $50,000. These shares would represent approximately 0.39% of our outstanding common stock upon issuance. On August 3, 2008 the ELOC Agreement was terminated.

USE OF PROCEEDS

          We will not receive any proceeds from the sale of shares by the Selling Stockholder. We will, however, receive proceeds of (a) up to $2,450,000 from the sale of shares under the ELOC Agreement, (b) up to $1,016,250 from the exercise of the warrants for 30,750,000 shares if the warrants are exercised for cash, and (c) up to $125,000 from the issuance of the 10% Convertible Debenture which are convertible to 5,208,333 shares of Common Stock.

At the date of this report, we have received (a) $50,000 for the sale of 2,000,000 shares under the ELOC Agreement, (b) $15,000 for the exercise of warrants for 500,000 shares at $0.03 per share and (c) $125,000 for the issuance of the Convertible Debentures. We will bear all the expenses of the offering, estimated to be $56,078.50 for registration fees, accounting and legal fees and printing, and except for discounts and commissions paid upon its sale of shares, the Selling Stockholder will bear no expenses. We intend to use the net proceeds for general working capital and other corporate purposes, including rolling out our advertising activities, product development and enhancement, selling and marketing activities, developing and maintaining distribution channels, and general and administrative purposes. Because we are not obligated to, and may decide not to, exercise any draw downs under the equity line agreement, we may not receive any sales proceeds under the equity line of credit agreement.

DIVIDEND POLICY

         We have never declared or paid cash dividends on our capital stock and do not anticipate declaring or paying cash dividends in the foreseeable future. Payments of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs, plans for expansion and other factors that our board of directors may deem relevant.

< 27 >

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our shares are quoted and traded from time to time on the OTC Bulletin Board under the symbol "CHMD". Although trading in our Common Stock has occurred on a relatively consistent basis, the volume of shares traded has been limited; the quotations are limited and sporadic at times.

The following table shows the reported quarterly high and low closing sales price for our shares within the last two fiscal years on the OTC Bulletin Board. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions. Investors should not rely on historical prices of our Common Stock as an indication of its future price performance. The closing price of our Common Stock on July 31, 2008 was $0.006 per share.

	Low	High
	------------------	-------------------

Year Ended December 31, 2008
First Quarter	$0.0055	$0.021
Second Quarter	$0.003	$0.013

Year Ended December 31, 2007
First Quarter	$0.021	$0.124
Second Quarter	$0.032	$0.08
Third Quarter	$0.026	$0.054
Fourth Quarter	$0.021	$0.0645

Year Ended December 31, 2006
First Quarter	$0.13	$0.71
Second Quarter	0.05	0.15
Third Quarter	0.03	0.06
Fourth Quarter	0.01	0.04

As of June 30, 2008, there were 51 holders of record of our Common Stock.

< 28 >

Securities Authorized for Issuance Under Compensation Plans
We have two equity compensation plans: (i) the 2002 Stock Option Plan and (ii) the 2007 Stock Incentive Plan. The following table presents information relating to these plans as of June 30, 2008 .
Plan Category	Number of Securities to be issued upon Exercise of outstanding options, warrants and rights	Weighted average of exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) and (b))
	(a)	(c)	(d)
---------------------------	---------------------	-----------------------	----------------------
Equity compensation plans approved by security holders	29,800,000	$0.0365	181,311,112
---------------------------	---------------------	-----------------------	----------------------

Equity compensation plans not approved by security holders	5,811,300	-	32,588,700
---------------------------	---------------------	-----------------------	----------------------

Total	35,611,300	$0.0365	213,899,812
---------------------------	---------------------	----------------------	----------------------

< 29 >

2002 Stock Option Plan

In October 2002, our Board of Directors authorized and approved the adoption of the 2002 Stock Option Plan effective the same date (the "2002 Stock Option Plan").

The purpose of the 2002 Stock Option Plan was to enhance our long-term stockholder value by offering opportunities to our directors, officers, employees and eligible consultants to acquire and maintain stock ownership in order to give these persons the opportunity to participate in our growth and success, and to encourage them to remain in our service.

The 2002 Stock Option Plan is administered by our Board of Directors or a committee ("Plan Administrator") appointed by and consisting of two or more members of our Board of Directors, which shall determine (i) the persons to be granted stock options under the 2002 Stock Option Plan; (ii) the number of shares subject to each option, the exercise price of each stock option; and (iii) whether the stock option shall be exercisable at any time during the option period of ten years or whether the stock option shall be exercisable in installments or by vesting only. The 2002 Stock Option Plan provides authorization to the Board of Directors to grant stock options to purchase a total number of shares not to exceed 211,111,112 shares as at the date of adoption by the Board of Directors. At the time a stock option is granted under the 2002 Stock Option Plan, the Plan Administrator shall fix and determine the exercise price at which shares may be acquired.

In the event an optionee ceases to be employed by or to provide services to us for reasons other than cause or voluntary resignation of position, any stock option that is vested and held by such optionee generally may be exercisable within up to one year after the effective date that his position ceases, and after such one year period any unexercised stock option shall expire. In the event an optionee ceases to be employed by or to provide services to us for reasons of cause or voluntary resignation from the position, any stock option that is vested and held by such optionee shall forthwith terminate.

No stock options granted under the 2002 Stock Option Plan will be transferable by the optionee other than by will or by the laws of descent and distribution following the optionee's death, and each stock option will be exercisable during the lifetime of the optionee subject to the option period of ten years or limitations described above.

The exercise price of a stock option granted pursuant to the 2002 Stock Option Plan shall be paid in full to us by delivery of consideration equal to the product of the number of shares covered multiplied by the exercise price.

The 2002 Stock Option Plan further provides that the Plan Administrator may grant to any key individuals who are employees eligible to receive options one or more incentive stock options to purchase the number of shares allotted by the Board of Directors (the "Incentive Stock Options"). The option price per share of Common Stock deliverable upon the exercise of an Incentive Stock Option shall be at least 100% of the fair market value of the shares and in the case of an Incentive Stock Option granted to an optionee who owns more than 10% of the total combined voting power of all classes of our stock, shall not be less than 110% of the fair market value. The option term of each Incentive Stock Option shall be determined by the Plan Administrator, and shall not commence sooner than from the date of grant and shall terminate no later than ten years from the date of grant, except for an optionee who owns more than 10% of the total combined voting power of all classes of our stock and whose Incentive Stock Option shall terminate no later than five year from the date of grant.

< 30 >

On December 23, 2006 and May 18, 2007, the Board of Directors authorized and approved the grant of stock options to acquire an aggregate of 21,800,000 shares and 12,300,000 shares respectively under the 2002 Stock Option Plan to key employees, directors and officers. In the fourth quarter, 4,300,000 stock options were cancelled due to resignation of optionholders.

As of June 30, 2008 there were a total of 29,800,000 outstanding stock options to purchase shares of our Common Stock under the 2002 Stock Option Plan.

2007 Stock Incentive Plan

On February 19, 2007, our Board of Directors authorized and approved the adoption of the 2007 Stock Incentive Plan effective the same date (the "2007 Stock Incentive Plan").

The purpose of the 2007 Stock Incentive Plan is to enhance our long-term stockholder value by offering opportunities to our directors, officers, employees and eligible consultants to acquire and maintain stock ownership in order to give these persons the opportunity to participate in our growth and success, and to encourage them to remain in our service.

The 2007 Stock Incentive Plan is to be administered by our Board of Directors or a committee ("Plan Administrator") appointed by and consisting of two or more members of our Board of Directors, which shall determine (i) the persons to be granted stock options under the 2007 Stock Incentive Plan; (ii) the number of shares subject to each option, the exercise price of each stock option; and (iii) whether the stock option shall be exercisable at any time during the option period of ten years or whether the stock option shall be exercisable in installments or by vesting only. The 2007 Stock Incentive Plan provides authorization to the Board of Directors to grant stock options to purchase a total number of shares, not exceed 38,400,000 shares as at the date of adoption by the Board of Directors. At the time a stock option is granted under the 2007 Stock Incentive Plan, the Board of Directors shall fix and determine the exercise price at which shares of our Common Stock may be acquired.

In the event an optionee ceases to be employed by or to provide services to us for reasons other than cause, retirement, disability or death, any stock option that is vested and held by such optionee generally may be exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. The Plan Administrator shall have complete discretion either at the time an option is granted or at any time while the option remains outstanding, to i) extend the period of time which the option is to be exercisable following the optionees cessation of service, but not beyond the expiration of the option term and/or ii) permit the option to be exercised after the cessation of employment of both vested and unvested options at the time of cessation of employment.

No stock options granted under the 2007 Stock Incentive Plan will be transferable by the optionee other than by will or by the laws of descent and distribution following the optionee's death, and each stock option will be exercisable during the lifetime of the optionee subject to the option period of ten years or limitations described above. The options can be assigned in whole or in part during the Optionee's lifetime to one or more members of the optionee's immediate family, provided the assignment is connected to estate planning or pursuant to a domestic relations order.

< 31 >

The exercise price of a stock option granted pursuant to the 2007 Stock Incentive Plan shall be paid in full to us by delivery of consideration equal to the product of the number of shares multiplied by the exercise price. Any stock option settlement, including payment deferrals or payments deemed made by way of settlement of pre-existing indebtedness from the Company may be subject to such conditions, restrictions and contingencies as may be determined by the Plan Administrator.

The 2007 Stock Incentive Plan further provides that, subject to the provisions of the 2007 Stock Incentive Plan and prior Stockholder approval, the Board of Directors may grant to any key individuals who are our employees eligible to receive options, one or more incentive stock options to purchase the number of shares of Common Stock allotted by the Board of Directors (the "Incentive Stock Options"). The option price per share of Common Stock deliverable upon the exercise of an Incentive Stock Option shall be at lease 100% of the fair market value of the Common Shares of the Company and in the case of an Incentive Stock Option granted to an optionee who owns more than 10% of the total combined voting power of all classes of our stock, shall not be less than 110% of the fair market value of our Common Stock. The option term of each Incentive Stock Option shall be determined by the Plan Administrator, which shall not commence sooner than from the date of grant and shall terminate no later than ten years from the date of grant of the Incentive Stock Option, except for optionee who owns more than 10% of the total combined voting power of all classes of our stock whom shall terminate no later than five year from the date of grant of the Incentive Stock Option.

On March 8, 2007, we registered 38,400,000 shares underlying stock options under the 2007 Stock Incentive Plan with the SEC pursuant to a registration statement on Form S-8.

As of June 30, 2008, we have issued 5,811,300 shares under the 2007 Stock Incentive Plan, and there were no outstanding stock options to purchase shares of our Common Stock under the 2007 Stock Incentive Plan.

< 32 >

Penny Stock Regulations

Our Common Stock has always traded at a price less than $5 a share and therefore is deemed a "penny stock" subject to the SEC rules governing "penny stocks."

A "penny stock" is any stock that:

-	sells for less than $5 a share,
-	is not listed on an exchange or authorized for quotation on the Nasdaq Stock Market, and
-	is not a stock of a "substantial issuer." The Company is not now a "substantial issuer" and cannot become one until it has net tangible assets of at least $5 million, which it does not now have.
There are statutes and regulations of the Securities and Exchange Commission that impose strict requirements on brokers that recommend penny stocks.

The Penny Stock Suitability Rule

Before a broker-dealer can recommend and sell a penny stock to a new customer who is not an institutional accredited investor, the broker-dealer must obtain from the customer information concerning the person's financial situation, investment experience and investment objectives. Then, the broker-dealer must "reasonably determine":

-	that transactions in penny stocks are suitable for the person and
-	the person, or his/her advisor, is capable of evaluating the risks in penny stocks.

After making this determination, the broker-dealer must furnish the customer with a written statement describing the basis for this suitability determination. The customer must sign and date a copy of the written statement and return it to the broker-dealer.

Finally the broker-dealer must also obtain from the customer a written agreement to purchase the penny stock, identifying the stock and the number of shares to be purchased.

< 33 >

The above required procedures often delay a proposed transaction and may cause some broker-dealer firms to adopt a policy of not allowing their representatives to recommend penny stocks to their customers.

The Penny Stock Suitability Rule, described above, and the Penny Stock Disclosure Rule, described below, do not apply to the following:

-	transactions not recommended by the broker-dealer,
-	sales to institutional accredited investors,
-

sales to "established customers" of the broker-dealer - persons who either have had an account with the broker-dealer for at least a year or who have effected 3 purchases of penny stocks with the broker-dealer on 3 different days involving three different issuers, and

-	transactions in penny stocks by broker-dealers whose income from penny stock activities does not exceed five percent of their total income during certain defined periods.

The Penny Stock Disclosure Rule

Another SEC rule - the Penny Stock Disclosure Rule - requires a broker-dealer, who recommends the sale of a penny stock to a customer to furnish the customer with a "risk disclosure document." This document includes a description of the penny stock market and how it function its inadequacies and shortcomings, and the risks associated with investments in the penny stock market. The broker-dealer must also disclose the stock's bid and ask price information and the dealer's and salesperson's compensation for the proposed transaction. Finally, the broker-dealer must furnish the customer with a monthly statement including specific information relating to market and price information about the penny stocks held in the customer's account.

Effects of the Rule

We believe that the above penny stock regulatory scheme imposes market impediments on the sale and trading of penny stocks and limits a stockholder's ability to resell a penny stock.

Our shares likely will continue to trade below $5 a share for the foreseeable future and to be, for some time at least, a "penny stock" subject to the penny stock regulations described above.

< 34 >

CAPITALIZATION

The following table sets forth our total capitalization as of June 30, 2008.
As of June 30, 2008
US$

Stockholders' equity:
Common stock; 85,000,000,000 shares authorized; no par value per share; 524,132,450 shares issued and outstanding	7,428,902
Additional paid-in capital	1,549,837
Shares issued for prepaid consulting fees	(78,668)
Comprehensive income	46,712
Accumulated deficits	(4,268,983)
-------------------
Total stockholders' equity	4,677,800
===========

< 35 >

MANAGEMENT'S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion contains forward looking statements that involve risks and uncertainties. Our actual results could differ substantially from those anticipated in these forward looking statements as a result of many factors, including those set forth under "Risk Factors" and elsewhere in this prospectus. The following discussion should be read together with our financial statements and related notes thereto included elsewhere in this prospectus.

Plan of operations

OUR PLAN OF OPERATION FOR THE NEXT TWELVE MONTHS.

We hope to generate additional revenues in the next twelve months by engaging business operations through internal growth and through strategic acquisitions and cooperative advertising agreements, as described more fully under "Overview" above.

We have cash and cash equivalents of $52,166 as of June 30, 2008; a decrease from the previous period end of December 31, 2007. In the opinion of management, these funds will not satisfy our working capital requirements to operate at our current level of activity for the next twelve months. To effectuate our business plan, during the next twelve months, we must arrange for adequate funding to implement our plans of increasing our advertising offerings and promote our advertising services, through cooperation agreements and otherwise.

Financing and funding

On or about December 7, 2006, the Company entered into an Equity Line of Credit Arrangement with a private equity firm that will purchase up to US$2.5 million of our Common Stock under certain conditions after we have successfully registered the Registration Statement with the SEC. On the same date, the Company entered into a Debenture Purchase Agreement with the same party a $125,000 convertible debenture under certain conditions. Details of both financing arrangements can be found on the Company's filing on the SEC website. The Company intends to use this funding to for working capital and to aggressively roll out its business plans. At the date of this report, the Company has draw down US$50,000 on the Equity Line of Credit but has received $125,000 under the Debenture Purchase Agreement. Furthermore the private equity firm has exercised US$15,000 in warrants. In April 2008, the Company repaid the $125,000 Convertible Debenture. In August 2008, the Company terminated the ELOC Agreement except for the stock warrants issued pursuant to the ELOC Agreement.

Management intents intends to continue to raise additional financing through debt and equity financing or other means and interests that it deems necessary, with a view to implementing our business plan and building a revenue base. We plan to use the proceeds of such financings to provide working capital to our operations and increase our capital expenditure for marketing and working with our co-operative partners. There can be no assurances that sufficient financing will be available on terms acceptable to us or at all. Our forecast for the period for which financial resources will be needed to support our operations involves risks and uncertainties and actual results could fail as a result of a number of factors.

<36>

Specifically, we hope to accomplish the steps listed below to implement our business plan. We estimate that we will require approximately $2,000,000 to commence operations as envisioned below during the next twelve months. The figures and steps outlined below are estimates only, and our actual progress and cost may vary from these estimates and is subject to our ability to obtain adequate funding. Such additional capital may be raised through public or private equity financing, borrowings, or other sources, such as contributions from our officers and directors. If we are unable to obtain funds necessary to implement our business plan, we may revise or scale back our business plan.

Over the course of the next two years, subject to available resources, we propose to build up our advertising presences to over 5 regional offices in China. Over the next two years, we also propose to acquire strategic partners that have existing operations in cities or regions to grow our business by acquisition and through cooperation agreements and otherwise, subject to available funding. Additional support staff may be hired as necessity and resources dictate within the next twelve months.

We are not currently conducting any research and development activities, other than the continual development of our website in both English and Chinese. We do not anticipate conducting such activities in the near future. In the event that we expand our business scope, then we may need to hire additional employees or independent contractors as well as purchase or lease additional equipment.

Results of operation.
FOR THE THREE MONTHS AND SIX MONTHS PERIODS ENDED JUNE 30, 2008 COMPARED TO THE THREE MONTHS AND SIX MONTHS PERIODS ENDED JUNE 30, 2007.

REVENUES.

For the three months period ended June 30, 2008, the Group has realized revenue of $26,126 and a cost of revenue of $11,803, achieving a gross profit of $14,323. For the three months period ended June 30, 2007, the Group has realized revenue of $34,467 and a cost of revenue of $23,142, achieving a gross profit of $11,325. We hope to generate additional revenues when we begin to receive contracts from clients or through acquisitions. Depending upon the availability of operating capital, we intend to expand our operations in the next 12 months.

For the six months period ended June 30, 2008, the Group has realized revenue of $51,401 and a cost of revenue of $27,960, achieving a gross profit of $23,441. For the six months period ended June 30, 2007, the Group has realized revenue of $61,301 and a cost of revenue of $43,389, achieving a gross profit of $17,912. We hope to generate additional revenues when we begin to receive contracts from clients or through acquisitions. Depending upon the availability of operating capital, we intend to expand our operations in the next 12 months.

OPERATING EXPENSES.

For the three month period ended June 30, 2008, our gross profit was $14,323 and our total operating expenses were $233,603, all of which were selling, general and administrative expenses. We also had $42,524 in interest expenses and loss attributable to minority interests of $6,333, so that the net loss to our shareholders for the three months period ended June 30, 2008 was $255,471. This is in comparison to the same period ended June 30, 2007, where our gross profit was $11,325 and our total operating expenses were $339,888, all of which were selling, general and administrative expenses. We also had $24,950 in interest expenses and loss attributable to minority interests of $4,532, so that the net loss to our shareholders for the three months period ended June 30, 2007 was $348,981.

< 37 >

For the six month period ended June 30, 2008, our gross profit was $23,441 and our total operating expenses were $615,989, all of which were selling, general and administrative expenses. We also had $37 in interest income, $105,903 in interest expenses and loss attributable to minority interests of $11,720, so that the net loss to our shareholders for the six months period ended June 30, 2008 was $686,694. This is in comparison to the same period ended June 30, 2007, where our gross profit was $17,912 and our total operating expenses were $685,662, all of which were selling, general and administrative expenses. We also had $28,463 in interest expenses, $243,000 in impairment in investment and loss attributable to minority interest of $4,532, so that the net loss to our shareholders for the six months period ended June 30, 2007 was $934,681.

Liquidity and Capital Resources

As at June 30, 2008, the Company had cash and cash equivalents totaling $52,166, other current assets of $468,787 and non-current assets totaling $7,974,589 which were represented by $44,913 in fixed assets, $138,000 in distribution rights and $7,791,676 in goodwill. The total assets of the Company were $8,495,542 as of June 30, 2008. We also had current liabilities of $1,641,658 which were represented by $30,952 in accounts payable, $509,388 in accruals, $91,200 in short term debt, $1,010,118 due to related parties as of June 30, 2008. We also had $2,000,000 in long-term shareholders loan and $176,084 in minority interests as of June 30, 2008, making our total liabilities $3,817,742

At present the Company does not have sufficient cash resources to provide for all general corporate operations in the foreseeable future. The Company will be required to raise additional capital in order to continue to operate in fiscal 2008.

The net proceeds that the Company have received from the Selling Stockholder after deducting the total possible payments (other than the principal amount of the debenture of $125,000) to the Selling Stockholder and any of its affiliates in the first year following the sale of the Convertible Debentures, is $84,826. The summary of payments in respect the Convertible Debentures are disclosed in the following table.

Issue Date	Gross Proceeds	Interests(1)	Commission(2)	Net Proceeds
------------------	------------------	------------------	-----------------	-----------------
December 12, 2006	$50,000	$5,000	$11,944	$33,056
March 27, 2007	$75,000	$7,500	$17,917	$51,770
	-------------	-------------	-------------	-------------
	$125,000	$12,500	$29,861	$84,826

(1) The interests payments are calculated based on the 10% per annum payable on the earlier of the one year anniversary of the issue date or the conversion date. The Debenture Purchase Agreement provides that interest shall be calculated on the basis of a 360-day year, consisting of twelve 30 calendar day periods, and shall accrue daily commencing on the issue date of the debenture until payment in full of the principal sum, together with all accrued and unpaid interest, liquidated damages and other amounts which may become due hereunder, has been made.

(2) The commission payment is paid to an independent third party who will receive a 10% commission on the cash received by the Company in cash and in warrants to subscribe for common shares at a price of $0.036 per share. The total commission payment is the aggregate of the cash commission of $12,500 and the warrants to subscribe up to a total of 347,221 shares in the Company, which are valued at $17,361 at an assumed price of $0.05 per share.

On April 4, 2008, the Company repaid the total of $139,198 (principal plus accrued interest) to TMC for the repayment of the $125,000 Convertible Debenture.

< 38 >

The following table summarizes the Selling Stockholder's possible net benefits on the Convertible Debentures and the Warrants and as a percentage of the net proceeds received by the Company.
	Gross proceeds received/to be received from the Selling Stockholder	Expenses and payments paid to the Selling Stockholder and its affiliates	Commission payments to third party	Net proceeds received by us	Total possible profit Selling Stockholder may realize on the discount to the Market Price	Percentage of the Expenses and Benefits to Selling Stockholder over the Net Proceeds received by Company
	---------------------	-----------------------	---------------------	---------------------	-------------------------	------------------------
		(A)	(B) (4)	(C)	(D) (3)	(A+B+C)/C)

Convertible Debentures	$125,000	60,313(5)	$29,861	$34,826	$75,643	360%

Warrants	$1,031,250	$237,500(1)	$259,375	$534,375	($343,750) (2)	28%

(1) The expenses are in respect of the 12,500,000 shares issued as a commitment fee in the ELOC Agreement in which the Warrants form part of the Agreement. For simplicity, we have included the entire amount of the commitment fee against the Warrants for the purpose of the above calculation. Includes a payment of $10,000 for the legal and due diligence expenses of the Selling Stockholder, paid upon signing the term sheet for the line of credit arrangement.

(2) The negative amount represents a premium to the market price.

(3) The possible profit/benefit and expenses to the Selling Stockholder is negative, representing that the Selling Stockholder did not receive a net benefit in these securities.

(4) The commission payment is paid to an independent third party who will receive a 10% commission on the cash received by the Company in cash and in warrants to subscribe at a price of $0.036 per share. The total commission payment in respect of the Convertible Debenture is the aggregate of the cash commission of $12,500 and the warrants to subscribe up to a total of 347,221 shares in the Company, which are valued at $17,361 at an assumed price of $0.05 per share. The total commission payment in respect of the Warrants is the aggregate of the cash commission of $103,125 and the warrants to subscribe up to a total of 3,125,000 shares in the Company, which are valued at $156,250 at an assumed price of $0.05 per share.

(5) On January 4, 2008 the Company entered into a Second Amendment Agreement with TMC to issue 2,631,579 shares as consideration for extending the repayment date for the First Tranche repayment for the $125,000 Convertible Debenture to March 28. 2008. On April 4, 2008, the Company repaid the total of $139,198 (principal plus accrued interest) to TMC for the repayment of the $125,000 Convertible Debenture.

The discount from market price for the common shares delivered to the Selling Stockholder pursuant to the line of credit arrangement range from 4% to 10%, depending upon whether the market price is less than or more than the formula price and the total amount of the draw downs. The exercise price of the warrants range from 25% to 50% above the formula price.

< 39 >

Going Concern

The Company's financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has experienced significant losses from operations in recent periods. For the three months ended June 30, 2008 the Company incurred net losses of $255,471 and has accumulated losses of $4,268,983 as at June 30, 2008. The Company's ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered in developing markets and the competitive environment in which the Company operates. The Company is pursuing financing for its operations and seeking additional investment. In addition, the Company is seeking to expand its revenue base by adding new customers and to start out its advertising business. Failure to secure such financing, to raise additional equity capital and to expand its revenue based may result in the Company depleting its available funds and not being able to pay its obligations. These financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Off Balance Sheet Arrangements

As of June 30, 2008, there were no off balance sheet arrangements. The Company has no off-balance sheet obligations nor guarantees and has not historically used special purpose entities for any transactions.

Capital Expenditure Commitments

We had no material capital expenditures for the period ended June 30, 2008. However we expect to invest approximately $250,000 in capital expenditures over the next 12 months, for building advertising signages and advertising equipment.

< 40 >

Critical Accounting Policies and Estimates

Critical Accounting Policies
---------------------------------------

We prepare our consolidated financial statements in accordance with accounting principles generally accepted in the United States, and make estimates and assumptions that affect our reported amounts of assets, liabilities, revenue and expenses, and the related disclosures of contingent liabilities. We base our estimates on historical experience and other assumptions that we believe are reasonable in the circumstances. Actual results may differ from these estimates.

The following critical accounting policies affect our more significant estimates and assumptions used in preparing our consolidated financial statements.

Revenue Recognition
-------------------------------

In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred; the sales price to the customer is fixed or determinable, and collect ability is reasonably assured. The following policies reflect specific criteria for the various revenues streams of the Company:

Revenue is recognized at the time the product is delivered. Provision for sales returns will be estimated based on the Company's historical return experience. Revenue is presented net of returns.

Stock-Based Compensation
----------------------------------------

The Company accounts for equity instruments issued to employees for services based on the fair value of the equity instruments issued and accounts for equity instruments issued to other than employees based on the fair value of the consideration received or the fair value of the equity instruments, whichever is more reliably measurable.

The Company accounts for stock based compensation in accordance with SFAS 123, "Accounting for Stock-Based Compensation." The provisions of SFAS 123 allow companies to either expense the estimated fair value of stock options or to continue to follow the intrinsic value method set forth in APB Opinion 25, "Accounting for Stock Issued to Employees" (APB 25) but disclose the pro forma effects on net income (loss) had the fair value of the options been expensed. The Company has elected to continue to apply APB 25 in accounting for its stock option incentive plans.

In December 2004, the FASB issued SFAS 123R "Share-Based Payment". This Statement requires that the cost resulting from all share-based transactions be recorded in the financial statements. The Statement establishes fair value as the measurement objective in accounting for share-based payment arrangements and requires all entities to apply a fair-value-based measurement in accounting for share-based payment transactions with employees. The Statement also establishes fair value as the measurement objective for transactions in which an entity acquires goods or services from non-employees in share-based payment transactions. The Statement replaces SFAS 123 "Accounting for Stock-Based Compensation" and supersedes APB Opinion No. 25 "Accounting for Stock Issued to Employees". The provisions of this Statement became effective during the fiscal year ended September 30, 2006.

< 41 >

Recently Issued Accounting Pronouncements
------------------------------------------------------------------

Recently issued accounting pronouncements and their effect on us are discussed in the notes to the financial statements in our December 31, 2007 audited financial statements.

BUSINESS

Company

Our mission is to become one of China's leading new age media companies through the use of new technologies and devices combined with traditional media of TV, Newspapers, Magazines, Billboards and Internet to reach today's mobile society. In order to facilitate our mission, the Company initially established 4 strategic business units: "Television", "Advertising" "Print" and "Telecommunications and Mobile Computing". In February 2007, we formed a new Products Services Unit to build brands and to take advantage of our contacts, distribution network and trading opportunities.

History and Overview

The Company was incorporated in Texas on October 1, 2002 and was originally formed to be a frozen drink machine rental service. It was intended to specialize in renting frozen drink machines for gatherings such as wedding receptions, birthday parties, football parties, anniversaries, family reunions, weekend barbeques, social functions and fund raising events, as well as any other type of occasion. From the beginning, this business was at the first stage of development and the primary focus was on continuing to develop and revise our business strategies.

In January 2005, the Company changed its name to International Debt Exchange Associates Inc., reflecting the Company's intent to become a diverse company through mergers and acquisitions and still maintained the current business as a frozen drink machine rental service.

In September 2005, the Company changed its board of directors which had since changed the Company name to China Media Group Corporation to reflect the Company's intent to focus all its efforts in advertising and media in the emerging China market. Under new management, the Company commenced to position the Company to capitalize on the growth of the Chinese advertising market where, we believe, global companies are rushing into China to try to grab and hold the attention of its 1.3 billion citizens.

In April 2006, our Telecommunications and Mobile Computing business unit commenced selling mobile devices. We expect that in 2007 our advertising business unit will commence its operations through the recently announced acquisition of Beijing Ren Ren Health Culture Promotion Limited ("Beijing Ren Ren"). Through the acquisition of Beijing Ren Ren we will gain access to outdoor advertising placements.

In February 2007, we also formed a new Trading Services unit to build brands and to take advantage of our contacts, distribution network and trading opportunities.

< 42 >

On March 13, 2007, the Company acquired 100% of the issued and outstanding shares of Good World Investments Limited, which owns 50% of the registered capital of Beijing Ren Ren Health Culture Promotion Limited ("BRR"). BRR is working with the Chinese Government on a benevolent project named "Great Wall of China Project" to advertise and promote health education and health awareness in China. We believe BRR provides a strategic advertising platform for us to launch our advertising operations in China as it is can advertise in hospitals and districts in China.

Our activities are based predominately in the People's Republic of China ("PRC").

Corporate Strategy

Our goal is to become one of China's leading new age media companies through the use of new technologies and devices combined with traditional media of TV, Newspapers, Magazines, Billboards and Internet to reach today's mobile society. Key elements to our strategy include the following:

-

Integrate our acquired businesses. We have completed our first acquisition in the first half of 2007. We intend to complete the integration of this acquisition in 2007 and leverage the efficiencies and expand the business scope that we believe can be obtained.

-

Increase our value to customers by developing a nationwide advertising platform. We intend to develop a nationwide advertising platform in China so that our customers can conduct country wide advertising through one supplier.

-

Increase our value with the healthcare industry to advertise through us. We intend to expand on the ad/sign placement at hospitals so that we can create a network of hospitals for the healthcare companies to advertise.

-	Increase our brand awareness. We intend to increase market awareness of our brand and services through leveraging our advertising platform for our select product and services.
-

Continue to explore complimentary acquisitions. We intend to continue to seek acquisitions of companies or strategic relationships that will allow us to acquire more ad/sign placements or to develop more distribution channels or create more applications for our M.A.G.I.C. Convergent device.

< 43 >

Products & Services Overview

Although we have established 5 business units, only three units have started its activities: Advertising, Telecommunications and Mobile Computing, and Products Services. A brief description of these three business units' corporate strategies are described below.

Advertising Unit
-----------------------

Our principal focus is on our China based advertising with the recent announced acquisition of Beijing Ren Ren Health Culture Promotion Limited. Beijing Ren Ren has a nationwide advertising license to undertake the program of promoting health education and health awareness under the United Nations Millennium Development Goals Program which has been named the Great Walls of China Project in China. Beijing Ren Ren has the license to advertise in hospitals and as well the right to three outdoor signs in every district in China.

Our strategy in the advertising unit is to secure ad placements with our partners and through acquisitions, and then work with advertising agencies to sell these ad placements. Some of the upcoming tasks are:

-	commencing selling the 800 approved sign/ad placements in Chao Yang district in Beijing;
-	finalize negotiations on the agreement to acquire 9 billboard signs from Harbin Shendong Advertising Co. Limited; and
-	continue to work with our cooperative partners in China to develop advertising revenue.

< 44 >

Our goal is to develop a network of nationwide ad/sign locations in China on our own or through our cooperative partners so that we can offer to our customers nationwide advertising coverage. We will specialize our ad placements in major cities and working with the governmental bodies to secure high profile ad placement sites.

Furthermore, we will undertake the advertising works inside/outside of the hospitals to specialize in advertising in the health sector. We have about 20 signs in the Beijing No. 6 hospital and we also have a cooperative arrangement with Changsha Central Hospital. Our strategy is to bring domestic and international healthcare companies to advertise at these hospitals. Our goal is to work with hospitals nationwide so that we can advertise our health promotion and health education messages all across China.

Telecommunications and Mobile Computing Unit
---------------------------------------------------------------------

Advertising through mobile devices is becoming more prominent to reach the mobile society of today. The goal of the Telecommunications and Mobile Computing Unit is to provide the Company with entry into the new sector of advertising through telecommunication media and devices. Our strategy on gaining access through telecommunication media is through cooperation with existing networks or to establish select networks. One example is our letter of intent with DreamWorks Movie & TV Culture Media Co. Ltd to jointly develop a mobile TV network in Hunan Province and advertising on such mobile network. However our longer term strategy is to partner with network operators to provide extensive network access for our advertising media. We have secured the distribution rights for M.A.G.I.C. Convergent Device for the territory of China and Hong Kong. M.A.G.I.C. is a next generation convergent device that has the full capabilities of a notebook computer shrink to a size of a PDA phone. The Company received the prototype unit in May 2006 and is still conducting compliance, functional, stability, load and usability testing on the device prior to testing by our resellers and partners. We expect that the compliance testing to be complete by the end of the May 2007. We expect the M.A.G.I.C. Device will provide us with a unique device to enter the information and advertising sector to the mobile society.

In January 2007, the Company acquired an 18% interests in Guangzhou Waho Culture Co., Ltd. ("Waho"), a company in the business of online advertising with specifically a contract to do the print and online edition of Yellow Pages for Guangdong Province for China Tietong Communications Co., Ltd., one of the licensed telecommunications carriers in China. This investment provides us an entry into this online portal and possible future collaboration between Waho's online portal with our advertising and technology platforms.

Products Services Unit
--------------------------------

We have commenced a Products Services Unit to build brands and to take advantage of our contacts, distribution network and trading opportunities. We will leverage off our advertising platform to develop our own brands for select products. This will uniquely position our Product Services for brand awareness and as well as develop a long term business unit that will serve both consumers and industries.

< 45 >

Marketing & Sales Overview

We plan to secure ad/sign placements in districts in China under our Great Walls of China Project. We plan to approach international advertising firms for them to place out the advertising on these ad/sign placements on either an agent or outsourced basis. We plan to work with our government sponsors to secure ad/sign placements. We will recruit a team to manage the 10 largest cities in China where we would secure, manage and administer ad/sign placements for these cities. For the other cities we will look for partners or agents to work with us to secure ad/sign placements. Once we have certain ad/sign placements, we will approach advertising agencies to sell these ad/sign placements to their customers.

For our M.A.G.I.C. Convergent devices, we will sell through distribution channels, network operators and small enterprises. We will approach distribution channels and network operators in Hong Kong and China to sell the M.A.G.I.C. Device. We will also sell to certain enterprises that will take advantage of the special functions in M.A.G.I.C. Device and customize to their operational needs. Select firms that we will target are transportation and logistic companies, courier companies, and direct sales companies. We will also target corporate and financial executives to customize the M.A.G.I.C. Device to their requirements. To sell this high value product with innovative applications, we plan to employ business development teams focused on creating high-value strategic customers and business alliances.

For our Products Services unit, we will work with our advertisers to cross promote and sell their products. In some cases, we will look to develop our own brands. We will employ a small team to handle enquires and to provide support to our advertising customers.

Industry Overview and Competition

The key to our success is the occupation of prime advertising locations throughout China. The premium locations with heavy pedestrian traffic are not common but are the focus of all advertising agencies and media owners. Our differentiator is our ability to secure advertising locations under the Beijing Ren Ren's Great Wall of China project. So far, we have been able to secure some locations both in hospitals and in Chao Yang district because of our partners in Beijing Ren Ren. Under the Great Wall of China Project, we will be able to access to at least 3 signs in each district in China. There is competition in the market but the market is also very big and growing. We believe there is ample room for our Company to grow in the China market.

With the emergence of newer convergent device technologies, there is an opportunity for us to offer convergent devices and applications and solutions that have more functionality than traditional mobile devices, are easier to integrate with existing data and video applications and systems, and are easier to maintain and administer. We believe that the rate of adoption of convergent device and its applications and solutions by corporate executives and innovative applications will accelerate the adaptation of our M.A.G.I.C. Convergent device as more secure, and more functional, internet-based applications. We believe mobile executives will recognize the benefit of having notebook functionality in a handheld device combined with video and data capabilities.

Based on these trends, the capacity provided by our advertising and convergent devices, we believe we are well-positioned to offer advertising on a nationwide basis by combining both traditional and new age advertising for the mobile society.

< 46 >

Governmental Regulation

We are subject to federal, state and local laws and regulations applied to businesses in general. We believe that we comply with the requirements in China for any licenses or approvals to pursue our proposed business plan. In locations where we operate, the applicable laws and regulations are subject to amendment or interpretation by regulatory authorities. Generally, such authorities are vested with relatively broad discretion to grant, renew and revoke licensee and approvals, and to implement regulations. Licenses may be denied or revoked for various reasons, including the violation of such regulations, conviction of crimes and the like. Possible sanctions which may be imposed include the suspension of individual employees, limitations on engaging in a particular business for specific periods of time, revocation of licenses, censures, redress to customers and fines. We believe that we are in conformity with all applicable laws in all relevant jurisdictions. We may be prevented from operating if our activities are not in compliance and must take action to comply with the relevant laws and regulations.

China has a long standing law on the ownership of advertising agencies but not the advertising placements locations. The onus is placed on the advertising agency to ensure proper contents in the advertisement. One of the WTO requirements is for China to relax the advertising agency ownership requirements. Our China subsidiaries are only subject to regular business laws in China.

We have posted our privacy policy and practices concerning the use and disclosure of any consumer information collected on our website, www.chinamediagroup.net. Any failure by us to comply with posted privacy policies, Federal Trade Commission requirements or other domestic or international privacy-related laws and regulations could result in proceedings by governmental or regulatory bodies that could potentially harm our business, results of operations and financial condition. In this regard, there are a large number of legislative proposals before the U.S. Congress and various state legislative bodies regarding privacy issues related to online commerce. It is not possible to predict whether or when such legislation may be adopted, and certain proposals, if adopted, could harm our business by causing a decrease in the use of our applications and services by our small business customers and thereby a decrease in our revenues. Such decreases could be caused by, among other possible provisions, the required use of disclaimers or other requirements before consumers can utilize our Internet technology solutions.

Employees

As of the date of this Prospectus, we have 11 full time employees. From time to time, we utilize consultants or contractors for specific assignments. None of our employees are represented by a labor union and we have never experienced a work stoppage. We believe that our relationships with our employees are good.

Facilities

We currently lease and occupy 1,000 square feet of office space in Hong Kong for our executive and administrative office at a cost of about $2,000 per month. The lease expires in January 2010. We also share a 300 square feet office in Kuala Lumpur, Malaysia as our Southeast Asia office, which is free of rent. The other operating office is located in Beijing where we have a 300 square feet administration office. We do not have a written lease or sublease agreement for the office location in Beijing. We believe we will be able to obtain additional space, as needed, on commercially reasonable terms.

< 47 >

Legal Proceedings

Management is not aware of any proceedings contemplated by any governmental authority or any party involving us. Management is not aware of any other legal proceedings pending or that threatened against us.

MANAGEMENT

Directors and Executive Officers of the Registrant

The following table sets forth information about our directors and officers. Our directors will serve until their successors are elected and qualified in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Name	Age	Position
-------------------	-------------	------------------
Con UNERKOV	39	President , Chief Executive Officer, Chief Financial Officer, and Director
HO Te Heng, Alex	54	Director, Secretary and Treasurer
LUO Qiang	53	Director
ZHANG Guosheng	62	Director

< 48 >

CON UNERKOV. Mr. Con Unerkov has been our President, CEO, CFO and one of our directors since September 14, 2005. Mr. Unerkov devotes his time, effort and attention to develop the Company's media and advertising businesses. From 2001 to 2005, Mr. Unerkov held senior management and consulting roles in a wide range of industries from Telecommunications, Banking and Finance, Transport and Government, and most recently was the Chairman and CEO of various telecommunication companies in Asia. Mr. Unerkov is a graduate of the University of South Australia.

ALEX HO. Mr. Alex Ho has been our Treasurer, Secretary and one of our directors since September 15 2005. Mr. Ho is responsible for the Company's operations and management. Mr. Ho is also currently the Vice-Chairman of Pacific Assets Public Company Limited, a public company listed on the Stock Exchange of Thailand. Mr. Ho was the Chief Executive Officer of Pacific Assets Public Company Limited from 1999 to 2005 when he was promoted to the Vice Chairman. The Pacific Assets Group is engaged in the business of hotel property investment and property management. From 1992 to 1999, Mr. Ho was Management Director of Golden Holding Group, a Thailand based holding company whose subsidiaries provided travel service with China and Taiwan based corporations, operated transportation services, operated retail outlets for tourist related consumer products and property investment. Mr. Ho is a graduate from Operating Management of British Columbia Institute of Technology, Canada in 1978.

LUO QIANG. Mr. Luo Qiang has been our director since June 23, 2006. Mr. Luo has held senior positions in the Government of Changsha, Hunan province for the past 20 years and he is now currently the Secretariat to the Changsha Government. Mr. Luo brings a wealth of experience and contacts in China commercial and regulatory sector. Mr. Luo is the Chairman of the Remuneration Committee. Mr. Luo is a graduate of Hunan University in China.

ZHANG GUOSHENG. Mr. Zhang Guosheng has been our director since June 23, 2006. Mr. Zhang graduated from Dongbei University of Finance & Economics with a major in Finance. Mr. Zhang has been the Dean of Liaoning Financial College for the past 10 years. He is an executive member of The Chinese Institute of Certified Public Accountants. Mr. Zhang is the chairman of the Audit Committee.

Significant Employee

In addition to the officers and directors identified above, the following employee plays a significant role in our operations.

DR. LAM PUI KIT. Dr. Lam was appointed as China Business Development in August 2007. Dr. Lam has acted as consultant to various corporations in China over the past 10 years. Dr. Lam has extensive experience in trading, medical and business operations in China. Dr. Lam is a licensed medical doctor in China.

There are no family relationships among any of our officer and directors.

< 49 >

EXECUTIVE COMPENSATION

Executive Compensation

The following executive compensation disclosure reflects all compensation awarded to, earned by or paid to the executive officers below, for the fiscal year ended December 31, 2006 and for the 6 months ended June 30, 2008. The following table summarizes all compensation for fiscal year 2006 and for the 6 months ended June 30, 2008 received by our Chief Executive Officer or President, and all officers who earned more than $100,000 in fiscal year 2006 and 2007.

SUMMARY COMPENSATION TABLE
Name and principal position	Year (6)	Salary ($)	Bonus ($)	Stock Awards($)	Option Awards($) (4)	Non-Equity Incentive Plan Compensation($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
----------------------	-------	----------------	------------	---------	----------	---------------	------------------	---------------	--------------
Con Unerkov (1)	2008	60,000(5)	-	-	-	-	-	-	60,000
	2007	120,000 (5)	-	-	-	-	-	-	120,000
	2006	120,000(5)	-	-	63,398	-	-	-	393,750

Alex Ho (2)	2008	48,000	-	-	-	-	-	-	48,000
	2007	96,000	-	-	-	-	-	-	96,000
	2006	96,000	-	-	63,398	-	-	-	369,750

Paul Scanlan (3)	2008	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	2007	53,512 (5)	20,000	-	-	-	-	-	73,512
	2006	125,000 (5)	-	-	32,122	-	-	-	263,700
(1)

Mr. Con Unerkov is the President, CEO, CFO, and Director. In 2006, the aggregate number of option awards issued to Mr. Unerkov was 7,500,000 and he did not receive any stock options in 2007. The number of options awards outstanding to Mr. Unerkov at June 30, 2008 was 7,500,000.

(2)

Mr. Alex Ho is the Treasurer, Secretary, and Director. In 2006, the aggregate number of option awards issued to Mr. Ho was 7,500,000 and he did not receive any stock options in 2007. The number of options awards outstanding to Mr. Ho at June 30, 2008 was 7,500,000.

(3)

Mr. Paul Scanlan is the President of the Telecommunications and Mobile Computing Unit. In 2006, the aggregate number of option awards issued to Mr. Scanlan was 3,800,000 and he did not receive any stock options in 2007. Mr. Scanlan did not exercise any of his 3,800,000 share options before he left the Company in August 2007. All of his 3,800,000 hare options lapsed in November 2007.

(4)	The assumptions used in valuating the option awards are disclosed in Note 5 to the 2006 financial statements.
(5)	Portion of the executive's salary was paid to his respective service company.
(6)	2008 figures represent the 6 months ended June 30, 2008

< 50 >

The following table sets forth certain information concerning stock option awards granted to our executive officers and our directors. No options were exercised by our executive officers or directors during the 6 months ended June 30, 2008 and last fiscal year.

OUTSTANDING EQUITY AWARDS AT JUNE 30, 2008

OPTION AWARDS						STOCK AWARDS

Name	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested (#)
	----------	------------	-----------	--------	---------	---------	----------	----------	----------
Con Unerkov (1)	7,500,000(3)	-	-	0.0365	12/22/2009	-	-	-	-

Alex Ho (2)	7,500,000(3)	-	-	0.0365	12/22/2009	-	-	-	-

(1)	Mr. Con Unerkov is the President, CEO, CFO, and Director.
(2)	Mr. Alex Ho is the Treasurer, Secretary, and Director.
(3)	The stock options were granted on December 23, 2006 under the 2002 Stock Option Plan and expire on December 22, 2009. The stock options were vested immediately on the date of grant.

< 51 >

Director Compensation

Directors are not compensated for services as directors. Non-employee directors are reimbursed for reasonable travel and related expenses incurred in attending meetings of the board of directors and committee meetings.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
	----------	--------	---------	------------	-----------	-----------	------------
Zhang Guosheng(1)	-	-	-	-	-	-	-

Luo Qiang(2)	-	-	-	-	-	-	-
(1)	Mr. Zhang Guosheng is the Independent Non-Executive Director of CHMD.
(2)	Mr. Luo Qiang is the Independent Non-Executive Director of CHMD.

< 52 >

Employment Agreements

On October 28, 2005, the Company entered into an employment agreement with its current President and Chairman, Mr. Con Unerkov ("Unerkov Agreement") for two years commencing October 1, 2005, unless terminated by either party by giving 3 months notice. Pursuant to the Unerkov Agreement, Mr. Unerkov will receive a monthly salary at a rate to be agreed by the parties from time to time. In addition, Mr. Unerkov will receive an annual management bonus to be determined by the Board based on the operating results of the Company and performance of the executive provided that it does not exceed 8.8% of the net profit of the Company. The Company has agreed to pay Mr. Unerkov a salary of US$120,000 per annum. He did not receive any bonuses for 2005 and 2006 fiscal years. In May 2006 our Board of Directors approved an amendment to the Unerkov Agreement to permit Mr. Unerkov's management service company, Well Trade China Limited, to procure his services under the terms of the Unerkov Agreement. No other terms were amended. Mr. Unerkov is a member of Well Trade China Limited.

On October 28, 2005, the Company entered into an employment agreement with its current Secretary, Mr. Alex Ho ("Ho Agreement") for two years commencing October 1, 2005, unless terminated by either party by giving 3 months notice. Pursuant to the Ho Agreement, Mr. Ho will receive a monthly salary at a rate to be agreed by the parties from time to time. In addition, Mr. Ho will receive an annual management bonus to be determined by the Board based on the operating results of the Company and performance of the executive provided that it does not exceed 8.8% of the net profit of the Company. The Company has agreed to pay Mr. Ho a salary of US$96,000 per annum. He did not receive any bonuses for 2006 and 2007 fiscal years.

On January 30, 2006, the Company entered into an employment agreement with its current President of Telecommunications and Mobile Computing Unit, Mr. Paul Scanlan ("Scanlan Agreement") commencing on March 1, 2006, unless terminated by either party by giving 3 months notice. Pursuant to the Scanlan Agreement, Mr. Scanlan will receive a remuneration of $150,000 per annum of which $126,000 will be paid to his services company, Dolphine Investment Inc. Mr. Scanlan did not receive any discretionary bonus in 2006. Mr. Scanlan left the employment of the Company in August 2007.

< 53 >

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding shares of our common stock beneficially owned as of June 30, 2008 by: (i) each of our officers and directors; (ii) all officers and directors as a group; and (iii) each person known by us to beneficially own five percent or more of the outstanding shares. Information about the beneficial ownership of the Selling Stockholder is set forth under "The Selling Stockholder" below.

Name/Address(1)	Common Stock	Common Stock Options Exercisable Within 60 Days	Common Stock Purchase Warrants/Convertible Note Exercisable Within 60 Days	Total Stock and Stock Based Holdings (1)	% Ownership(2)
---------------------------	------------------	-----------------	--------------------	------------------	-----------------
Con Unerkov(3) (4)	32,619,863	7,500,000	-	40,119,863	7.55%

Alex Ho(3) (5)	32,482,876	7,500,000	-	39,982,876	7.52%

Zhang Guosheng(3)	-	-	-	-	-

Luo Qiang(3)	-	-	-	-	-
	------------------	-------------------	--------------------	------------------	------------------
All officers and directors as a group (5 persons)	65,102,739	15,000,000	-	80,102,739	14.86%

Tailor-Made Capital Ltd.(7) of Museum Tower, 14 th Floor, 4 Berkowitz St., Tel Aviv 61180, Israel.	-	-	35,958,333	35,958,333	4.99%(9)

Maxcom Group International Ltd. (MGIL) of P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Visgin Islands.	141,666,668	-	-	141,666,668	27.03%

Liu Kang (8), No 42, Tujilin Wuchan, Wuhan City, Hubei Ching, China.	141,666,668	-	-	141,666,668	27.03%

Central High Limited (CHL), of P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands.	125,000,000	-	-	125,000,000	23.85%

Lam Pui Kit (10), No.4, Dong Wen Chan Street, West City District, Beijing, China.	62,500,000	7,000,000	-	69,500,000	13.09%

< 54 >

Notes:
(1)

Except as otherwise indicated, based on information furnished by the owners, we believe that the beneficial owners listed above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated, the address of the beneficial owner is c/o China Media Group Corporation at 1403 Wan Chai Commercial Center, 194-204 Johnston Road, Wanchai, Hong Kong.

(2)

For purposes of computing the percentage of outstanding Common Stocks held by each person or group of persons named above, any shares that such person or group has the right to acquire within 60 days are deemed outstanding but are not deemed to be outstanding for purposes of computing the percentage ownership of any other person or group. As of the date of the table above, there were 370,835,127 outstanding shares of our common stock and options, warrants, and convertible notes entitling the holders to purchase 18,800,000 additional shares of our Common Stock owned by officers and/or directors of the Company.

(3)	A director of Company.

(4)	Includes 31,250,000 shares of common stock held by CHL. Mr. Con Unerkov holds 25% shareholding of CHL.

(5)	Includes 31,250,000 shares of common stock held by CHL. Mr. Alex Ho holds 25% shareholding of CHL.

(6)	An officer of Company.

(7)	Messrs. Avner Stepak and Yonatan Malca are the individuals who have voting and dispositive control over the shares.

(8)	Includes 141,666,668 shares of common stock held by MGIL. Mr. Liu Kang is a director and holds 100% shareholding of MGIL.

(9)

Includes 30,750,000 shares of common stock issuable upon exercise of warrants, which warrants prohibit their exercise if the holder's beneficial ownership of the Company's Common Stock would exceed 4.99%. Also includes 5,208,333 shares of common stock issuable upon conversion of convertible debentures subject to the same restrictions as the warrants.

(10)	Includes 62,500,000 shares of common stock held by CHL. Mr. Lam Pui Kit is a director and holds 50% shareholding of CHL.

Changes in Control We are unaware of any contract, or other arrangement or provisions, the operation of which may at a subsequent date result in a change of control of our Company.

< 55 >

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than disclosed below or under the caption entitled "Executive Compensation and Other Matters", since the beginning of the Company's last fiscal year, the Company was not a participant in any transaction in which a director, officer or stockholder of the Company, or any family member of any such person, had a direct or indirect material interest where the amount involved exceeded $120,000.

The current directors of the Company, Con Unerkov and Alex Ho, advanced a total of $12,006 and $362,188, respectively, to the Company for the years ended December 31, 2007 and 2006, respectively. Such advances were non-interest bearing, unsecured and payable on demand.

The Company agreed to pay a monthly salary to its officers and directors for services performed. Compensation expenses of $289,512 and $341,000 have been recognized for services provided by the officers and directors for the years ended December 31, 2007 and 2006, respectively.

On December 23, 2006, we entered into an agreement with certain officers and directors of the Company where they acquired a total of 3,972,602 Common Stock for $145,000, of which 1,369,863 shares were subscribed for USD50,000 by our director Mr. Con Unerkov, 1,232,876 shares were subscribed for USD45,000 by our director Mr. Alex Ho and 1,369,863 shares were subscribed for USD50,000 by Mr. Paul Scanlan, the then President of our Telecommunication and Mobile Computing Division.

On March 13, 2007 we entered into a Sales and Purchase Agreement to acquire all the issued and outstanding shares in Good World Investments Limited ("Good World") by the issuance of 125 million shares of Common Stock in the Company (the "Purchase Consideration") to Central High Limited. Good World owns 50% of Beijing Ren Ren, a company incorporated in China and is working with the Chinese Government on the benevolent project named "Great Wall of China Project". This project is to provide health education and health awareness in China and accordingly has the right to advertise in hospitals and districts in China. The Purchase Consideration was negotiated with reference to the BRR accounts and the underlying projects in BRR. Our directors, Messrs. Con Unerkov and Alex Ho each own 25% interests in, but are not directors or officers of, Central High Limited.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who beneficially own more than 10% of our common stock to file with the SEC initial statements of beneficial ownership and reports of changes in beneficial ownership. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of such statements and reports furnished to us and written representations from certain reporting persons, we believe that our executive officers, directors and greater-than-10% stockholders were complied with the beneficial ownership reporting requirements of Section 16(a).

< 56 >

SELLING STOCKHOLDER

The following table sets forth the number of shares beneficially owned by each of the Selling Stockholder. The Selling Stockholder has not held a position or office or had a material relationship with us within the past three years other than the ownership of our Common Stock. The shares covered by this Prospectus may be offered from time to time by the Selling Stockholder named below.

This table is based upon information supplied to us by the Selling Stockholder and information filed with the SEC. Except as otherwise indicated, we believe that the Selling Stockholder has sole voting and investment power with respect to all shares shown as beneficially owned by it. The percent of beneficial ownership for the Selling Stockholder is based on 524,132,450 shares of our Common Stock outstanding as of June 30, 2008.

Beneficial Owner	Shares of Common Stock Beneficially Owned Prior to Offering (1)		Shares of Common Stock Offered (2) (4)	Shares of Common Stock Beneficially Owned Following Offering (3)
	Number	Percent		Number	Percent

Tailor-Made Capital Ltd. Museum Tower, 14th Floor, 4 Berkowitz St., Tel Aviv 61180, Israel.	26,154,210	4.99%	30,750,000	0	0%

(1)

For purposes of this table, "beneficial ownership" is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 pursuant to which a Selling Stockholder is deemed to have beneficial ownership of any shares of Common Stock that such Stockholder has the right to acquire within 60 days June 30, 2008.

(2)

This prospectus shall also cover any additional shares of our common stock which become issuable in connection with the shares registered for sale hereby by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of our common stock.

(3)	Assumes all shares offered hereby are sold by the Selling Stockholder and that the Selling Stockholder does not acquire any additional shares.
(4)

The shares include the outstanding 15,125,000 warrant shares and 15,625,000 warrant shares at purchase prices of $0.030 and $0.036, respectively. The warrants prohibit their exercise if the holder's beneficial ownership would exceed 4.99%.

The natural persons with voting and dispositive control over the shares for the Selling Stockholder are Messrs Avner Stepak & Yonatan Malca.

The Company has not had any relationship, including any prior securities transactions with the Selling Stockholder, any affiliates of the Selling Stockholder or any person with whom the Selling Stockholder has a contractual relationship, in the past three years other than the transaction described in this prospectus. The line of credit transaction with the Selling Stockholder was entered into on December 7, 2006 and closed on December 12, 2006; it included an Equity Line of Credit Agreement and a Debenture Purchase Agreement.

< 57 >

The Equity Line of Credit Agreement relates to:
a)	the sale of up to $2,500,000 worth of shares at a pre-formulated price. As of the date of this report, we have sold $50,000 worth of our shares under the ELOC Agreement;
b)

warrants to subscribe up to 15,125,000 shares in the Company at a price of $0.030 per share for the period from the date of the ELOC agreement to May 12, 2009. On October 15, 2007, TMC has exercised a portion of its warrant for 500,000 shares of Common Stock at a price of $0.030 per share; and

c)	warrants to subscribe up to 15,625,000 shares in the Company at a price of $0.036 per share for the period from the date of the ELOC Agreement to May 12, 2009.
The Debenture Purchase Agreement relates to a $125,000 Convertible Debenture to be issued by the Company to the Selling Stockholder in three stages:
a)	Stage 1 - $50,000 was issued upon the closing of the Debenture Purchase Agreement;
b)	Stage 2 - $50,000 is to be issued upon the filing of the registration statement; and
c)	Stage 3 - $25,000 is to be issued upon the registration statement becoming effective.

The Company issued the $50,000 Convertible Debenture on December 12, 2006 upon the closing of the Debenture Purchase Agreement. On March 27, 2007 the parties agreed to have the Stage 3 Convertible Debenture to be issued together with the Stage 2 Convertible Debenture and, accordingly, the Company issued the $75,000 Convertible Debenture on March 27, 2007.

On January 8, 2008 the Company entered into a Second Amendment Agreement with TMC to extend the Stage 1 repayment date to March 28, 2008 by the issuance of 2,631,579 shares of Common Stock as consideration to TMC.

We repaid the principal and the accrued interests, totaling $139,198, to TMC on the $125,000 Convertible Debentures in early April 2008. The interest amount on the maturity date of the Convertible Debentures in aggregate was approximately $14,198

On August 3, 2008 the Company terminated the Security Purchase Agreement entered into between the parties on December 12, 2006. The Common Stock Purchase Warrants Agreements (the "Warrant Agreements") remains outstanding except for the warrant adjustment relating to i) conversion of convertible debentures into shares of Common Stock and ii) an issuance of shares not resulting from any conversion of options and warrants, all of the terms, provisions and conditions of the Warrants shall remain in full force and effect. In consideration for the termination, the Company issued 10 million restricted common stock of the Company to TMC.

< 58 >

The following table summarizes the discounts that may be received by the Selling Stockholder, in respect of the Convertible Debentures transaction.
Issue Date	Principal Amount of Convertible Debenture	Market Price on the Issued Date of the Convertible Debenture	Conversion Price per Share established in the Convertible Debenture	Total Possible Shares issued based on the Conversion Price established in Convertible Debenture	Total Value of the Shares Issued on the Convertible Debenture based on the Market Price	Total Value of the Shares Issued on the Convertible Debenture based on the Conversion Price	Total Possible Profit Selling Stockholder May Realize on the Discount to the Market Price
----------------	--------------	--------------	--------------	------------------	------------------	------------------	-----------------
Dec. 12, 2006	$50,000	$0.022	$0.024	2,083,333	$61,673	$67,280	($5,607)
Mar. 27, 2007	$75,000	$0.050	$0.024	3,125,000	$156,250	$75,000	81,250
				------------------	------------------	------------------	-----------------
				5,208,333	$217,923	$142,280	$75,643

In early April 2008, the Company has repaid $125,000 Convertible Debenture and the accrual interest of $14,198 to TMC in accordance to the DP Agreement and the Second Amendment Agreement.

As of the date of this report, there is no convertible debenture outstanding.

The following table summarizes the premium to the Selling Stockholder on the Warrants transaction.
Issue Date	Warrants	Market Price per share on the Warrant issued date	Exercise Price per Share	Total Possible shares issued	Total Possible Proceeds on Exercise of Warrants using the Market Price	Total Possible Proceeds on Exercise of Warrants using the Exercise Price	Total Possible Discount/(Premium) Selling Stockholder Realized/(Paid) on the Warrants
---------------	---------------	--------------	-------------	--------------	--------------------	-----------------	---------------------
Dec. 12, 2006	Warrant 1	$0.022	$0.030	15,125,000	$343,750	$453,750	($110,000)
Dec. 12, 2006	Warrant 2	$0.022	$0.036	15,625,000	$343,750	$562,500	($218,750)
				--------------	--------------------	----------------	---------------------
				30,750,000	$687,500	$1,016,250	($328,750)
The following table summarizes the number of shares held by the Selling Stockholder.
Number of Shares held by persons other than the Selling Stockholder and its affiliates, and affiliates of the Company (1)	Number of shares registered for resale by the Selling Stockholder in prior registration statements	Number of shares registered for resale by the Selling Stockholder or its affiliates that continue to be held	Number of shares sold in registered resale transaction by the Selling Stockholder or its affiliates	Number of shares registered for resale on behalf of the Selling Stockholder and its affiliates in this current registration statement
---------------------------	--------------------------	---------------------------	---------------------------	----------------------------
254,863,043	Nil	Nil	Nil	30,750,000

Note:
(1)	As of June 30, 2008, the above excludes any shares issued or to be issued upon conversion of the Convertible Debenture and exercise of Warrants.

< 59 >

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the material terms of our capital stock. It is only a summary; therefore, it is not meant to be complete and does not contain all of the information that may be important to you. Accordingly, you should read carefully the more detailed provisions of our certificate of incorporation and bylaws.

Authorized Capital Stock

Our authorized capital stock consisted of 85,000,000,000 shares of Common Stock, no par value per share.

Common Stock

The outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. As of June 30, 2008, there were 524,132,450 shares of our Common Stock outstanding.

Each holder of our Common Stock is entitled to a pro rata share of cash distributions made to stockholders, including dividend payments. The holders are entitled to one vote for each share of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. In the event of our liquidation, dissolution or winding up, the holders of Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our Common Stock. Holders of shares of our Common Stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our Common Stock.

Dividend Policy. We have never declared or paid a cash dividend on our capital stock. We do not expect to pay cash dividends on our Common Stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared in the future will be at the discretion of our board of directors.

Our Articles of Incorporation and our Bylaws do not contain any provisions which were included to delay, defer, discourage or prevent a change in control. However, Texas statutes contain provisions that may have potential anti-takeover effect. See "Provisions with Potential Anti-Takeover Effect." below.

< 60 >

Warrants

The Company issued stock warrants for 1,666,666 shares of common stock to Central Star Holdings Limited. The warrants expired on February 21, 2008 and have an exercise price of $0.30 per share. The company booked expense of $80,000. Subsequent to the balance sheet date, on February 21, 2008, these warrants lapsed.

The Company issued stock warrants for 31,250,000 shares of common stock to Tailor-Made Capital Limited ("TMC"), as part of the Equity Line of Credit Agreement between TMC and the Company, in which TMC was to invest up to $2,500,000 to purchase the Company's common stock. The warrants expire on or about May 12, 2009. The warrants have an exercise price for 15,625,000 shares of common stock at $0.030 per share and the other 15,625,000 shares of common stock at $0.036 per share. The Company booked expense of $311,508. During the year. 500,000 warrant shares were exercised at an exercise price of $0.030 per share for a total of $15,000.

The Company also issued 138,889 stock warrants as part of commission in relation to the Equity Line of Credit Agreement above. These warrants have an exercise price of $0.036 per share and expire on or about May 12, 2009.

In March 2007, the Company issued 208,333 stock warrants as part of commission in relation to the issuance of $75,000 Convertible Debenture under the Debenture Purchase Agreement with TMC. These warrants have an exercise price of $0.036 per share and expire on or about May 12, 2009.

In October 2007, the Company issued 41,666 and 138,888 stock warrants as part of commission in relation to the $15,000 received from the exercise of warrant and $50,000 received from the draw down, respectively, under the ELOC Agreement with TMC. These warrants have an exercise price of $0.036 per share and expire on or about May 12, 2009.

Convertible Debentures

On December 7, 2006 we entered into a Debenture Purchase Agreement ("DP Agreement") with the Selling Stockholder to issue up to $125,000 worth of convertible debentures in 3 tranches. On the closing date of the DP Agreement, we issued the first tranche of $50,000 worth of convertible debentures. On March 27, 2007, the parties agreed and executed the second tranche of $50,000 worth of convertible debentures and the third tranche of $25,000 worth of convertible debenture together. The terms of these debentures are as follows:

-	Mature one year from the date of issuance;
-

Have a conversion price of $0.024, subject to adjustments. Adjustments on the conversion prices of the Convertible Debentures will be made, at any time while these Convertible Debentures are outstanding, in the event of (a) stock dividends and splits, (b) subsequent equity sales at prices below the conversion price, (c) subsequent rights offerings, (d) pro rata distributions, or (e) a fundamental transaction;

-	Pay a 10% cumulative interest, payable annually, in cash;
-

Require all overdue accrued and unpaid interest to be paid plus a late fee at an interest rate equal to the lesser of 16% per annum or the maximum rate permitted by applicable law which shall accrue daily from the date such interest is due through and including the date of payment in full; and

-	Require the registration of the shares of Common Stock (the shares of which this prospectus registers) into which the debentures may be converted.

< 61 >

On January 8, 2008 the Company entered into a Second Amendment Agreement with TMC to extend the Stage 1 repayment date to March 28, 2008 by the issuance of 2,631,579 shares of Common Stock as consideration to TMC.

In early April 2008, the Company has repaid $125,000 Convertible Debenture and the accrual interest of $14,198 to TMC in accordance to the DP Agreement and the Second Amendment Agreement.

As of the date of this report, there is no convertible debenture outstanding.

Provisions with Potential Anti-Takeover Effect

Texas Law

Under our articles of incorporation, a change in our bylaws requires the affirmative vote of not less than a majority of our "Continuing Directors." A Continuing Director is a member of the board who is not and was not a member of the board of directors immediately before the time the 10% or more holder became the beneficial owner of 10% or more of that voting stock. The articles of incorporation also require that stockholder votes be taken only at a meeting, and prohibit action by written consent.

In addition, we may not effect a "Business Combination" in which an affiliate or associate of a holder of 10% or more of our voting stock has an interest without the vote of at least 80% of our voting stock (voting as a single class), including the vote of not less than 50% of the outstanding shares of voting stock not beneficially owned by the 10% holder or its affiliates or associates. The additional voting requirements described in this paragraph do not apply if the board of directors by a vote of not less than a majority of the Continuing Directors then holding office expressly approves in advance the acquisition of shares that resulted in the 10% holder's becoming such, or approves the business combination before the related person became a related person. Those requirements also do not apply if, among other things:

-	the cash or fair market value of property received by stockholders in the Business Combination is not less than the highest price per share paid by the related person in acquiring any of its shares and the related person does not receive the benefit of any loans, advances, guarantees or other financial assistance or tax advantages provided by us except proportionately as a stockholder, and

-	the transaction is covered by a fairness opinion of a reputable investment banking firm if deemed advisable by a majority of the Continuing Directors.
The term "Business Combination" includes, among other things:
-	a merger, consolidation, or share exchange involving us or a subsidiary,

-	a sale, mortgage, or other disposition of a substantial part of the our assets,

-	issuance of additional securities, a reclassification which would increase the voting power of a related person, or our liquidation or dissolution.

< 62 >

These provisions have potential anti-takeover effect and might discourage an unsolicited acquisition proposal that could be favorable to stockholders. They could also discourage a proxy contest, make more difficult the acquisition of a substantial block of our common stock, or limit the price investors might be willing to pay in the future for shares of our common stock.

We are also subject to Article 13 of the Texas Business Corporation Act. That article prohibits us from engaging in a business combination with an affiliated stockholder, generally defined as a person holding 20% or more our outstanding voting stock, during the three-year period immediately following the affiliated stockholder's share acquisition date, unless the business combination or acquisition by the affiliated stockholder was approved by:

-	our board of directors before the affiliated stockholder's share acquisition date, or

-	two-thirds of the holders of our outstanding voting shares not beneficially owned by the affiliated stockholder at a meeting of stockholders and not by written consent, called for that purpose not less than six months after the affiliated stockholder's share acquisition date.
Transfer Agent and Registrar The transfer agent and registrar for our common stock is Nevada Agency and Trust Company.

< 63 >

PLAN OF DISTRIBUTION

We are registering 35,958,333 shares of our common stock on behalf of the Selling Stockholder. The Selling Stockholder may, from time to time, sell any or all of their shares of Common Stock on the OTC Bulletin Board or any other market or trading facility on which the shares are traded, or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholder may use any one or more of the following methods when selling shares:

-	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

-	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

-	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

-	an exchange distribution in accordance with the rules of the applicable exchange;

-	privately negotiated transactions;

-	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

-	broker-dealers may agree with the Selling Stockholder to sell a specified number of such shares at a stipulated price per share;

-	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

-	a combination of any such methods of sale; or

-	any other method permitted pursuant to applicable law.

The Selling Stockholder may also sell shares under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction, a markup or markdown in compliance with NASDR IM-2440.

In connection with the sale of the common stock or interests therein, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales in the course of hedging the positions they assume. The Selling Stockholder may also sell short and deliver registered shares to close out its short position, or loan or pledge such shares to broker-dealers that in turn may sell these shares. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares covered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

< 64 >

The Selling Stockholder is an "underwriter" within the meaning of the Securities Act of 1933 and any broker-dealers or agents that are involved in selling the shares also may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting compensation under the Securities Act. The Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the shares covered by this prospectus. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

The Company is required to pay certain fees and expenses incurred by the Selling Stockholder incident to the registration of the shares. The Company has agreed to indemnify the Selling Stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because the Selling Stockholder is an "underwriter" within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholder.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Stockholder without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from such registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of by the Selling Stockholder or any other person. We will make copies of this prospectus available to the Selling Stockholder and have informed it of the need to deliver a copy of this prospectus to each offeree or purchaser at or prior to the time of the offer and/or the sale.

LEGAL MATTERS

The validity of the issuance of the common shares to be sold by the Selling Stockholders under this prospectus was passed upon for our company by Vanderkam & Associates.

EXPERTS

The financial statements for the year ended December 31, 2007 and December 31, 2006 included in this prospectus have been audited by Albert Wong & Co., Certified Public Accountants, as set forth in their report thereon, and are incorporated by reference herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

< 65 >

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our articles of incorporation generally limit the personal liability of directors for monetary damages for any act or omission in their capacities as directors to the fullest extent permitted by law. In addition, our bylaws provide that we must indemnify and advance or reimburse reasonable expenses incurred by our directors, officers, employees, or agents, to the fullest extent that we may grant indemnification to a director under the Texas Business Corporations Act, and may indemnify the persons above to such further extent as permitted by law. Insofar as these provisions permit indemnification for liabilities arising under the Securities Act of 1933 to our directors, officers, and controlling persons, or insofar as indemnification under that Act is otherwise permitted, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Company is subject to the information requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the SEC. Such reports and information may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, NE, Washington, D.C. 20549. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the SEC. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site, http://www.sec.gov, that contains reports, proxy and information statements and other information regarding issuers such as the Company that file such material electronically with the SEC.

The Company has filed with the SEC a post-effective amendment no. 7 to Form SB-2 on From S-1 in respect of the securities covered by this prospectus, which is a part of the registration statement. The prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information about the Company and the securities covered by this prospectus, reference is made to the registration statement, including exhibits and schedules thereto, which may be inspected without charge at, and copies thereof obtained at prescribed rates from, the Public Reference Section of the SEC at the address and telephone number above.

< 66 >

FINANCIAL STATEMENTS

The consolidated financial statements of China Media Group Corporation listed below are included in this prospectus. These financial statements have been prepared on the basis of accounting principals generally accepted in the United States and are expressed in U.S. dollars.

1.	Audited financial statements for the years ended December 31, 2007 and 2006 of the Company.
2.	Unaudited consolidated financial statements for the six months ended June 30, 2008 and 2007 of the Company.

< 67 >

1. Audited financial statements for the years ended December 31 2007 and 2006 of the Company
Table of Contents

Report of Independent Registered Public Accounting Firm - Albert Wong & Co.	F-2

Consolidated Financial Statements:

Consolidated Balance Sheet as of December 31, 2007 and 2006	F-3

Consolidated Statements of Operations for the years ended December 31, 2007 and 2006	F-4

Consolidated Statements of Stockholders' Deficits for the years ended December 31, 2007 and 2006	F-5

Consolidated Statements of Cash Flows for the years ended December 31, 2007 and 2006	F-6

Notes to Consolidated Financial Statements	F-7 to F-25

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors
China Media Group Corporation

We have audited the accompanying consolidated balance sheet of China Media Group Corporation (the "Company") and its subsidiary as of December 31, 2007, and the related consolidated statements of operations, stockholders' deficit and cash flows for the year ended December 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of China Media Group Corporation and its subsidiaries as of December 31, 2007 and the results of its operations and its cash flows for December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

The Company's consolidated financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has deficit accumulated as at December 31, 2007 of $3,582,289 including net losses of $1,728,032 for the year ended December 31, 2007. These factors as discussed in Note 3 to the financial statements, raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Albert Wong & Co.
CERTIFIED PUBLIC ACCOUNTANTS
Hong Kong
April 12, 2008

CHINA MEDIA GROUP CORPORATION
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2007 AND 2006 ------------------------------------------------------------------------------------------------------------------------------
		2007	2006
	Notes	---------------------	---------------------
ASSETS
Current Assets:
Cash and cash equivalents		$107,903	$63,039
Accounts receivables		-	897
Loans to unrelated parties	8	343,487	-
Inventory		-	600
Prepayments, deposit and other receivables	9	114,980	52,194
		---------------------	---------------------
Total current assets		566,370	116,730

Non-current assets
Property and equipments, net	10	48,745	15,089
Advance payment for distribution rights	11	138,000	138,000
Goodwill		7,791,676	-
		---------------------	---------------------
		7,978,421	153,089
		---------------------	---------------------
		$8,544,791	$269,819
		===============	===============

LIABILITIES AND STOCKHOLDERS' EQUITY/(DEFICIT)

Current liabilities:
Accounts payable		$32,806	$13,226
Other payables and accruals	12	374,393	174,333
Convertible debentures	13	107,258	50,000
Short term debt	14	67,600	67,600
Stock to be issued		-	158,500
Due to officer and directors	15	727,861	362,186
		---------------------	---------------------
Total current liabilities		1,309,918	825,845
		---------------------	---------------------
Long-term debts	16	2,023,600	-
Minority interest		187,804	-

Stockholders' equity/(deficit):
Common stock, no par value, 85,000,000,000 shares authorized, 521,500,871 (2006: 361,274,145) shares issued and outstanding	6	7,428,902	776,670
Additional paid-in-capital		1,449,491	576,936

Shares issued for prepaid consulting services	17	(293,401)	(55,375)
Comprehensive income		20,766	-
Accumulated deficits		(3,582,289)	(1,854,257)
		---------------------	-----------------------
Total stockholders' equity/(deficit)		5,023,469	(556,026)
		---------------------	---------------------
		$8,544,791	$269,819
		===============	===============

The accompanying notes are an integral part of these consolidated financial statements

CHINA MEDIA GROUP CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
	2007	2006
	-----------------------	----------------------
Net revenue	$127,994	$79,600

Cost of revenue	(100,494)	(59,373)
	-----------------------	----------------------
Gross profit	27,500	20,227

Operating expenses:
Impairment of investment	243,000	-
Selling, general and administrative expenses	1,446,026	1,528,829
	-----------------------	----------------------
Loss from operations before other expense	(1,661,526)	(1,508,602)

Other income(expenses)
Interest income	301	-
Interest expense	(91,191)	(7,141)
	-----------------------	---------------------
Net loss before minority interest	$(1,752,416)	$(1,515,743)

Minority interest	24,384	-
	-----------------------	---------------------
Net loss	(1,728,032)	(1,515,743)
Other comprehensive income
Foreign currency translation gain	20,766	-
	------------------------	---------------------
Comprehensive loss	(1,707,266)	(1,515,743)
	=================	=================

Basic and diluted loss per common share	$0.01	$0.01
	=================	=================
Basic and diluted weighted average number of common shares *	476,381,111	340,809,108
	=================	=================
*

Weighted average number of shares used to compute basic and diluted loss per share for the years ended December 31, 2007 and 2006 are the same since the effect of dilutive securities are anti-dilutive.

The accompanying notes are an integral part of these consolidated financial statements.

CHINA MEDIA GROUP CORPORATION
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

	Common stock		Additional				Total
	--------------------------		paid-in	Comprehensive	Prepaid	Accumulated	stockholders'
	Shares	Amount	capital	income	Expenses	Deficit	equity (deficit)
	----------------	----------------	----------------	----------------	----------------	----------------	----------------
		US$	US$	US$	US$	US$	US$
Balance at January 1, 2006	343,940,812	162,170	-	-	-	(338,514)	(176,344)

Issuance of shares for distribution right	1,000,000	138,000	-	-	-	-	138,000

Issuance of shares and warrants for cash	833,333	170,000	80,000	-	-	-	250,000

Issuance of shares for services	3,000,000	69,000	-	-	(55,375)	-	13,625

Issuance of shares for commitment fee for equity line of credit agreement	12,500,000	237,500	-	-	-	-	237,500

Options granted	-	-	184,276	-	-	-	184,276

Issuance of warrants	-	-	312,660	-	-	-	312,660

Net loss	-	-	-	-	-	(1,515,743)	(1,515,743)
	----------------	----------------	----------------	----------------	----------------	----------------	----------------
Balance at December 31, 2006 and January 1,2007	361,274,145	776,670	576,936	-	(55,375)	(1,854,257)	(556,026)

Issuance of shares for staffs	11,731,542	312,232	116,337	-	-	-	428,569

Issuance of shares for share investment	3,518,518	190,000	-	-	-	-	190,000

Issuance of shares for acquisition of subsidiary	125,000,000	6,000,000	-	-	-	-	6,000,000

Issuance of shares for services	17,476,666	85,000	603,420	-	(238,026)	-	450,394

Exercise of warrants	500,000	15,000	-	-	-	-	15,000

Sell shares under ELOC Agreement	2,000,000	50,000	-	-	-	-	50,000

Issuance of warrants	-	-	15,590	-	-	-	15,590

Options granted	-	-	62,208	-	-	-	62,208

Issuance of convertible debenture	-	-	75,000	-	-	-	75,000

Comprehensive income	-	-	-	20,766	-	-	20,766

Net loss	-	-	-	-	-	(1,728,032)	(1,728,032)
	----------------	----------------	----------------	----------------	----------------	----------------	----------------
Balance at December 31, 2007	521,500,871	7,428,902	1,449,491	20,766	(293,401)	(3,582,289)	5,023,469
	===========	===========	===========	===========	===========	===========	===========

The accompanying notes are an integral part of these consolidated financial statements.

CHINA MEDIA GROUP CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
	2007	2006
	-----------------	------------------
Cash flows from operating activities:
Net Loss	$(1,728,032)	$(1,515,743)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	11,468	2,523
Minority interest	(24,384)	-
Write off of fixed assets	9,652	-
Disposal of fixed assets	2,497	-
Impairment in investment	243,000	-
Common stock issuance for employees	270,069	-
Common stock issuance for services	688,420	69,000
Option expenses for employee compensation	62,208	184,276
Warrant expenses	15,590	392,660
Stock to be issued for services	-	158,500
Common stock issuance for commitment fee for equity line of credit	-	237,500
Prepaid expense for services	(238,026)	(55,375)
Amortization of convertible debenture	57,258	-
(Increase) decrease in assets and liabilities:
Prepaid expenses, deposit and other receivables	10,705	(52,194)
Account receivable	897	(897)
Inventory	-	(600)
Accounts payable, accrued expenses and long term debt	213,232	156,746
Due to related parties	365,675	293,254
	------------------	------------------
Net cash used in operating activities	(39,771)	(130,350)
Cash flows from investing activities:
Purchase of property and equipment	(49,802)	(17,612)
Acquisition of subsidiary, net of cash	26,671	-
Acquisition of share investment	(53,000)	-
	------------------	------------------
Net cash used in investing activities	(76,131)	(17,612)

Cash flows from financing activities:
Proceeds from issuance of debt	75,000	50,000
Proceeds from exercise of warrants	15,000	-
Proceeds from sales of shares	50,000	-
Payment of debt	-	(16,000)
Stock issued for cash	-	170,000
	------------------	-------------------
Net cash provided by financing activities	140,000	204,000
	------------------	-------------------
Net increase in cash and cash equivalents	24,098	56,038
Effect of exchange rate changes on cash and cash equivalents	20,766	-
Cash and cash equivalents, beginning	63,039	7,001
	------------------	-------------------
Cash and cash equivalents, ending	$107,903	$63,039
	=============	=============
Supplemental disclosure of cash flow information:
Interest paid	$-	$-
	=============	=============
Income taxes paid	$-	$-
	=============	=============

The accompanying notes are an integral part of these consolidated financial statements.

*

The issuance of Common Stock for the acquisition of Good World/BRR of $6,000,000 by issuance of 125 million shares and of investments in shares of Waho by the issuance of 3,518,518 shares are not included in the Consolidated Cash Flow Statements due to non-cash in nature.

CHINA MEDIA GROUP CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1	ORGANIZATION
China Media Group Corporation (the "Company") is a Texas corporation, incorporated on October 1, 2002.

In January 2006, the Company established a wholly owned subsidiary Ren Ren Media Group Limited, a company incorporated in Hong Kong, as its operating company in Hong Kong. In March 2007, the Company acquired all the outstanding shares of Good World Investments Limited, British Virgin Islands corporation that holds 50% of Beijing Ren Ren Health Culture Promotion Limited, a company incorporated in China in the advertising and media business in China.

The Group will be engaged in the media and advertising business, focusing in China, and the marketing and distribution of convergent devices. During the year, the Company recorded sales in mobile phone devices.

NOTE 2	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES REALIZATION OF ASSETS
Basis of Presentation

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States. However, certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been omitted or condensed pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). In the opinion of management, all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation have been included.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Principles of Consolidation

The consolidated financial statements for the year ended December 31, 2007 include the financial statements of the Company and its wholly owned subsidiaries Ren Ren Media Group Limited and Good World Investments Limited, and a 50% subsidiary Beijing Ren Ren Health Culture Promotion Limited due to the sole largest shareholding status and controlling of the Board of Directors. The consolidated financial statements for the year ended December 31, 2006 include the financial statements of the Company and its wholly owned subsidiary Ren Ren Media Group Limited.

The results of subsidiaries acquired or sold during the year are consolidated from their effective dates of acquisition or through their effective dates of disposition, respectively.
All significant inter-company transactions and balances have been eliminated on consolidation.

Net Income (Loss) per Share

Basic earnings per share were computed by dividing net loss by the weighted average number of shares of common stock outstanding during year. Diluted loss per common share for the years ended December 31, 2007 and 2006 are not presented as it would be anti-dilutive.

Fair Value of Financial Instruments

Statement of financial accounting standard No. 107, Disclosures about Fair Value of Financial Instruments, requires that the Company disclose estimated fair values of financial instruments. Unless otherwise indicated, the fair values of all reported assets and liabilities, which represent financial instruments, none of which are held for trading purposes, approximate are carrying values of such amounts.

Cash and Cash Equivalents
The Company considers all liquid investments with a maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents.
Inventories

Inventories are stated at the lower of cost or market, cost being determined on the first-in, first-out method. Inventories are written down if the estimated net realizable value is less than the recorded value.

Property equipment
Property equipment is stated at costs. Depreciation are computed using the straight-line method over the estimated economic useful lives of the related assets as follows:
Leasehold improvements	5 years
Furniture, fixture and equipment	5 years
Intangible Assets

The Company evaluates intangible assets for impairment, at least on an annual basis and whenever events or changes in circumstances indicate that the carrying value may not be recoverable from its estimated future cash flows. Recoverability of intangible assets, other long-lived assets and, goodwill is measured by comparing their net book value to the related projected undiscounted cash flows from these assets, considering a number of factors including past operating results, budgets, economic projections, market trends and product development cycles. If the net book value of the asset exceeds the related undiscounted cash flows, the asset is considered impaired, and a second test is performed to measure the amount of impairment loss.

Income taxes

The Company accounts for income taxes under SFAS 109, "Accounting for Income Taxes." Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Stock-based compensation

SFAS No. 123 prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS No. 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using the existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, "Accounting for stock issued to employees" (APB 25) and related interpretations with proforma disclosure of what net income and earnings per share would have been had the Company adopted the new fair value method. The Company has chosen to account for stock-based compensation using Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and has adopted the disclosure only provisions of SFAS 123. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee is required to pay for the stock.

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of SFAS 123 and the Emerging Issues Task Force consensus in Issue No. 96-18 ("EITF 96-18"), "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring or in Conjunction with Selling, Goods or Services". Valuation of shares for services is based on the estimated fair market value of the services performed.

Employees' benefits and pension obligations

Mandatory contributions of five percent of gross salary payments, subject to certain minimum and maximum levels, are made to defined contribution Mandatory Provident Fund schemes ("MPF schemes") pursuant to the laws of Hong Kong. These contributions are charged to expense in the same period as the related salary cost. Total contributions made by the Company to the MPF schemes were $3,057 and nil for the year December 31, 2007 and 2006, respectively.

Issuance of shares for service

The Company accounts for the issuance of equity instruments to acquire goods and services based on the fair value of the goods and services or the fair value of the equity instrument at the time of issuance, whichever is more reliably measurable.

Revenue Recognition

The Company recognizes its revenue in accordance with the Securities and Exchange Commissions ("SEC") Staff Accounting Bulletin No. 104, "Revenue Recognition in Financial Statements" ("SAB 104"). Revenue is recognized upon shipment, provided that evidence of an arrangement exists, title and risk of loss have passed to the customer, fees are fixed or determinable and collection of the related receivable is reasonably assured. Revenue is recorded net of estimated product returns, which is based upon the Company's return policy, sales agreements, management estimates of potential future product returns related to current period revenue, current economic trends, changes in customer composition and historical experience.

Foreign Currency Translation

The accounts of the Company's Hong Kong and China subsidiaries are maintained, in the Hong Kong dollars (HK) and Chinese Renminbi, respectively. Such financial statements are translated into U.S. Dollars (USD) in accordance with Statement of Financial Accounts Standards ("SFAS") No. 52, "Foreign Currency Translation," with the respective currency as the functional currency. According to the Statement, all assets and liabilities were translated at the exchange rate on the balance sheet date, stockholder's equity are translated at the historical rates and statement of operations items are translated at the weighted average exchange rate for the year. The resulting translation adjustments are reported under other comprehensive income in accordance with SFAS No. 130, "Reporting Comprehensive Income. As of December 31, 2007, the comprehensive income was $20,766, and in 2006, differences were immaterial.

Recent Pronouncements

In September 2006, FASB issued SFAS 157 'Fair Value Measurements'. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Management believes that this statement will not have a significant impact on the financial statements.

In September 2006, the SEC issued SAB No. 108, which provides guidance on the process of quantifying financial statement misstatements. In SAB No. 108, the SEC staff establishes an approach that requires quantification of financial statement errors, under both the iron-curtain and the roll-over methods, based on the effects of the error on each of the Company's financial statements and the related financial statement disclosures. SAB No.108 is generally effective for annual financial statements in the first fiscal year ending after November 15, 2006. The transition provisions of SAB No. 108 permit existing public companies to record the cumulative effect in the first year ending after November 15, 2006 by recording correcting adjustments to the carrying values of assets and liabilities as of the beginning of that year with the offsetting adjustment recorded to the opening balance of retained earnings. The management of the Company does not anticipate that the adoption of the standard will have a material impact on these financial statements.

In February 2007, the FASB issued SFAS 159, The Fair Value Option for Financial Assets and Financial Liabilities, which permits entities to choose to measure many financial instruments and certain other items at fair value. The unrealized gains and losses on items for which the fair value option has been elected should be reported in earnings.The decision to elect the fair value option is determined on an instrument-by-instrument basis, should be applied to an entire instrument and is irrevocable. Assets and liabilities measured at fair values pursuant to the fair value option should be reported separately in the balance sheet from those instruments measured using other measurement attributes.SFAS No.159 is effective as of the beginning of the Company's 2008 fiscal year. We are currently in the process of evaluating the expected effect of SFAS No. 159 on our results of operations and financial position.

In December 2007, the FASB issued SFAS No. 160, "Noncontrolling Interests in Consolidated Financial Statements, an amendment of Accounting Research Bulletin No 51"(SFAS 160). SFAS 160 establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, changes in a parent's ownership of a noncontrolling interest, calculation and disclosure of the consolidated net income attributable to the parent and the noncontrolling interest, changes in a parent's ownership interest while the parent retains its controlling financial interest and fair value measurement of any retained noncontrolling equity investment. SFAS 160 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited. The adoption of SFAS No. 160 is not expected to have a material effect on its financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS 141R, Business Combinations("SFAS 141R"), which replaces FASB SFAS 141, Business Combinations.This Statement retains the fundamental requirements in SFAS 141 that the acquisition method of accounting be used for all business combinations and for an acquirer to be identified for each business combination. SFAS 141R defines the acquirer as the entity that obtains control of one or more businesses in the business combination and establishes the acquisition date as the date that the acquirer achieves control.SFAS 141R will require an entity to record separately from the business combination the direct costs, where previously these costs were included in the total allocated cost of the acquisition.SFAS 141R will require an entity to recognize the assets acquired, liabilities assumed, and any non-controlling interest in the acquired at the acquisition date, at their fair values as of that date.This compares to the cost allocation method previously required by SFAS No. 141. SFAS 141R will require an entity to recognize as an asset or liability at fair value for certain contingencies, either contractual or non-contractual, if certain criteria are met.Finally, SFAS 141R will require an entity to recognize contingent consideration at the date of acquisition, based on the fair value at that date.This Statement will be effective for business combinations completed on or after the first annual reporting period beginning on or after December 15, 2008. Early adoption of this standard is not permitted and the standards are to be applied prospectively only. Upon adoption of this standard, there would be no impact to the Company's results of operations and financial condition for acquisitions previously completed. The adoption of SFAS No. 141R is not expected to have a material effect on its financial position, results of operations or cash flows.

Reclassifications
Certain comparative amounts have been reclassified to conform to the current year's presentation.

NOTE 3	UNCERTAINTY OF ABILITY TO CONTINUE AS A GOING CONCERN

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. As of December 31, 2007, the Company has incurred an accumulated deficits totaling $3,582,289 and its total assets exceed its total liabilities by $5,023,469. In view of the matters described above, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheets is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to raise additional capital, obtain financing and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management has taken the following steps to revise its operating and financial requirements, which it believes are sufficient to provide the Company with the ability to continue as a going concern. As at December 31, 2007, the Company has an Equity Line of Credit Agreement ("ELOC Agreement") to sell up to US$2,450,000 common stock of the Company. This Equity Line is effective until on or about May 12, 2009. The Company is also actively pursuing additional funding and potential merger or acquisition candidates and strategic partners, which would enhance stockholders' investment. Management believes that the above actions will allow the Company to continue operations through the next fiscal year. However there can be no assurances that the Company can draw down on the ELOC Agreement or that sufficient financing will be available on terms acceptable to the Company or at all.

NOTE 4	BUSINESS COMBINATIONS
Sale and Purchase Agreement between the Company and Central High Limited

On March 13, 2007, the Company entered into a Sales and Purchase agreement (the "Purchase Agreement") to acquire 100% of the issued and outstanding shares of Good World Investments Limited ("Good World") from Central High Limited.

The consideration for the acquisition is 125,000,000 shares of the Company's common stock valued at $6,000,000 based upon the market value of shares as it traded on the Over-the-Counter Bulletin Board (OTCBB) at the date of acquisition. Our directors, Messrs. Con Unerkov and Alex Ho, each own 25% interests in Central High Limited. Good World, an investment holding company, owns 50% of the registered capital of Beijing Ren Ren Health Culture Promotion Limited (the "BRR"). BRR is a company incorporated in the People's Republic of China, and is working with the Chinese Government on a benevolent project named "Great Wall of China Project" to promote health education and health awareness to China.

The purchase price was allocated as follows:
US$
Cash	26,671
Current assets	416,378
Current liabilities	(30,008)
Property, plant and equipment	7,471
Goodwill	7,791,676
Long-term loan	(2,000,000)
Minority interest (50%)	(212,188)
Purchase price	6,000,000

NOTE 5	STOCKHOLDERS' EQUITY
Common Stock
In March 2006, the Company issued 1,000,000 shares of common stock under the agreement for the acquisition of the distribution rights for M.AG.I.C. Convergent Device.

In March 2006, the Company issued 833,333 shares of common stock for $250,000.

In November and December 2006, the Company issued a total of 3,000,000 shares of common stock for services valued at a total of $69,000.

In December 2006, the Company issued 12,500,000 shares of common stock as a commitment fee under an Equity Line of Credit Agreement.

In December 2006, the Company entered into an agreement to issued 4,342,464 shares of common stock for accrued services for $158,500. These shares were issued on January 3, 2007.

In January 2007, the Company entered into an agreement to acquire 18% in Guangzhou Waho Culture Media Co., Ltd. for $243,000 of which $53,000 was paid in cash and $190,000 was paid by the issuance of 3,518,518 shares of common stock in the Company. The Company impaired the investment made in Waho Culture Media Co., Ltd., as of March 31, 2007, as the marketable value is uncertain.

In March 2007, the Company issued 1,700,000 shares of common stock for services valued at $85,000.

In March 2007, the Company entered into an agreement to acquire 100% of Good World Investments Limited for a consideration of $6,000,000, which was settled by the issuance of 125,000,000 common stock in the Company.

In May 2007, the Company issued a total of 2,667,095 unrestricted shares of Common Stock to its staff and consultants in accordance with the Form S8 registration statements filed on March 8, 2007.

In June 2007, the Company issued 1,230,000 shares of common stock for services valued at $60,550.

In July 2007, the Company distributed S8 stocks of 800,000 shares of common stock to its employees and consultant for their services valued at $34,000.

Between August and October 2007, the Company issued a total of 10,846,666 shares of common stock for promotional and consulting services valued at a total of $406,870.

In October 2007, the Company issued 500,000 and 2,000,000 shares of common stock in relation to the exercise of 500,000 warrant shares at $0.030 per share for a total of $15,000 and sold $50,000 commons stock, respectively, under the ELOC Agreement.

In November 2007, the Company issued 2,500,000 shares of common stock for services valued at $90,000.

In November and December 2007, the Company issued a total of 2,344,205 unrestricted shares of Common Stock to its staff and consultants in accordance with the Form S8 registration statements filed on March 8, 2007.

In December 2007, the Company issued 2,777,778 restricted shares of common stock for accrued services of $100,000.

Warrants

The Company issued stock warrants for 1,666,666 shares of common stock to Central Star Holdings Limited. The warrants expired on February 21, 2008 and have an exercise price of $0.30 per share. The company booked expense of $80,000. Subsequent to the balance sheet date, on February 21, 2008, these warrants lapsed.

The Company issued stock warrants for 31,250,000 shares of common stock to Tailor-Made Capital Limited ("TMC"), as part of the Equity Line of Credit Agreement between TMC and the Company, in which TMC was to invest up to $2,500,000 to purchase the Company's common stock. The warrants expire on or about May 12, 2009. The warrants have an exercise price for 15,625,000 shares of common stock at $0.030 per share and the other 15,625,000 shares of common stock at $0.036 per share. The Company booked expense of $311,508. During the year. 500,000 warrant shares were exercised at an exercise price of $0.030 per share for a total of $15,000.

The Company also issued 138,889 stock warrants as part of commission in relation to the Equity Line of Credit Agreement above. These warrants have an exercise price of $0.036 per share and expire on or about May 12, 2009.

In March 2007, the Company issued 208,333 stock warrants as part of commission in relation to the issuance of $75,000 Convertible Debenture under the Debenture Purchase Agreement with TMC. These warrants have an exercise price of $0.036 per share and expire on or about May 12, 2009.

In October 2007, the Company issued 41,666 and 138,888 stock warrants as part of commission in relation to the $15,000 received from the exercise of warrant and $50,000 received from the draw down, respectively, under the ELOC Agreement with TMC. These warrants have an exercise price of $0.036 per share and expire on or about May 12, 2009.

NOTE 6	STOCK OPTIONS AND WARRANTS
Stock Options

The Company adopted SFAS No. 123 (Revised 2004), Share Based Payment ("SFAS No. 123R"), under the modified-prospective transition method on April 1, 2006. SFAS No. 123R requires companies to measure and recognize the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value. Share-based compensation recognized under the modified-prospective transition method of SFAS No. 123R includes share-based compensation based on the grant-date fair value determined in accordance with the original provisions of SFAS No. 123, Accounting for Stock-Based Compensation, for all share-based payments granted prior to and not yet vested as of April 1, 2006 and share-based compensation based on the grant-date fair-value determined in accordance with SFAS No. 123R for all share-based payments granted after April 1, 2006. SFAS No. 123R eliminates the ability to account for the award of these instruments under the intrinsic value method proscribed by Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and allowed under the original provisions of SFAS No. 123. Prior to the adoption of SFAS No. 123R, the Company accounted for our stock option by using the intrinsic value method in accordance with the provisions of APB Opinion No. 25 and related interpretation.

2002 Stock Option Plan

Effective on October 11, 2002, the Company adopted the 2002 Stock Option Plan (the "2002 Plan") allowing for the awarding of options to acquire shares of common stock. This plan provides for the grant of incentive stock options to key employees and directors. Options issued under this plan will expire over a maximum term of ten years from the date of grant.

On May 18, 2007, the board of directors approved to issue 12,300,000 stock options to employees to purchase shares of our Common Stock under the 2002 Stock Option Plan, at exercise price of $0.038 for a vesting period of 3 years. The Company had 29,800,000 stock options outstanding as at December 31, 2007.

Following is a summary of the activities of the 2002 Stock Option Plan in 2007:
Options outstanding
Outstanding, December 31, 2006	21,800,000
Granted during the year	12,300,000
Forfeited/lapsed during the year	(4,300,000)
Exercised during the year	-
--------------------------------
Outstanding, December 31, 2007	29,800,000
======================
Following is a summary of the status of options outstanding at December 31, 2007:

Outstanding Options			Exercisable Options
------------------------------------			----------------------------------------------------------------------
Grant Date	Exercise Price	Number	Average Remaining Contractual Life	Average Exercise Price	Number	Intrinsic Price
12/23/2006	$0.0365	17,500,000	1.98	$0.0365	17,500,000	$0.00
5/18/2007	$0.0380	12,300,000	2.47	$0.0380	12,300,000	$0.00
The assumptions used in calculating the fair value of options granted using the Black-Scholes option pricing model are as follows:
i) The outstanding 17,500,000 stock options granted on December 23, 2006:
Grant date:	12/23/2006
Risk-free interest rate	4.63%
Expected life of the options	3.00 years
Expected volatility	95%
Expected dividend yield	0
ii) The outstanding 12,300,000 stock options granted on May 18, 2007:
Grant date:	5/18/2007
Risk-free interest rate	4.63%
Expected life of the options	3.00 years
Expected volatility	139%
Expected dividend yield	0
2007 Stock Incentive Plan

On February 19, 2007, the Company adopted the 2007 Stock Incentive Plan (the "2007 Plan") allowing for the awarding of options to acquire shares of common stock. This plan provides for the grant of incentive stock options to key employees, directors and consultants. Options issued under this plan will expire over a maximum term of ten years from the date of grant.

On March 8, 2007, we registered 38,400,000 shares underlying stock options under the 2007 Stock Incentive Plan with the SEC pursuant to a registration statement on Form S-8. On May 18, 2007, the Company issued a total of 2,667,095 shares to its staff and consultants for their services provide. In July 2007, the Company issued a total of 800,000 shares to its staff and consultants for their services provided. As of December 31, 2007 there were 34,932,905 shares underlying stock options under the 2007 Stock Incentive Plan.

As of December 31, 2007, there were no outstanding stock options to purchase shares of our Common Stock under the 2007 Stock Incentive Plan.

Warrants
Following is a summary of the warrant activity in 2007:

Outstanding, December 31, 2006	33,055,555
Granted during the year	388,887
Forfeited during the year	-
Exercised during the year	(500,000)
------------------------
Outstanding, December 31, 2007	32,944,442
=================
Following is a summary of the status of warrants outstanding at December 31, 2007:
Outstanding Warrants			Exercisable Warrants
------------------------------------			------------------------------------------------------------------
Exercise Price	Number	Average Remaining Contractual Life	Average Exercise Price	Number	Intrinsic Value
-------------	---------------	-----------------	--------------------	-------------------	---------------
$0.300	1,666,666	0.12	$0.300	1,666,666	$0.00
$0.030	15,125,000	1.45	$0.030	15,125,000	$0.00
$0.036	15,625,000	1.45	$0.036	15,625,000	$0.00
$0.036	138,889	1.45	$0.036	138,889	$0.00
$0.036	208,333	1.34	$0.036	208,333	$0.00
$0.036	41,666	1.39	$0.036	41,666	$0.00
$0.036	138,888	1.40	$0.036	138,888	$0.00
Details of the warrants are specified in Note 7 (c) and (d).
On October 15, 2007, 500,000 warrant shares were exercised at an exercise price of $0.030

NOTE 7	STOCK PURCHASE AGREEMENTS

a) On or about January 25, 2006, the Company entered into an agreement with Fleming Assets Limited ("Fleming") to acquire the distribution rights for the M.A.G.I.C. Convergent Communications Device for the territory of China and Hong Kong. Under the agreement the Company will issue the following shares to Fleming:

-	Within one month of signing the agreement, one million shares of the Company;
-	Within one month of receiving the prototype devices, one million shares of the Company;
-	Within one month of receiving the product from commercial production, two million shares of the Company; and
-	A royalty payment of 100,000 shares of the Company for every 5,000 devices sold for the next 3 years.
As of December 31, 2006, the Company has only issued one million shares in respect of this agreement.

b) On or about February 13, 2006, the Company announced a Stock Purchase Agreement with Central Star Holdings Limited ("Central Star"). Under the agreement, Central Star will purchase 833,333 shares in the Company for $250,000 upon signing the agreement and thereafter purchasing an additional $1 million worth of stock of the Company in 4 equal tranches every 2 months over an 8 months period. Central Star is obliged to purchase the additional tranches provided that the share price of the 5 days prior to the relevant date is not below $0.33 per share. However if the share price is below $0.33 then Central Star still has the right, but not the obligation, to purchase the stock at $.30 per share. For every stock purchased, Central Star will be entitled to receive an option to purchase 2 additional shares in the Company at the same price that it paid for the shares subscribed over a one year period from the later date of the final payment of the last tranche to complete the $1 million additional stock purchase and February 21, 2007. The Company received $250,000 in February 2006. $80,000 was expensed for issuing the warrants.

c) On or about December 7, 2006 the Company entered into an Equity Line of Credit Agreement ("ELOC") with Tailor-Made Capital Limited ("TMC"). Pursuant to Equity Line of Credit Agreement, the Company may at its sole discretion, periodically sell to TMC common stock for a total purchase price of up to US$2,500,000 during the two year period commencing on the effective date of the registration statement but not later than three years from the date of the ELOC. The amount of each advance is subject to a maximum amount of US$250,000, and the Company may not submit an advance within 5 trading days of a prior notice of an advance. For each common stock purchased under the ELOC, TMC will pay between 90-100% of the volume weighted average price of our common stock quoted on the Over-the-Counter Bulletin Board for the 5 days immediately preceding the notice date. As part of this agreement, the Company issued to TMC 12,500,000 common stock as commitment fee and stock warrants for a total of 31,250,000 shares of common stock. The warrants expire on May 7, 2009. The warrants have an exercise price for 15,625,000 shares of common stock at $0.030 per share and the other 15,625,000 shares of common stock at $0.036 per share.

d) On December 12, 2006, the Company also issued 138,889 stock warrants as part of commission in relation to the issuance of $50,000 Convertible Debenture to TMC in respect of the Debenture Purchase Agreement. These warrants have an exercise price of $0.036 per share and expire on May 12, 2009.

e) On January 3, 2007, the Company issued 4,342,464 shares of common stock for accrued services of $158,500.

f) On January 13, 2007 the Company acquired 18% interests in Guangzhou Waho Culture Media Co., Ltd. (the "GWCM") for $243,000, of which $190,000 was to be paid by the issuance of 3,518,518 common stock of the Company. GWCM is a company focused in the business of online advertising for the China market.

g) On March 13, 2007, the Company entered into a Sales and Purchase Agreement to acquire the entire issued share capital of Good World Investments Limited which owns 50% issued shares capital of Beijing Ren Ren Health Culture Promotion Limited. Pursuant to the agreement, the Company issued 125 million shares to Central High Limited as the consideration. This purchase consideration was negotiated with reference to the BRR accounts and the underlying projects in BRR. Our directors Messrs. Con Unerkov and Alex Ho each owns 25% interests in, but are not directors or officers of, Central High Limited.

h) On March 27, 2007, the Company issued 208,333 stock warrants as part of commission in relation to the issuance of $75,000 Convertible Debenture to TMC in respect of the Debenture Purchase Agreement. These warrants have an exercise price of $0.036 per share and expire on May 12, 2009.

i) On May 18, 2007, the Company issued 2,667,095 unrestricted shares of common stock for accrued services of $97,349. These shares were issued in accordance with the Form S8 registration statements.

j) On July 18, 2007, the Company issued 800,000 unrestricted shares of common stock to its staff and consultant for services of $34,000. These shares were issued in accordance with the Form S8 registration statements.

k) On August 14, 2007, the Company issued the third tranche of 1,500,000 shares to an independent third party for 3 months consulting services in accordance with the Consultant Agreement executed on December 1, 2006. The services were valued at fair market value of the common stock issued for $57,000.

l) On August 20, 2007, the Company entered into an agreement with a third party consultant to provide promotional works for the Company and, in return, the Company issued 1,250,000 shares of Common Stock as compensation fee. The term of this agreement is for a period of 3 months commencing immediately after the date of this agreement. The services were valued at fair market value of the common stock issued for $43,750.

m) On September 19, 2007, we entered into a Financial Public Relation Agreement ("FPR Agreement") with a third party consultant to provide promotion services for the Company. Pursuant to the FPR Agreement, the term of the Agreement shall be for 30 days commencing immediately after the date of execution. The Company issued to the consultant 180,000 shares of common stock as consideration pursuant to the FPR Agreement. The services were valued at fair market value of the common stock issued for $6,120.

n) On October 9, 2007, we entered into a Consulting Services Agreement ("CS Agreement") with a third party consultant to provide consulting services for the Company. Pursuant to the CS Agreement, The term of the CS Agreement shall be for 3 months commencing immediately after the date of execution. The Company issued to the consultant 1,250,000 shares of common stock as a consideration in the CS Agreement. The services were valued at fair market value of the common stock issued for $60,000 of which $4,667 was prepaid service expense at December 31, 2007.

o) On October 15, 2007, 500,000 warrant shares were exercised at an exercise price of $0.030 per share under the ELOC Agreement.
p) On October 18, 2007, the Company sold 2,000,000 common stock of the Company for $50,000 under the ELOC Agreement.

q) On October 30, 2007, the Company entered into an Advertising Agreement ("Agreement") with a third party consultant to provide promotional services for the Company. Pursuant to the Agreement, The term of the Agreement shall be for 12 months commencing after the date of execution. The Company issued to the consultant 6,666,666 shares of common stock as a consideration of the Agreement. The services were valued at fair market value of the common stock issued for $240,000, of which $198,667 was prepaid service expense at December 31, 2007.

r) On November 26, 2007, the Company issued 1,000,000 unrestricted shares of common stock for accrued services of $36,000, of which $27,400 was prepaid service expenses at December 31, 2007. These shares were issued in accordance with the Form S8 registration statements.

s) On November 28, 2007, the Company entered into an agreement with a third party consultant to provide promotional works for the Company and, in return, the Company issued 2,500,000 shares of Common Stock as compensation fee. The term of this agreement is for a period of 3 months commencing on December 3, 2007. The services were valued at fair market value of the common stock issued for $90,000, of which $61,000 was prepaid service expense at December 31, 2007.

t) On December 19, 2007, the Company issued 1,344,205 unrestricted shares of common stock for accrued services of $48,720. These shares were issued in accordance with the Form S8 registration statements.

u) On December 28, 2007, the Company issued 2,777,778 restricted shares of common stock for accrued services of $100,000.

NOTE 8	LOANS TO UNRELATED PARTIES
Loans to unrelated parties are summarized as follows:
	2007	2006
	------------------------	----------------------
Shanxi Chunlan High Tech Development Ltd (Chunglan)	$219,340	$-

Beijing Hongkin Advertising Ltd (Hongkin)	124,147	-
	------------------------	-----------------------

	$343,487	$-
	=================	=================

Loans to Chunglan and Hongkin is unsesured, interest free and repayable within 12 months.
NOTE 9	PREPAYMENTS, DEPOSITS AND OTHER RECEIVABLES
Prepayments, deposits and other receivables are summarized as follows:
	2007	2006
	-----------------------	---------------------
Rental deposits	$21,334	$15,949

Utility and other deposits	9,860	36,245
Advance to suppliers	82,337	-
Other receivable	1,449	-
	-----------------------	----------------------

	$114,980	$52,194
	=================	=================
NOTE 10	PROPERTY AND EQUIPMENT, NET
Property and equipment is summarized as follows:
	2007	2006
	----------------------	----------------------
Cost

Leasehold improvements	$-	$7,918
Furniture, fixture and equipment	4,695	9,694
Computers	6,923	-
Automobile	47,951	-
	-----------------------	-----------------------
	59,569	17,612
Accumulated depreciation	(10,824)	(2,523)
	-----------------------	-----------------------

	$48,745	$15,089
	=================	=================

NOTE 11	ADVANCE PAYMENT FOR DISTRIBUTION RIGHTS

On January 25, 2006, the Company entered into an agreement with Fleming Assets Limited ("Fleming") to acquire the distribution rights for the M.A.G.I.C. Convergent Communications Device for the territories of China and Hong Kong. Under the agreement the Company will issue the following shares to Fleming:

*	Within one month of signing the agreement, one million shares of the Company;
*	Within one month of receiving the prototype devices, one million shares of the Company;
*	Within one month of receiving the product from commercial production, two million shares of the Company; and
*	A royalty payment of 100,000 shares of the Company for every 5,000 devices sold for the next 3 years.
The Company issued 1,000,000 shares of common stock valued at $138,000. The shares were valued at the market price on the date of issuance.
NOTE 12	OTHER PAYABLES AND ACCRUALS
Other payables and accruals are summarized as follows:
	2007	2006
	--------------------------	--------------------------
Accrued salaries and wages	$93,955	$13,606

Accrued interest	27,325	16,992
Accrued accounting, legal and consulting fee	25,191	92,293
Accrued office and related expenses	39,799	20,811
Accrued audit fee	20,000	-
Accrued others	16,578	30,631
Other payables	121,544	-
Deposit from customers	30,001	-
	--------------------------	--------------------------

	$374,393	$174,333
	===================	===================

NOTE 13	CONVERTIBLE DEBENTURES

On December 7, 2006 the Company entered into a Debenture Purchase Agreement ("DPA") with TMC whereby TMC agreed to purchase certain convertible securities issued by the Company. Pursuant to the terms of the DPA, the Company may sell and issue to TMC, and TMC will purchase from the Company, up to an aggregate of US$125,000 of convertible debenture ("Convertible Debenture") of the Company which will be due 12 months from the date of issuance. The terms of the Convertible Debenture due one year from the date of issue, bears interest at a rate of 10% per annum which is payable on the conversion date or at maturity, and can be converted at TMC's discretion at any time prior to maturity date at a conversion price of US$0.024 per share. Under the DPA, the Company can issue the Convertible Debentures in 3 stages: 1) US$50,000 upon signing the DPA, 2) US$50,000 upon filing the registration statement in accordance to the SPA, and 3) US$25,000 upon the aforementioned registration statement being declared effective by the Securities Exchange Commission. On December 20, 2006, the Company issued US$50,000 Convertible Debenture pursuant to the DPA and this was the only Convertible Debenture outstanding as at December 31, 2006.

On March 28, 2007, the Company issued US$75,000 Convertible Debenture pursuant to the DPA and as at December 31, 2007 a total of US$125,000 Convertible Debentures were issued and outstanding.

The debentures were discounted for the fair value of warrants, pursuant to APB 14 Accounting for "Convertible Debt and Debt Issued with Stock Purchase Warrants". The debentures were further discounted for the intrinsic value of the beneficial conversion feature, pursuant to EITF 98-5 "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios. " The discount is being amortized over the life of the debentures. Through December 31, 2007, $57,258 was amortized and recorded as part of financing expenses.

For subsequent events of Convertible Debentures, please see NOTE 20 SUBSEQUENT EVENTS (unaudited) for details.

NOTE 14	SHORT-TERM DEBT

As of December 31, 2007, the Company has an outstanding short-term unsecured debt payable of $67,600 (2006: $67,600), with annual interest rate of 10%. This debt is due on September 30, 2008. The Company recorded accrued interest of $6,760 in 2007 (2006: $6,760).

NOTE 15	DUE TO DIRECTORS AND OFFICERS
The due to directors and officers are interests free, unsecured and due on demand. The balance of due to directors and officers is $727,861 as of December 31, 2007 (2006 $362,186).

NOTE 16	LONG-TERM DEBTS
	2007	2006
	--------------------------	--------------------------
Shareholder Loan	$2,000,000	$-

Other Loan	23,600	-
	--------------------------	--------------------------

	$2,023,600	$-
	===================	===================
The shareholder loan of $2,000,000 is non-secured, accrued interest from November 25, 2007 at a rate of 8% per annum and payable on November 25, 2010.
The other loan is non-secured, accrued interest at 10% per annum and payable on March 31, 2009.
NOTE 17	SHARES ISSUED FOR PREPAID EXPENSES
	2007	2006
	--------------------------	--------------------------
Balance at January 1	$55,375	$-

Issue of shares for service during year	603,420	69,000
Less: service expensed during year	(365,394)	(13,625)
	--------------------------	--------------------------

Balance at December 31	$293,401	$55,375
	===================	===================
NOTE 18	RELATED COMPANY TRANSACTIONS

The Company agreed to pay directors and officers a monthly salary for services performed. During the years ended December 31, 2007 and 2006, the Company paid the directors and its officers and their services companies a total remuneration of $289,512 and $341,000, respectively.

NOTE 19	INCOME TAXES

No provision was made for income tax for the year ended December 31, 2007 and 2006, since the Company and its subsidiaries had significant net operating loss. In the year ended December 31, 2007 and 2006, the Company and its subsidiaries incurred net operating losses for tax purposes of approximately $1,728,032 and $1,515,743, respectively. Total net operating losses carry forward at December 31, 2007 and 2006, (i) for Federal and State purpose were $2,263,339 and $1,854,257, respectively and (ii) for its entities outside of the United States were $1,209,110 and $615,150, respectively for the two years. The net operating loss carry-forwards may be used to reduce taxable income through the year 2025. The availability of the Company's net operating loss carry-forwards are subject to limitation if there is a 50% or more change in the ownership of the Company's stock.

There was no significant difference between reportable income tax and statutory income tax. The gross deferred tax asset balance as of December 31, 2007 and 2006 was approximately $1,014,000 and $400,660, respectively. A 100% valuation allowance has been established against the deferred tax assets, as the utilization of the loss carry-forwards cannot reasonably be assured.

A reconciliation between the income tax computed at the Hong Kong and PRC China statutory rate and the Group's provision for income tax is as follows:
	2007	2006
	-----------------------	-----------------------
Hong Kong statutory rate	17.5%	17.5%
Valuation allowance -Hong Kong rate	(17.5%)	(17.5%)
PRC China Enterprise Income Tax	33%	33%
Valuation allowance -PRC rate	(33%)	(33%)

	-----------------------	-----------------------
Provision for income tax	-	-
	=================	=================

NOTE 20	COMMITMENTS AND CONTINGENCIES
a)

The Company leases office premises for its operations in United States and Hong Kong under operating leases. Rental expenses under operating lease for the year ended December 31, 2007 was $58,363 (2006:$58,927).

Future minimum rental payments under non-cancellable operating leases for the year ended December 31, 2007 is $5,474.

b)

The Company has service or employment agreements with the Directors and Officer and its service companies (the "Executives") for two years commencing on October 1, 2005 and the agreements shall continue thereafter unless terminated by either parties. The Executives will receive a monthly salary at a rate to be agreed by the Company and the Executives from time to time. In addition, the Executives will receive an annual management bonus to be determined by the majority of the Board based on the operating results of the Company and the Executives' performances, provided that it does not exceed 8.8 % of the net profit of the Company.

c)	On December 7, 2006, the Company has entered into an Equity Line of Credit Agreement to sell US$2,500,000 of common stock, as further described in Note 7 (C) above.

d)	The Company will pay a 10% commission in cash and an equal amount in stock warrant to an independent party on any funds received under the ELOC Agreement and the Debenture Purchase Agreement.
NOTE 21	SUBSEQUENT EVENTS (Unaudited)
On January 4, 2008, the Company issued 2,631,579 shares of common stock to extend the repayment date of the $50,000 Convertible Debenture to March 28, 2008.
On April 7, 2008, the Company paid off the two Convertible Debentures totaling $125,000 and the accrued interests of $14,198.

2. Unaudited consolidated financial statements for the six months ended June 30, 2008 and 2007 of the Company
Table of Contents

Condensed Consolidated Financial Statements:

Condensed Consolidated Balance Sheet as of June 30, 2008 and December 31, 2007	F27

Condensed Consolidated Statements of Operations for the 3-months and 6-months periods ended June 30, 2008 and 2007	F28

Condensed Consolidated Statements of Stockholders' Equity / (Deficit) for the years ended December 31, 2007 and 2006, and for the 6-months periods ended June 30, 2008	F29

Condensed Consolidated Statements of Cash Flows for the 6-months ended June 30, 2008 and 2007	F30

Notes to Condensed Consolidated Financial Statements	F31 to F44

CHINA MEDIA GROUP CORPORATION
CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2008 AND DECEMBER 31, 2007
		June 30,	December 31,
		2008	2007
		(Unaudited)	(Audited)
	Notes	-----------------	---------------------
ASSETS
Current Assets:
Cash and cash equivalents		$52,166	$107,903
Accounts receivables		11,774	-
Loans to unrelated parties		365,295	343,487
Prepayments, deposit and other receivables	7	91,718	114,980
		---------------------	-----------------------
Total current assets		520,953	566,370

Non-current assets
Property and equipments, net		44,913	48,745
Advance payment for distribution rights		138,000	138,000
Goodwill		7,791,676	7,791,676
		---------------------	---------------------
		7,974,589	7,978,421
		---------------------	---------------------
		$8,495,542	$8,544,791
		=============	=============
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable		$30,952	$32,806
Other payables and accruals	8	509,388	374,393
Convertible debentures	9	-	107,258
Short term debt	10	91,200	67,600
Due to directors and officers	11	1,010,118	727,861
		---------------------	---------------------
Total current liabilities		1,641,658	1,309,918
		---------------------	---------------------
Long-term debts	12	2,000,000	2,023,600
Minority interest		176,084	187,804

Stockholders' equity
Common stock, no par value, 85,000,000,000 shares authorized, 524,132,450 (2007: 521,500,871) shares issued and outstanding	4 &5	7,428,902	7,428,902
Additional paid-in-capital		1,549,837	1,449,491

Shares issued for prepaid consulting services	13	(78,668)	(293,401)
Comprehensive income		46,712	20,766
Accumulated deficits		(4,268,983)	(3,582,289)
		---------------------	-----------------------
Total stockholders' equity		4,677,800	5,023,469
		---------------------	---------------------
		$8,495,542	$8,544,791
		============	=============

The accompanying notes are an integral part of these financial statements.

CHINA MEDIA GROUP CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE THREE MONTHS AND SIX MONTHS PERIODS ENDED JUNE 30, 2008 AND 2007
	Three months periods Ended June 30	Six months periods Ended June 30
	------------------------------------------------	-------------------------------
	2008	2007	2008	2007
	-----------------	-----------------	-----------------	-----------------
	US$	US$	US$	US$

Net revenue	26,126	34,467	51,401	61,301

Cost of revenue	11,803	23,142	27,960	43,389
	-----------------	-----------------	----------------	---------------
Gross profit	14,323	11,325	23,441	17,912

Operating expenses:
Impairment of investment	-	-	-	243,000
Selling, general and administrative expenses	233,603	339,888	615,989	685,662
	-----------------	-----------------	-------- -------	---------------
Loss from operations before other expense	(219,280)	(328,563)	(592,548)	(910,750)

Other income / (expenses)
Interest income	-	-	37	-
Interest expenses	(42,524)	(24,950)	(105,903)	(28,463)
	-----------------	-----------------	-----------------	--------------
Net loss before minority interests	(261,804)	(353,513)	(698,414)	(939,213)
Minority interest	6,333	4,532	11,720	4,532
	-----------------	-----------------	-----------------	--------------
Net loss	(255,471)	(348,981)	(686,694)	(934,681)
	-----------------	-----------------	-----------------	--------------
Other comprehensive income
Foreign currency translation gain	11,224	2,208	25,946	5,746
	-----------------	-----------------	-----------------	--------------
Comprehensive loss	(244,247)	(346,773)	(660,748)	(928,935)
	==========	==========	=========	=========

Basic and diluted loss per common share	$(0.00)	$(0.00)	$ (0.00)	$(0.00)
	==========	==========	=========	=========
Basic and diluted weighted average number of common shares *	524,132,450	497,337,381	524,089,072	445,390,825
	==========	==========	=========	===============

* Basic and diluted weighted average number of shares is same since the effect of dilutive securities are anti-dilutive.

The accompanying notes are an integral part of these financial statements.

CHINA MEDIA GROUP CORPORATION
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY/ (DEFICIT)
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006 AND
FOR THE SIX MONTHS PERIODS ENDED JUNE 30, 2008

	Common stock		Additional				Total
	-----------------------		paid-in	Comprehensive	Prepaid	Accumulated	stockholders'
	Shares	Amount	capital	income	Expenses	Deficit	equity (deficit)
	----------------	-------------	--------------	---------------	-------------	--------------	---------------
		US$	US$	US$	US$	US$	US$
Balance at January 1, 2006	343,940,812	162,170	-	-	-	(338,514)	(176,344)

Issuance of shares for distribution right	1,000,000	138,000	-	-	-	-	138,000

Issuance of shares and warrants for cash	833,333	170,000	80,000	-	-	-	250,000

Issuance of shares for services	3,000,000	69,000	-	-	(55,375)	-	13,625

Issuance of shares for commitment fee for equity line of credit agreement	12,500,000	237,500	-	-	-	-	237,500

Options granted	-	-	184,276	-	-	-	184,276

Issuance of warrants	-	-	312,660	-	-	-	312,660

Net loss	-	-	-	-	-	(1,515,743)	(1,515,743)
	----------------	-------------	--------------	---------------	-------------	--------------	---------------
Balance at December 31, 2006 and January 1, 2007	361,274,145	776,670	576,936	-	(55,375)	(1,854,257)	(556,026)

Issuance of shares for staffs	11,731,542	312,232	116,337	-	-	-	428,569

Issuance of shares for share investment	3,518,518	190,000	-	-	-	-	190,000

Issuance of shares for acquisition of subsidiary	125,000,000	6,000,000	-	-	-	-	6,000,000

Issuance of shares for services	17,476,666	85,000	603,420	-	(238,026)	-	450,394

Exercise of warrants	500,000	15,000	-	-	-	-	15,000

Sell shares under ELOC Agreement	2,000,000	50,000	-	-	-	-	50,000

Issuance of warrants	-	-	15,590	-	-	-	15,590

Options granted	-	-	62,208	-	-	-	62,208

Issuance of convertible debenture
	-	-	75,000	-	-	-	75,000

Comprehensive income	-	-	-	20,766	-	-	20,766

Net loss	-	-	-	-	-	(1,728,032)	(1,728,032)
	----------------	-------------	--------------	---------------	-------------	--------------	---------------
Balance at December 31, 2007 and January 1, 2008	521,500,871	7,428,902	1,449,491	20,766	(293,401)	(3,582,289)	5,023,469
Amortization of issuance of shares for services expenses	-	-	-	-	214,733	-	214,733
Amortization of options granted	-	-	50,346	-	-	-	50,346
Issuance of shares for extension of repayment of debenture	2,631,579	-	50,000	-	-	-	50,000
Comprehensive income	-	-	-	25,946	-	-	25,946
Net loss	-	-	-	-	-	(686,694)	(686,694)
	----------------	-------------	--------------	---------------	-------------	--------------	---------------
Balance at June 30, 2008	524,132,450	7,428,902	1,549,837	46,712	(78,668)	(4,268,983)	4,677,800
	=========	=======	========	=========	=======	========	=========

The accompanying notes are an integral part of these financial statements.

CHINA MEDIA GROUP CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE SIX MONTHS PERIODS ENDED JUNE 30, 2008 AND 2007
	Six months periods ended June 30
	-----------------------------------------------------
	2008	2007
	-----------------	------------------
Cash flows from operating activities:	US$	US$
Net Loss	(686,694)	(934,681)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	6,082	4,335
Amortization of convertible debentures	17,742	19,758
Minority interest	(11,720)	(4,532)
Write off fixed assets	-	3,253
Write off goodwill	-	1,589
Impairment in investment	-	243,000
Option expenses for employee compensation	50,346	-
Common stock issuance for extension of repayment of convertible debenture	50,000	-
Common stock issuance for employees	-	97,349
Common stock issuance for services	-	132,876
Issuance of option for employees compensation		22,454
Issuance of common stock for prepaid expenses for services	214,733	-
(Increase)/decrease in assets:
Prepaid expenses, deposit and other receivables	1,454	(12,337)
Loan receivable	-	87,214
Due from a director of s subsidiary	-	(20,260)
Accounts receivable	(11,774)	(10,673)
Increase in liabilities:
Accounts payable and accrued expenses	133,141	115,855
Due to related parties	282,257	285,795
	--------------------	-------------------
Net cash used in operating activities	45,567	(30,995)
	--------------------	-------------------
Cash flows from investing activities:
Increase in investment	-	(53,000)
Purchase of property and equipment	(2,250)	(49,079)
	--------------------	--------------------
Net cash used in investing activities	(2,250)	(102,079)
	--------------------	--------------------
Cash flows from financing activities:
Proceeds from issuance of debt	-	75,000
Acquisition of subsidiary, net of cash	-	26,671
Repayment of convertible debentures	(125,000)	-
	---------------------	---------------------
Net cash provided by financing activities	(125,000)	101,671
	---------------------	---------------------
Net (decrease) / increase in cash and cash equivalents	(81,683)	30,587

Effect of exchange rate changes on cash and cash equivalents	25,946	5,746
Cash and cash equivalents, beginning	107,903	63,039
	---------------------	---------------------
Cash and cash equivalents, ending	52,166	99,372
	============	============
Supplemental disclosure of cash flow information:
Interest paid	-	-
	============	============
Income taxes paid	-	-
	============	=============

The accompanying notes are an integral part of these financial statements.

CHINA MEDIA GROUP CORPORATION NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
NOTE 1	ORGANIZATION
China Media Group Corporation (the "Company") is a Texas corporation, incorporated on October 1, 2002.

In January 2006, the Company established a wholly owned subsidiary Ren Ren Media Group Limited, a company incorporated in Hong Kong, as its operating company in Hong Kong. In March 2007, the Company acquired all the outstanding shares of Good World Investments Limited, British Virgin Islands corporation that holds 50% of Beijing Ren Ren Health Culture Promotion Limited, a company incorporated in China in the advertising and media business in China.

The Company will be engaged in the media and advertising business, focusing in China, and the marketing and distribution of convergent devices.
NOTE 2	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES & REALIZATION OF ASSETS
Unaudited Interim Financial Information

The accompanying unaudited interim consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the U.S. Securities and Exchange Commission, and should be read in conjunction with the audited consolidated financial statements and notes thereto for the year ended December 31, 2007. They do not include all information and footnotes required by accounting principles generally accepted in the United States of America for completing the consolidated financial statements. However, except as disclosed herein, there has been no material change in the information disclosed in the notes to the consolidated financial statements for the year ended December 31, 2007 included in the Company Form 10-KSB filed with the Securities and Exchange Commission. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been included. Operating results for the interim periods are not necessarily indicative of the results that may be expected for the respective full year.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Principles of Consolidation

The consolidated financial statements include the financial statements of the Company and its wholly owned subsidiaries Ren Ren Media Group Limited and Good World Investments Limited, and a 50% subsidiary Beijing Ren Ren Health Culture Promotion Limited. Good World Investments Limited and Beijing Ren Ren Health Culture Promotion Limited were both acquired by the Group in March 2007.

The results of subsidiaries acquired during the period are consolidated from their effective dates of acquisition.

All significant inter-company transactions and balances have been eliminated on consolidation.

NOTE 2	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES & REALIZATION OF ASSETS (Continued)
Intangible Assets

The Company evaluates intangible assets for impairment, at least on an annual basis and whenever events or changes in circumstances indicate that the carrying value may not be recoverable from its estimated future cash flows. Recoverability of intangible assets, other long-lived assets and, goodwill is measured by comparing their net book value to the related projected undiscounted cash flows from these assets, considering a number of factors including past operating results, budgets, economic projections, market trends and product development cycles. If the net book value of the asset exceeds the related undiscounted cash flows, the asset is considered impaired, and a second test is performed to measure the amount of impairment loss.

Stock-based Compensation

SFAS No. 123 prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS No. 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using the existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, "Accounting for stock issued to employees" (APB 25) and related interpretations with proforma disclosure of what net income and earnings per share would have been had the Company adopted the new fair value method. The Company has chosen to account for stock-based compensation using Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and has adopted the disclosure only provisions of SFAS 123. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee is required to pay for the stock.

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of SFAS 123 and the Emerging Issues Task Force consensus in Issue No. 96-18 ("EITF 96-18"), "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring or in Conjunction with Selling, Goods or Services". Valuation of shares for services is based on the estimated fair market value of the services performed.

Issuance of Shares for Service

The Company accounts for the issuance of equity instruments to acquire goods and services based on the fair value of the goods and services or the fair value of the equity instrument at the time of issuance, whichever is more reliably measurable.

Revenue Recognition

The Company recognizes its revenue in accordance with the Securities and Exchange Commissions ("SEC") Staff Accounting Bulletin No. 104, "Revenue Recognition in Financial Statements" ("SAB 104"). Revenue is recognized upon shipment, provided that evidence of an arrangement exists, title and risk of loss have passed to the customer, fees are fixed or determinable and collection of the related receivable is reasonably assured. Revenue is recorded net of estimated product returns, which is based upon the Company's return policy, sales agreements, management estimates of potential future product returns related to current period revenue, current economic trends, changes in customer composition and historical experience.

NOTE 2	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES & REALIZATION OF ASSETS (Continued)
Foreign Currency Translation

The accounts of the Company's Hong Kong and China subsidiaries are maintained in the Hong Kong dollars (HK) and in Renmenbi, respectively. Such financial statements are translated into U.S. Dollars (USD) in accordance with Statement of Financial Accounts Standards ("SFAS") No. 52, "Foreign Currency Translation," with the Hong Kong dollar and the Renmenbi as the functional currencies. According to the Statement, all assets and liabilities were translated at the exchange rate on the balance sheet date, stockholder's equity are translated at the historical rates and statement of operations items are translated at the weighted average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income in accordance with SFAS No. 130, "Reporting Comprehensive Income. As of June 30, 2008, the accumulated comprehensive income was $46,712. For the six months ended June 30, 2008, the comprehensive income was $25,946 and at the corresponding period in the prior year the comprehensive income was a loss of $5,746.

Recent Pronouncements

In June 2006, the Financial Accounting Standards Board (FASB) issued FASB Integration No. 48, "Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statements No. 109" (FIN 48). FIN 48 clarifies the accounting for uncertainty in income taxes by prescribing a two-step method of first evaluating whether a tax position has met a more likely than not recognition threshold and second, measuring that tax position to determine the amount of benefit to be recognized in the financial statements. Fin 48 provides guidance on the presentation of such positions within a classified statement of financial position as well as on de-recognition, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effectively for fiscal years beginning after December 15, 2006. The adoption of this standard is not expected to have a material effect on the Company's results of operations or financial condition.

FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments". SFAS No. 155 amends SFAS No 133, "Accounting for Derivative Instruments and Hedging Activities", and SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". SFAS No. 155, permits fair value re-measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interest in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on the qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for all financial instruments acquired or issued after the beginning of the Company's first fiscal year that begins after September 15, 2006. The Company has not evaluated the impact of this pronouncement on its financial statements.

NOTE 2	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES & REALIZATION OF ASSETS (Continued)
Recent Pronouncements (Continued)

In May 2005, the FASB issued SFAS No. 154, entitled Accounting Changes and Error Corrections a replacement of APB Opinion No. 20 and FASB Statement No. 3. This Statement replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. Opinion 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. This Statement requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. This Statement defines retrospective application as the application of a different accounting principle to prior accounting periods as if that principle had always been used or as the adjustment of previously issued financial statements to reflect a change in the reporting entity. This Statement also redefines restatement as the revising of previously issued financial statements to reflect the correction of an error. The provisions of SFAS No. 154 are effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005. The adoption of SFAS 154 did not impact the consolidated financial statements.

In September 2006, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 157, "Fair Value Measurements," or SFAS 157, which defines fair value, establishes a framework for measuring fair value in U.S. GAAP, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements, where fair value is the relevant measurement attribute. The standard does not require any new fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company is currently evaluating the impact of adopting SFAS 157 on its consolidated financial statements.

In February 2007, the FASB issued Statement of Financial Accounting Standards ("SFAS") 159, "The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115," or SFAS 159. SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value. Entities that elect the fair value option will report unrealized gains and losses in earnings at each subsequent reporting date. The fair value option may be elected on an instrument-by-instrument basis, with a few exceptions. SFAS 159 also establishes presentation and disclosure requirements to facilitate comparisons between entities that choose different measurement attributes for similar assets and liabilities. The requirements of SFAS 159 are effective for the Company's fiscal year beginning on October 1, 2008. The Company's management is in the process of evaluating this guidance and therefore has not yet determined the impact that SFAS 159 will have on its financial statements upon adoption.

In September 2006, the SEC issued Staff Accounting Bulletin ("SAB") No. 108, or SAB 108, which provides guidance on the process of quantifying financial statement misstatements. In SAB 108, the SEC staff establishes an approach that requires quantification of financial statement errors, under both the iron-curtain and the roll-over methods, based on the effects of the error on each of our financial statements and the related financial statement disclosures. SAB 108 is generally effective for annual financial statements in the first fiscal year ending after November 15, 2006. The transition provisions of SAB 108 permits existing public companies to record the cumulative effect in the first year ending after November 15, 2006 by recording correcting adjustments to the carrying values of assets and liabilities as of the beginning of that year with the offsetting adjustment recorded to the opening balance of retained earnings. We do not expect that the adoption of SAB 108 would have a material effect on our consolidated financial statements.

NOTE 2	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES & REALIZATION OF ASSETS (Continued)
Reclassifications

Certain comparative amounts have been reclassified to conform to the current year's presentation.
NOTE 3	UNCERTAINTY OF ABILITY TO CONTINUE AS A GOING CONCERN

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. As of June 30, 2008, the Company has incurred an accumulated deficits totaling $4,268,983 and its total current liabilities exceed its total current assets by $1,120,705. In view of the matters described above, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheets is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to raise additional capital, obtain financing and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management has taken the following steps to revise its operating and financial requirements, which it believes are sufficient to provide the Company with the ability to continue as a going concern. The Company has filed a registered statement to sell up to $2,500,000 of its common stock under an Equity Line of Credit Agreement ("ELOC"), which was declared effective by the SEC in May 2007. During 2007, the Company has sold $50,000 of its common stock under the ELOC agreement and in August 2008 the Company terminated the ELOC agreement except for the Stock Warrants under the ELOC Agreement. The Company is also actively pursuing additional funding and potential merger or acquisition candidates and strategic partners, which would enhance stockholders' investment. Management believes that the above actions will allow the Company to continue operations through the next fiscal year. However there can be no assurances that the Company can sell any of its Stock Warrants or that sufficient financing will be available on terms acceptable to the Company or at all.

NOTE 4	STOCKHOLDERS' EQUITY
Common Stock
In January 2008, the Company issued 2,631,579 shares of common stock pursuant to a Second Amendment Agreement to extend the repayment of the $50,000 Convertible Debenture to March 28, 2008.
After the balance sheet date on August 3, 2008 the Company issued 10,000,000 shares of Common Stock pursuant to a Letter Agreement to terminate the ELOC Agreement.
Warrants

There were no movements in the warrants during the three months ended June 30, 2008. During the six months period ended June 30, 2008, the only movements in the warrants related to the issue of stock warrants in February 2006 when the Company issued stock warrants for 1,666,666 shares of common stock exercisable for a two year period to February 21, 2008 at an exercise price of $0.30 per share to Central Star Holdings Limited. The warrants expired on February 21, 2008.

NOTE 5	STOCK OPTIONS AND WARRANTS
Stock Options

The Company adopted SFAS No. 123 (Revised 2004), Share Based Payment ("SFAS No. 123R"), under the modified-prospective transition method on April 1, 2006. SFAS No. 123R requires companies to measure and recognize the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value. Share-based compensation recognized under the modified-prospective transition method of SFAS No. 123R includes share-based compensation based on the grant-date fair value determined in accordance with the original provisions of SFAS No. 123, Accounting for Stock-Based Compensation, for all share-based payments granted prior to and not yet vested as of April 1, 2006 and share-based compensation based on the grant-date fair-value determined in accordance with SFAS No. 123R for all share-based payments granted after April 1, 2006. SFAS No. 123R eliminates the ability to account for the award of these instruments under the intrinsic value method proscribed by Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and allowed under the original provisions of SFAS No. 123. Prior to the adoption of SFAS No. 123R, the Company accounted for our stock option plans using the intrinsic value method in accordance with the provisions of APB Opinion No. 25 and related interpretation

2002 Stock Option Plan

Effective on October 11, 2002, the Company adopted the 2002 Stock Option Plan (the "2002 Plan") allowing for the awarding of options to acquire shares of common stock. This plan provides for the grant of incentive stock options to key employees and directors. Options issued under this plan will expire over a maximum term of ten years from the date of grant. The Company had 29,800,000 stock options outstanding as at June 30, 2008.

Following is a summary of the activities of the 2002 Stock Option Plan for the six months ended June 30, 2008:
Options outstanding
--------------------------------
Outstanding, December 31, 2007	29,800,000
Granted during the period	-
Forfeited/lapsed during the period	-
Exercised during the period	-
--------------------------------
Outstanding, June 30, 2008	29,800,000
===================
Following is a summary of the status of options outstanding June 30, 2008:

Outstanding Options			Exercisable Options
------------------------------------			----------------------------------------------------------------------
Grant Date	Exercise Price	Number	Average Remaining Contractual Life	Average Exercise Price	Number	Intrinsic Price
12/23/2006	$0.0365	17,500,000	1.48	$0.0365	17,500,000	$0.00
5/18/2007	$0.0380	12,300,000	1.88	$0.0380	12,300,000	$0.00

NOTE 5	STOCK OPTIONS AND WARRANTS (Continued)
Stock Options (Continued)
The assumptions used in calculating the fair value of options granted using the Black-Scholes option pricing model are as follows:
i) The outstanding 17,500,000 stock options granted on December 23, 2006:
Grant date:	12/23/2006
Risk-free interest rate	4.63%
Expected life of the options	3.00 years
Expected volatility	95%
Expected dividend yield	0

ii) The outstanding 12,300,000 stock options granted on May 18, 2007:
Grant date:	5/18/2007
Risk-free interest rate	4.63%
Expected life of the options	3.00 years
Expected volatility	139%
Expected dividend yield	0

2007 Stock Incentive Plan

On February 19, 2007, the Company adopted the 2007 Stock Incentive Plan (the "2007 Plan") allowing for the awarding of options to acquire shares of common stock. This plan provides for the grant of incentive stock options to key employees, directors and consultants. Options issued under this plan will expire over a maximum term of ten years from the date of grant. The Company had not issued any stock options under this plan since inception to June 30, 2008.

On March 8, 2007, we registered 38,400,000 shares underlying stock options under the 2007 Stock Incentive Plan with the SEC pursuant to a registration statement on Form S-8. As of June 30, 2008, there were 32,588,700 shares underlying the stock options under the 2007 Stock Incentive Plan.

Warrants
Following is a summary of the warrant activity for the three months ended June 30, 2008:
Outstanding, December 31, 2007	32,944,442
Granted during the period	-
Forfeited during the period	1,666,666
Exercised during the period	-
------------------------
Outstanding, June 30, 2008	31,277,776
==============

NOTE 5	STOCK OPTIONS AND WARRANTS (Continued)
Warrants (Continued)
Following is a summary of the status of warrants outstanding at June 30, 2008:
Outstanding Warrants			Exercisable Warrants
---------------------------------			------------------------------------------------------------------
Exercise Price	Number	Average Remaining Contractual Life	Average Exercise Price	Number	Intrinsic Value

$0.030	15,125,000	0.95	$0.030	15,125,000	$0 .00
$0.036	15,625,000	0.95	$0.036	15,625,000	$0 .00
$0.036	138,889	0.95	$0.036	138,889	$0 .00
$0.036	208,333	0.84	$0.036	208,333	$0 .00
$0.036	41,666	0.89	$0.036	41,666	$0 .00
$0.036	138,888	0.90	$0.036	138,888	$0 .00
Details of the warrants are specified in Note 6 (b), (c), (d), (h), and (o).
NOTE 6	STOCK PURCHASE AGREEMENTS
The significant Stock Purchase Agreements entered into by the Company during the past year are highlighted below.

a) On or about January 25, 2006, the Company entered into an agreement with Fleming Assets Limited ("Fleming") to acquire the distribution rights for the M.A.G.I.C. Convergent Communications Device for the territory of China and Hong Kong. Under the agreement the Company will issue the following shares to Fleming:

1. Within one month of signing the agreement, one million shares of the Company;

2. Within one month of receiving the prototype devices, one million shares of the Company;

3. Within one month of receiving the product from commercial production, two million shares of the Company; and

4. A royalty payment of 100,000 shares of the Company for every 5,000 devices sold for the next 3 years.

As of March 31, 2008, the Company has only issued one million shares in respect of this agreement.

b) On or about February 13, 2006, the Company announced a Stock Purchase Agreement with Central Star Holdings Limited ("Central Star"). Under the agreement, Central Star will purchase 833,333 shares in the Company for $250,000 upon signing the agreement and thereafter purchasing an additional $1 million worth of stock of the Company in 4 equal tranches every 2 months over an 8 months period. Central Star is obliged to purchase the additional tranches provided that the share price of the 5 days prior to the relevant date is not below $0.33 per share. However if the share price is below $0.33 then Central Star still has the right, but not the obligation, to purchase the stock at $.30 per share. For every stock purchased, Central Star will be entitled to receive an option to purchase 2 additional shares in the Company at the same price that it paid for the shares subscribed over a one year period from the later date of the final payment of the last tranche to complete the $1 million additional stock purchase and February 21, 2007. The Company received $250,000 in February 2006. $80,000 was expensed for issuing the warrants. The stock warrants for 1,666,666 shares of Common Stock exercisable for a year period to February 21, 2008 expired on the date without any of the stock warrants being exercised.

NOTE 6	STOCK PURCHASE AGREEMENTS (Continued)

c) On or about December 7, 2006 the Company entered into an Equity Line of Credit Agreement ("ELOC") with Tailor-Made Capital Limited ("TMC"). Pursuant to Equity Line of Credit Agreement, the Company may at its sole discretion, periodically sell to TMC common stock for a total purchase price of up to US$2,500,000 during the two year period commencing on the effective date of the registration statement but not later than three years from the date of the ELOC. The amount of each advance is subject to a maximum amount of US$250,000, and the Company may not submit an advance within 5 trading days of a prior notice of an advance. For each common stock purchased under the ELOC, TMC will pay between 90-100% of the volume weighted average price of our common stock quoted on the Over-the-Counter Bulletin Board for the 5 days immediately preceding the notice date. As part of this agreement, the Company issued to TMC 12,500,000 common stock as commitment fee and stock warrants for a total of 31,250,000 shares of common stock. The warrants expire on May 7, 2009. The warrants have an exercise price for 15,625,000 shares of common stock at $0.030 per share and the other 15,625,000 shares of common stock at $0.036 per share. At the date of this report, the Company has draw down US$50,000 on the Equity Line of Credit and in August 2008, the ELOC Agreement was terminated. Furthermore on the date of this report, TMC has exercised 500,000 stock warrants as per Note 6 (o) below.

d) On December 12, 2006, the Company also issued 138,889 stock warrants as part of commission in relation to the issuance of $50,000 Convertible Debenture to TMC in respect of the Debenture Purchase Agreement. These warrants have an exercise price of $0.036 per share and expire on May 12, 2009.

e) On January 3, 2007, the Company issued 4,342,464 shares of common stock for accrued services of $158,500.

f) On January 13, 2007 the Company acquired 18% interests in Guangzhou Waho Culture & Media Co., Ltd. (the "GWCM") for $243,000, of which $190,000 was to be paid by the issuance of 3,518,518 common stock of the Company. GWCM is a company focused in the business of online advertising for the China market.

g) On March 13, 2007, the Company entered into a Sales and Purchase Agreement to acquire the entire issued share capital of Good World Investments Limited which owns 50% issued shares capital of Beijing Ren Ren Health Culture Promotion Limited. Pursuant to the agreement, the Company issued 125 million shares to Central High Limited as the consideration. This purchase consideration was negotiated with reference to the BRR accounts and the underlying projects in BRR. Our directors Messrs. Con Unerkov and Alex Ho each owns 25% interests in, but are not directors or officers of, Central High Limited.

h) On March 27, 2007, the Company issued 208,333 stock warrants as part of commission in relation to the issuance of $75,000 Convertible Debenture to TMC in respect of the Debenture Purchase Agreement. These warrants have an exercise price of $0.036 per share and expire on May 12, 2009.

i) On May 18, 2007, the Company issued 2,667,095 unrestricted shares of common stock for accrued services of $97,349. These shares were issued in accordance with the Form S8 registration statements.

j) On July 18, 2007, the Company issued 800,000 unrestricted shares of common stock to its staff and consultant for services of $34,000. These shares were issued in accordance with the Form S8 registration statements.

k) On August 14, 2007, the Company issued the third tranche of 1,500,000 shares to an independent third party for 3 months consulting services in accordance with the Consultant Agreement executed on December 1, 2006. The services were valued at fair market value of the common stock issued for $57,000.

NOTE 6	STOCK PURCHASE AGREEMENTS (Continued)

l) On August 20, 2007, the Company entered into an agreement with a third party consultant to provide promotional works for the Company and, in return, the Company issued 1,250,000 shares of Common Stock as compensation fee. The term of this agreement is for a period of 3 months commencing immediately after the date of this agreement. The services were valued at fair market value of the common stock issued for $43,750.

m) On September 19, 2007, we entered into a Financial Public Relation Agreement ("FPR Agreement") with a third party consultant to provide services for the Company. Pursuant to the FPR Agreement, the term of the Agreement shall be for 30 days commencing immediately after the date of execution. The Company issued to the consultant 180,000 shares of common stock as consideration pursuant to the FPR Agreement. The services were valued at fair market value of the common stock issued for $6,120.

n) On October 9, 2007, we entered into a Consulting Services Agreement ("CS Agreement") with a third party consultant to provide consulting services for the Company. Pursuant to the CS Agreement, The term of the CS Agreement shall be for 3 months commencing immediately after the date of execution. The Company issued to the consultant 1,250,000 shares of common stock as a consideration in the CS Agreement. The services were valued at fair market value of the common stock issued for $60,000 of which $4,667 was prepaid service expense at December 31, 2007.

o) On October 15, 2007, 500,000 warrant shares were exercised at an exercise price of $0.030 per share under the ELOC Agreement.
p) On October 18, 2007, the Company sold 2,000,000 common stock of the Company for $50,000 under the ELOC Agreement.

q) On October 30, 2007, we entered into an Advertising Agreement ("Agreement") with a third party consultant to provide services for the Company. Pursuant to the Agreement, The term of the Agreement shall be for 12 months commencing after the date of execution. The Company issued to the consultant 6,666,666 shares of common stock as a consideration of the Agreement. The services were valued at fair market value of the common stock issued for $240,000, of which $198,667 was prepaid service expense at December 31, 2007.

r) On November 26, 2007, the Company issued 1,000,000 unrestricted shares of common stock for accrued services of $36,000, of which $27,400 was prepaid service expenses at December 31, 2007. These shares were issued in accordance with the Form S8 registration statements.

s) On November 28, 2007, the Company entered into an agreement with a third party consultant to provide services for the Company and, in return, the Company issued 2,500,000 shares of Common Stock as compensation fee. The term of this agreement is for a period of 3 months commencing on December 3, 2007. The services were valued at fair market value of the common stock issued for $90,000, of which $61,000 was prepaid service expense at December 31, 2007.

t) On December 19, 2007, the Company issued 1,344,205 unrestricted shares of common stock for accrued services of $48,720. These shares were issued in accordance with the Form S8 registration statements.

u) On December 28, 2007, the Company issued 2,777,778 restricted shares of common stock for accrued services of $100,000.

v) In January 2008 the Company issued 2,631,579 shares pursuant to a Second Amendment Agreement to extend the repayment of the $50,000 Convertible Debenture to March 28, 2008.

.w) After the balance sheet date on August 3, 2008 the Company issued 10,000,000 shares of Common Stock pursuant to a Letter Agreement to terminate the ELOC Agreement.

NOTE 7	PREPAYMENTS, DEPOSITS AND OTHER RECEIVABLES
Prepayments, deposits and other receivables are summarized as follows:
	As of June 30, 2008	As of December 31, 2007
	--------------------------	-------------------------------
Rental deposits	$5,925	$21,334
Utility and other deposits	631	9,860
Advance to suppliers	77,806	82,337
Other receivables	7,356	1,449
	---------------------------	-------------------------------

	$91,718	$114,980
	================	==================

NOTE 8	OTHER PAYABLES AND ACCRUALS
Other payables and accruals are summarized as follows:
	As of June 30, 2008	As of December 31, 2007
	----------------------------	-------------------------------
Accrued salaries and wages	$97,497	$93,955
Accrued interest	101,004	27,325
Accrued accounting, audit, legal and consulting fee	74,207	45,191
Accrued office and related expenses	56,562	39,799
Accrued others	4,018	16,578
Other payables	156,569	121,544
Deposit from customers	19,531	30,001
	---------------------------	---------------------------
	$509,388	$374,393
	================	================

NOTE 9	CONVERTIBLE DEBENTURES

On December 7, 2006 the Company entered into a Debenture Purchase Agreement ("DPA") with TMC whereby TMC agreed to purchase certain convertible securities issued by the Company. Pursuant to the terms of the DPA, the Company may sell and issue to TMC, and TMC will purchase from the Company, up to an aggregate of US$125,000 of convertible debenture ("Convertible Debenture") of the Company which will be due 12 months from the date of issuance. The terms of the Convertible Debenture due one year from the date of issue, bears interest at a rate of 10% per annum which is payable on the conversion date or at maturity, and can be converted at TMC's discretion at any time prior to maturity date at a conversion price of US$0.024 per share. Under the DPA, the Company can issue the Convertible Debentures in 3 stages: 1) US$50,000 upon signing the DPA, 2) US$50,000 upon filing the registration statement in accordance to the SPA, and 3) US$25,000 upon the aforementioned registration statement being declared effective by the Securities Exchange Commission. On December 20, 2006, the Company issued US$50,000 Convertible Debenture pursuant to the DPA and this was the only Convertible Debenture outstanding as at December 31, 2006.

On March 28, 2007, the Company issued US$75,000 Convertible Debenture pursuant to the DPA and as at December 31, 2007 a total of US$125,000 Convertible Debentures were issued and outstanding.

On January 4, 2008, the Company issued 2,631,579 common stock as consideration to extend the repayment date of the $50,000 Convertible Debenture to March 28, 2008. These common stock were registered and declared effective by the Securities Exchange Commission on February 13, 2008.

On April 7, 2008, the Company paid the two Convertible Debentures totaling $125,000 and accrued interests of $14,198.

NOTE 10	SHORT-TERM DEBT
As of June 30, 2008, the Company has an outstanding short-term unsecured debt payable of $91,200, with annual interest rate of 10%.
NOTE 11	DUE TO DIRECTORS AND OFFICERS
The due to directors and officers are interests free, unsecured and due on demand. The balance of due to directors and officers is $1,010,118 as of June 30, 2008.

NOTE 12	LONG TERM DEBTS
	June 30, 2008	December 31, 2007
	--------------------------	----------------------
Shareholder Loan	$2,000,000	$2,000,000

Other Loan	-	23,600
	---------------------------	---------------------------

	$2,000,000	$2,023,600
	================	==============
The other loan is unsecured, accrue interest at 10% per annum and payable on March 31, 2009.

The long term shareholder loan of $2,000,000 is unsecured, repayable on November 25, 2010. This long term loan bears no interest for the first two years to November 25 2007 and thereafter 8% per annum.

NOTE 13	SHARES ISSUED FOR PREPAID EXPENSES
	Six months ended June 30, 2008	Year ended December 31, 2007
	--------------------------	----------------------
Balance at the beginning of period	$293,401	$55,375

Issue of shares for service during period	-	603,420
Less: service expensed during period	(214,733)	(365,394)
	---------------------------	---------------------------

Balance at the end of period	$78,668	$293,401
	================	==============

NOTE 14	RELATED PARTIES TRANSACTIONS
There were no transactions with related parties for the three months and six months ended June 30, 2008 and year ended December 31, 2007 other than as noted below.

The Company agreed to pay directors and officers a monthly salary and consultation fee for services performed. During the three and six months periods ended June 30, 2008, the Company paid the directors and its officers and their services companies a total remuneration of $54,000(three months ended June 30, 2007 $118,515), and $108,000 (six months ended June 30, 2007 $210,015) respectively.

NOTE 15	COMMITMENTS AND CONTINGENCIES
a)

The Company leases office premises for its operations in United States, Hong Kong and China under operating leases. Rental expenses under operating lease for the three months ended June 30, 2008 was $7,759 (for three months ended March 31, 2007 :$18,341).

Future minimum rental payments under non-cancellable operating leases for the year ended December 31, 2008 is $10,211.

b)

The Company has service or employment agreements with the Directors and Officer and its service companies (the "Executives") for two years commencing on October 1, 2005 and the agreements shall continue thereafter unless terminated by either parties. The Executives will receive a monthly salary at a rate to be agreed by the Company and the Executives from time to time. In addition, the Executives will receive an annual management bonus to be determined by the majority of the Board based on the operating results of the Company and the Executives' performances, provided that it does not exceed 8.8 % of the net profit of the Company.

c)

The Company will pay a 10% commission in cash and an equal amount in stock warrant to an independent party on any funds received as a result of any exercise of stock warrants issued pursuant to the ELOC Agreement.

d)

On or about May 7, 2008, the Company received a correspondence from a law firm regarding complaints on some transmission of unsolicited facsimile allegedly from the Company in 2006, and advised of potential litigation. The Company has never sent or authorized any unsolicited facsimile transmission, and the Company has taken every possible effort to distance from these unauthorized transmission. The Company firmly believes that the complaint is frivolous and without. basis, and is consulting with its solicitor. The Company would vigorously defend any such legal action if pursued.

NOTE 16	SUBSEQUENT EVENTS (Unaudited)
After the balance sheet date on August 3, 2008 the Company issued 10,000,000 shares of Common Stock pursuant to a Letter Agreement to terminate the ELOC Agreement.
NOTE 17	BUSINESS COMBINATIONS
Sale and Purchase Agreement between the Company and Central High Limited

On March 13, 2007, the Company entered into a Sales and Purchase agreement (the "Purchase Agreement") to acquire 100% of the issued and outstanding shares of Good World Investments Limited ("Good World") from Central High Limited.

The consideration for the acquisition is 125,000,000 shares of the Company's common stock valued at $6,000,000 based upon the market value of shares as it traded on the Over-the-Counter Bulletin Board (OTCBB) at the date of acquisition . Our directors, Messrs. Con Unerkov and Alex Ho, each own 25% interests in Central High Limited. Good World, an investment holding company, owns 50% of the registered capital of Beijing Ren Ren Health Culture Promotion Limited (the "BRR"). BRR is a company incorporated in the People's Republic of China, and is working with the Chinese Government on a benevolent project named "Great Wall of China Project" to promote health education and health awareness to China.

The purchase price was allocated as follows:
Cash
$26,671
Current assets
416,378
Current liabilities
(30,008)
Property, plant and equipment
7,471
Intangible assets
7,791,676
Long-term loan
(2,000,000)
Minority interests
(212,188)
Purchase price
$6,000,000

CHINA MEDIA GROUP CORPORATION

COMMON STOCK

PROSPECTUS

August 21, 2008

< 68 >

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

The Texas Business Corporation Act ("TBCA") permits, and in some cases requires, corporations to indemnify directors and officers who are or have been a party or are threatened to be made a party to litigation against judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses under certain circumstances. As authorized by Article 2.02-1 of the TBCA, each director and officer of the Company may be indemnified by the Company against expenses (including attorney's fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceedings in which he is involved by reason of the fact that he is or was a director or officer of the Company if he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. In each case, such indemnity shall be to the fullest extent authorized by the TBCA. If the director or officer is found liable for willful or intentional misconduct in the performance of his duty to the Company, then indemnification will not be made.

Article V of the Company's Bylaws provides that the Company "shall indemnify any and all of its Directors and Officers, and its former Directors and Officers, or any person who may have served at the corporation's request as a Director or Officer of another corporation in which it owns shares of capital stock or of which it is a creditor, against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been Director(s) or Officer(s) of the corporation, or of such other corporation, except, in relation to matters as to which any such Director or Officer or former Director or Officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled, under By-Law, agreement, vote of stockholders or otherwise."

The Company has been advised that it is the position of the Securities and Exchange Commission that insofar as the provision in the Company's Bylaws may be invoked for liabilities arising under the Securities Act, the provision is against public policy and is therefore unenforceable.

< 69>

Item 25. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses in connection with the sale and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates except the Securities and Exchange Commission registration fees.

To be Paid by the Registrant
SEC registration fees	$ 78.50*
Legal fees and expenses	25,000.00**
Accounting fees and expenses	6,000.00**
Printing and engraving expenses	5,000.00**
Transfer agent's fees	5,000.00**
Miscellaneous fees and expenses	15,000.00**
---------------------
Total	$ 56,078.50**
============
*	Previously paid.
**	Estimated.

< 70 >

Item 26. Recent Sales of Unregistered Securities.

During the past three years, we have sold unregistered securities in private placement offerings, issued stock in exchange for debts or pursuant to contractual agreements as set forth below.

a)

On January 25, 2006, the Company entered into a Sales and Purchase Agreement with Fleming Assets Limited ("Fleming") for the exclusive Distribution Rights to M.A.G.I.C. Convergent Phone Device for China and Hong Kong ("S&P Agreement"). As part of this agreement, Fleming will assign/transfer the rights to the Distribution Rights by having CMG re-enter into the distribution agreement with the owner of the M.A.G.I.C. Convergent Device, Advance Tech Communications Sdn. Bhd ("Advance Tech").

Under the S&P Agreement, CMG will issue new CMG restricted common stock from the treasury ("New CMG Stock") to Fleming as follows 1) one million New CMG Stock within 30 days from the date of the signing of the Distribution Agreement between CMG and Advance Tech; 2) one million New CMG Stock to be issued within 30 days from the date the prototype M.A.G.I.C. Device is received by CMG; 3) two million New CMG Stock to be issued within 30 days from the date of commercial products of the M.A.G.I.C. Device for sale is received by CMG and; 4) for a period of three years from the date of the commercial products of the M.A.G.I.C. Devices for sale, one hundred thousand New CMG Stock for every five thousand M.A.G.I.C. Devices purchased by CMG from Advance Tech and or its manufacturer. The Company relied upon the exemption from registration as set forth under Section 4(2) of the Securities Act of 1933, (the "Securities Act") and/or Regulation D thereunder for the issuance of these shares. The stockholder was an Accredited Investor as that term is defined in the Securities Act and took the shares for investment purposes without a view to distribution and had access to information concerning the Company and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the issuance of the shares. The stockholder was permitted access to the Company's management for the purpose of acquiring investment information.

b)

On February 13, 2006, the Company entered into a Stock Purchase Agreement with Central Star Holdings Limited ("Central Star") to place out 4,166,665 shares for US$1,250,000 to Central Star. The placement will be made in five US$250,000 tranches with the first tranche to be made upon signing the agreement and the remaining four tranches to be paid over 4 successive 2 months periods. The placement shares will be priced at US$0.30 per share and each share issued will have a warrant attached to buy additional 2 shares in the Company at US$0.30 per share over a one year period commencing from the Option Date. (Option Date is defined as the earlier of i) one year from the date of the Initial Closing Date (as defined below) and ii) the date of completion of the placement of US$1.25 million.).

For the first tranche, the transaction was completed on February 28, 2006 after the Company received the US$250,000 cash proceeds from the sale of the Stock and agreed to issue 833,333 restricted common stock at a price of US$0.30 per share and to issue warrants, with a one year exercisable period, for the purchase of 1,666,666 common shares, at the exercise price of US$0.30 per share. The placement shares issued are restricted securities within the meaning of Rule 144 under the Securities Act. These shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available. The Company relied upon the exemption from registration as set forth under Section 4(2) of the Securities Act for the issuance of these shares. The stockholder was an Accredited Investor as that term is defined in the Securities Act and took the shares for investment purposes without a view to distribution and had access to information concerning the Company and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the issuance of the shares. The stockholder was permitted access to the Company's management for the purpose of acquiring investment information.

< 71 >

The second tranche fall due on April 28, 2006 and Central Star has not taken up the purchase of the second tranche stock as in accordance to the agreement Central Star is not obligated to purchase the second tranche shares unless the average closing price for the 5 days prior to the relevant period end is at least 10% above US$0.30 ("Price Limit"). However, Central Star has the right, not the obligation, to purchase the second tranche, including the rights to buy additional 2 shares in CMG at US$0.30 per share over a one year period from the Option Date, prior to the one year anniversary of the Initial Closing Date.

c)

On November 27, 2006, the Company entered into a Consultancy Agreement (the "Agreement") with Waterville Investment Research, Inc. (the "Consultant"). Waterville through its operating division Waterville Investment Research (the "Division") (the Consultant and the Division collectively referred to as the "Consultant") which operates a research and public relations firm. According to the Agreement, the Consultant shall provide the Company a summary research report (the "Report") providing data and research (the "Research Services") on the Company. The term of the Agreement shall commence on November 27, 2006 and terminate as of the close of business on November 30, 2007. As consideration for the Research Services to be rendered by the Consultant, the Company paid to the Consultant (a) US$500 in cash, and (b) in consideration of US$25 from Waterville, the Company issued 1,500,000 Common Stock ("Common Shares"). The Company relied upon the exemption from registration as set forth under Section 4(2) of the Securities Act for the issuance of these shares. The stockholder was an Accredited Investor as that term is defined in the Securities Act and took the shares for investment purposes without a view to distribution and had access to information concerning the Company and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the issuance of the shares. The stockholder was permitted access to the Company's management for the purpose of acquiring investment information.

d)

On December 1, 2006, the Company entered into a Consultant Agreement (the "Agreement") with an independent third party to provide management consulting services to the Company. The term of the Agreement shall be for one year commencing on December 1, 2006 (the "Effective Date"). The Company will issue to the Consultant 1,500,000 common stock on the first date of each quarter for one year from the date of the Agreement, provided that either party has not canceled the agreement 30 days prior to each quarter end. The Company relied upon the exemption from registration as set forth under Section 4(2) of the Securities Act for the issuance of these shares. The stockholder was an Accredited Investor as that term is defined in the Securities Act and took the shares for investment purposes without a view to distribution and had access to information concerning the Company and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the issuance of the shares. The stockholder was permitted access to the Company's management for the purpose of acquiring investment information.

< 72 >

e)

On December 7, 2006, the Company entered into an equity line of credit arrangement (the "ELOC Arrangement") with Tailor-Made Capital Ltd. ("TMC"), an Israeli company affiliated with Meitav Investment House ("Meitav"), a privately owned asset management and investment banking firm based in Israel. Pursuant to the terms of the ELOC Arrangement, the Company will have the right to issue and sell to TMC from time to time as specified in the related Securities Purchase Agreement (the "SPA"), and TMC will be obligated to purchase from the Company, up to $2,500,000 of shares of the Company's common stock on a private placement basis pursuant to an exemption from registration provided under Section 4(2) of the Securities Act.

Under the terms of the related registration rights agreement between the Company and TMC (the "RRA"), TMC will be entitled to resell such shares of Common Stock as soon as the Company files a resale registration statement (the "Registration Statement") with the U.S. Securities and Exchange Commission (the "Commission") and the Registration Statement is declared effective by the Commission. Under the terms of the RRA, the Company must file the Registration Statement by no later than March 7, 2007, and such Registration Statement must be declared effective by the Commission by no later than May 7, 2007, or else the Company is in default of the RRA.

Pursuant to the terms and conditions of the SPA, on the Initial Closing Date, which is expected to be December 12, 2006, the Company will issue the followings to TMC:

*	a commitment fee of 12,500,000 shares of Common Stock of the Company, which fee was paid on December 11, 2006; and
*	two Warrants as follows:
*

a Warrant to purchase up to 15,625,000 shares of Common Stock with an exercise price equal to $0.030 per share, subject to adjustment as provide in the related Warrant Agreement, from the Initial Closing Date to May 12, 2009; and

*

a Warrant to purchase up to 15,625,000 shares of Common Stock with an exercise price equal to $0.036 per share, subject to adjustment as provide in the related Warrant Agreement, from the Initial Closing Date to May 12, 2009.

The Company will have the period of 24 consecutive months commencing immediately after the date that the initial Registration Statement filed by the Company pursuant to the Registration Rights Agreement is first declared effective by the Commission (but in no event later than 36 months following December 7, 2006) to draw down funds under the ELOC Arrangement.

Such shares and warrants will be "restricted securities" within the meaning of Rule 144 under the Securities Act. The Company relied upon the exemption from registration as set forth under Section 4(2) of the Securities Act for the issuance of these shares and warrants. The stockholder was an Accredited Investor as that term is defined in the Securities Act and took the shares for investment purposes without a view to distribution and had access to information concerning the Company and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the issuance of the shares. The stockholder was permitted access to the Company's management for the purpose of acquiring investment information.

< 73 >

f)

On December 7, 2006, the Company entered into a debenture purchase agreement (the "DPA ") with Tailor-Made Capital Ltd. ("TMC"), an Israeli company affiliated with Meitav Investment House ("Meitav"), a privately owned asset management and investment banking firm based in Israel. Pursuant to the terms of the DPA, the Company may sell and issue to TMC, and TMC will purchase from the Company, up to an aggregate of $125,000 of 10% convertible debentures ("Convertible Debenture"). Each Convertible Debenture is due one year from the date of issue, bears interest at the rate of 10% per annum payable on the conversion date or at maturity, and convertible at TMC's discretion at any time prior to maturity at $0.024 per share. Under the DPA, the Company can issue the Convertible Debentures in 3 stages: 1) $50,000 upon signing the DPA, 2) $50,000 upon filing the registration statement covering the shares issuable upon conversion, and 3) $25,000 upon the effective date of the registration statement, which was agreed by the parties on March 27, 2007 to allow the stage 3 drawdown at the same date as the stage 2 drawdown. The Company issued $50,000 in principal amount of Convertible Debentures on December 20, 2006 and $75,000 in principal amount of Convertible Debenture on March 27, 2007 pursuant to the DPA.

Such convertible debentures will be "restricted securities" within the meaning of Rule 144 under the Securities Act. The Company relied upon the exemption from registration as set forth under Section 4(2) of the Securities Act for the issuance of these shares and warrants. The stockholder was an Accredited Investor as that term is defined in the Securities Act and took the shares for investment purposes without a view to distribution and had access to information concerning the Company and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the issuance of the shares. The stockholder was permitted access to the Company's management for the purpose of acquiring investment information.

g)

On December 23, 2006, the Company entered into a number of Subscription Agreements with its employees for them to subscribe a total of 4,342,464 shares (the "Subscription Shares") at USD0.0365 per share for an aggregate of USD158,500 which was used to retire debts owed to its employees. This Subscription Shares included 1,369,863 shares that were subscribed for USD50,000 by our director Mr. Con Unerkov, 1,232,876 shares that were subscribed for USD45,000 by our director Mr. Alex Ho and 1,369,863 shares that were subscribed for USD50,000 by Mr. Paul Scanlan, President of our Telecommunication and Mobile Computing Division. The Company relied upon the exemption from registration as set forth in Regulation S of the Securities Act for the issuance of these shares. The stockholders are not a "U.S. Person" as that term is defined in the Securities Act, and at the time of the offering and issuance of the shares, the stockholders were located outside of the United States. In addition, the stockholders took the shares for investment purposes without a view to distribution and had access to information concerning the Company and our business prospects, and were permitted access to the Company's management for the purpose of acquiring investment information, as required by the Securities Act. Further, there was no general solicitation or advertising for the issuance of the shares. The Company issued the shares without compliance with the registration requirements of the Securities Act in reliance upon the exemptions therefrom afforded by Section 4(2) and Regulations D thereunder as well as Regulation S.

< 74 >

h)

On January 13, 2007, the Company entered into a Sale and Purchase Agreement (the "SP Agreement") with an independent third party (the "Vendor") to purchase 18% of the registered capital of Guangzhou Waho Culture & Media Co., Ltd. ("GWCM") for US$243,000, which will be paid by US$53,000 in cash and US$190,000 in common stock which is calculated to 3,518,518 shares of the Company.

Pursuant to the Agreements, the cash consideration of US$53,000 shall be paid within 6 months from the date of the SP Agreement and the shares consideration of 3,518,518 shares are kept in escrow by the Company until the completion of the registration of the 18% of the registered capital of GWCM into the Company's name. The Company relied upon the exemption from registration as set forth under Section 4(2) of the Securities Act for the issuance of these shares. The stockholder was an Accredited Investor as that term is defined in the Securities Act and took the shares for investment purposes without a view to distribution and had access to information concerning the Company and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the issuance of the shares. The stockholder was permitted access to the Company's management for the purpose of acquiring investment information.

GWCM is a company incorporated in the People's Republic of China in August 2006. GWCM is focused in the business of online advertising for the China market. GWCM has a cooperative agreement with China Tietong Communications Co., Ltd. Guangdong Branch to be the exclusive partner to issue and advertise the China Tietong Guangdong Yellow Pages both the print and on line edition for the province of Guangdong. This Tietong contract is effective for 8 years from 2006 to 2014 and is renewable for another 5 years upon expiry.

i)

On March 1, 2007, the Company issued the 2nd tranche of 1,500,000 shares to an independent third party in accordance with the Consultant Agreement executed on December 1, 2006. The Company relied upon the exemption from registration as set forth under Section 4(2) for the issuance of these shares. The stockholder was an Accredited Investor as that term is defined in the Securities Act and took the shares for investment purposes without a view to distribution and had access to information concerning the Company and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the issuance of the shares. The stockholder was permitted access to the Company's management for the purpose of acquiring investment information.

j)

On March 13, 2007 we entered into a Sales and Purchase Agreement to acquire the entire issued share capital of Good World Investment Limited which owns 50% issued shares capital of Beijing Ren Ren Health Culture Promotion Limited. Pursuant to the agreement, the Company will issue 125 million shares to Central High Limited as the consideration. This purchase consideration was negotiated with reference to the BRR accounts and the underlying projects in BRR. Our directors Messrs. Con Unerkov and Alex Ho each owns 25% interests in, but are not directors or officers of, Central High Limited. The Company relied upon the exemption from registration as set forth under Section 4(2) of the Securities Act for the issuance of these shares. The stockholder was an Accredited Investor as that term is defined in the Securities Act and took the shares for investment purposes without a view to distribution and had access to information concerning the Company and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the issuance of the shares. The stockholder was permitted access to the Company's management for the purpose of acquiring investment information.

< 75 >

k)

On May 31, 2007, we entered into a Financial Public Relation Agreement ('FPR Agreement') with a third party consultant to provide promotion services for the Company. Pursuant to the FPR Agreement, The term of the Agreement shall be for 30 days commencing on June 1, 2007 (the "Effective Date"). The Company issued to the consultant 180,000 shares of common stock as a consideration of the Agreement. The Company relied upon the exemption from registration as set forth under Section 4(2) of the Securities Act for the issuance of these shares. The stockholder was an Accredited Investor as that term is defined in the Securities Act and took the shares for investment purposes without a view to distribution and had access to information concerning the Company and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the issuance of the shares. The stockholder was permitted access to the Company's management for the purpose of acquiring investment information.

l)

On June 11, 2007, we entered into a Comprehensive Campaign Agreement ('Agreement') with a third party consultant to provide promotional coverage for the Company and, in return, the Company shall issue 1,050,000 shares of Common Stock as compensation fee. The term of this Agreement is 90 days commencing on June 14, 2007. The Company relied upon the exemption from registration as set forth under Section 4(2) of the Securities Act for the issuance of these shares. The stockholder was an Accredited Investor as that term is defined in the Securities Act and took the shares for investment purposes without a view to distribution and had access to information concerning the Company and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the issuance of the shares. The stockholder was permitted access to the Company's management for the purpose of acquiring investment information.

m)

On August 14, 2007, the Company issued the 3rd tranche of 1,500,000 shares to an independent third party in accordance with the Consultant Agreement executed on December 1, 2006. The Company relied upon the exemption from registration as set forth under Section 4(2) for the issuance of these shares. The stockholder was an Accredited Investor as that term is defined in the Securities Act and took the shares for investment purposes without a view to distribution and had access to information concerning the Company and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the issuance of the shares. The stockholder was permitted access to the Company's management for the purpose of acquiring investment information.

n)

On August 20, 2007, we entered into an Agreement ('Agreement') with a third party consultant to assist in the design, development and dissemination of the Corporate Information for the Company and, in return, the Company shall issue 1,250,000 shares of Common Stock as compensation fee. The term of this Agreement is 90 days commencing on August 20, 2007. The Company relied upon the exemption from registration as set forth under Section 4(2) of the Securities Act for the issuance of these shares. The stockholder was an Accredited Investor as that term is defined in the Securities Act and took the shares for investment purposes without a view to distribution and had access to information concerning the Company and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the issuance of the shares. The stockholder was permitted access to the Company's management for the purpose of acquiring investment information.

< 76 >

o)

On September 19, 2007, we entered into a Financial Public Relation Agreement ('FPR Agreement') with a third party consultant to provide promotion services for the Company. Pursuant to the FPR Agreement, The term of the Agreement shall be for 30 days commencing on September 19, 2007 (the "Effective Date"). The Company issued to the consultant 180,000 shares of common stock as a consideration of the Agreement. The Company relied upon the exemption from registration as set forth under Section 4(2) of the Securities Act for the issuance of these shares. The stockholder was an Accredited Investor as that term is defined in the Securities Act and took the shares for investment purposes without a view to distribution and had access to information concerning the Company and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the issuance of the shares. The stockholder was permitted access to the Company's management for the purpose of acquiring investment information.

p)

On October 9, 2007, we entered into a Consulting Services Agreement ('CS Agreement') with a third party consultant to provide promotion services for the Company. Pursuant to the CS Agreement, The term of the Agreement shall be for 3 months commencing on October 3, 2007 (the "Effective Date"). The Company issued to the consultant 1,250,000 shares of common stock as a consideration of the Agreement. The Company relied upon the exemption from registration as set forth under Section 4(2) of the Securities Act for the issuance of these shares. The stockholder was an Accredited Investor as that term is defined in the Securities Act and took the shares for investment purposes without a view to distribution and had access to information concerning the Company and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the issuance of the shares. The stockholder was permitted access to the Company's management for the purpose of acquiring investment information.

q)

On October 30, 2007 the Company entered into an Advertising Agreement with a third party to display advertisements of the Company on its website. In return, the Company issued 6,666,666 shares of Common Stock as service fee. The term of this agreement is 12 months. The Company relied upon the exemption from registration as set forth under Section 4(2) of the Securities Act for the issuance of these shares. The stockholder was an Accredited Investor as that term is defined in the Securities Act and took the shares for investment purposes without a view to distribution and had access to information concerning the Company and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the issuance of the shares. The stockholder was permitted access to the Company's management for the purpose of acquiring investment information.

r)

On November 28, 2007 the Company entered into a Public Relations, Promotion and Marketing Letter Agreement (the "Agreement") with a third party which provides consulting, promotional and marketing services for the Company. The term of the Agreement is for 3 months, commencing from December 3, 2007 to March 3, 2008. As a consideration, the Company issued 2,500,000 shares of Common Stock for the service. The Company relied upon the exemption from registration as set forth under Section 4(2) of the Securities Act for the issuance of these shares. The stockholder was an Accredited Investor as that term is defined in the Securities Act and took the shares for investment purposes without a view to distribution and had access to information concerning the Company and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the issuance of the shares. The stockholder was permitted access to the Company's management for the purpose of acquiring investment information.

< 77 >

s)

On January 4, 2008 the Company entered into a Second Amendment Agreement (the "SAA") with Tailor-Made Capital Ltd. ("TMC") to amend and restate the repayment terms of the First Tranche Debenture under the Debenture Purchase Agreement, which the parties entered into on or about December 7, 2006. Pursuant to the SAA, both parties agree to:-

*	postpone the repayment of the First Tranche Debenture (interest and principal amount) from December 20, 2007 to March 28, 2008; and
*	issue 2,631,579 restricted shares to TMC as consideration for the postponement of the repayment of the First Tranche Debenture.

The Company relied upon the exemption from registration as set forth under Section 4(2) of the Securities Act for the issuance of these shares. The stockholder was an Accredited Investor as that term is defined in the Securities Act and took the shares for investment purposes without a view to distribution and had access to information concerning the Company and our business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the issuance of the shares. The stockholder was permitted access to the Company's management for the purpose of acquiring investment information.

t)

On August 3, 2008 the Company entered into a Letter Agreement with TMC to terminate the Security Purchase Agreement entered into between the parties on December 12, 2006. The Common Stock Purchase Warrants Agreements (the "Warrant Agreements") remains outstanding except for the warrant adjustment relating to i) conversion of convertible debentures into shares of Common Stock and ii) an issuance of shares not resulting from any conversion of options and warrants, all of the terms, provisions and conditions of the Warrants shall remain in full force and effect. In consideration for the termination, the Company issued 10 million restricted common stock of the Company to TMC.

< 78 >

Item 27. Exhibits
Exhibit Number	Description of Exhibit

2.1	Non-Blinding Agreement for Sale & Purchase of shares of Cody Ventures Corporation. (1)
2.2	Sales and Purchase Agreement with Fleming Assets Limited for the distribution rights to M.A.G.I.C. Convergent Phone Device. (2)
2.3	Non-Blinding Stock Purchase Agreement with Dongguan Zhishixin Advertising Limited to acquire 52.3% controlling interests in Zhishixin. (3)
2.4	Stock Purchase Agreement with Central Star Holdings Limited. (4)
2.5	Sales and Purchase Agreement to purchase the entire share capital of Good World Investments Limited. (5)
3.1	Articles of Incorporation (6)
3.1.1	Certificate of Amendment to Articles of Incorporation (7)
3.1.2	Certificate of Amendment to Articles of Incorporation, as amended.(15)
3.2	Bylaws (6)
4.1	Consultancy Agreement between China Media Group Corporation and Waterville Investment Research, Inc. (8)
4.2	Consultancy Agreement between China Media Group Corporation and Uptick Limited. (9)
4.3	Executive Services Agreement between China Media Group Corporation and Con Unerkov (10)
4.4	Executive Services Agreement between China Media Group Corporation and Alex Ho (10)
4.5	Warrants to Purchase Common Stock (11)(12)
5.1	Opinion on legality and consent, Vanderkam & Associates(15)
10.1	ELOC Arrangement with Tailor-Made Capital Ltd. (11)
10.2	Debenture Purchase Agreement with Tailor-Made Capital Ltd.(11).
10.3	2002 Stock Option Plan (13)
10.4	2007 Stock Incentive Plan (14)
10.5	Second Amendment Agreement (16)
10.6	Termination Letter Agreement (17)
21.1	Subsidiaries of small business issuer.(15)
23.1*	Consent of Independent Auditors, Albert Wong & Co., CPA.
23.2	Consent of counsel, Vanderkam & Associates (included in Exhibit 5.1) (15).
1.	Incorporated by reference to our Current Report on Form 8-K/A as filed with the SEC on October 19, 2005.
2.	Incorporated by reference to our Current Report on Form 8-K as filed with the SEC on February 1, 2006.
3.	Incorporated by reference to our Current Report on Form 8-K as filed with the SEC on February 7, 2006.
4.	Incorporated by reference to our Current Report on Form 8-K as filed with the SEC on February 16, 2006.
5.	Incorporated by reference to our Current Report on Form 8-K as filed with the SEC on March 15, 2007.
6.	Incorporated by reference to our Registration Statement on Form SB-2 as filed with the SEC on April 15, 2003.
7.	Incorporated by reference to our Current Report on Form 8-K as filed with the SEC on February 3, 2005.
8.	Incorporated by reference to our Current Report on Form 8-K as filed with the SEC on November 28, 2006..
9.	Incorporated by reference to our Current Report on Form 8-K as filed with the SEC on December 4, 2006.
10.	Incorporated by reference to our Annual Report on Form 10-KSB/A as filed with the SEC on August 11, 2006.
11.	Incorporated by reference to our Current Report on Form 8-K/A as filed with the SEC on March 8, 2007.
12.	Incorporated by reference to our Current Report on Form 8-K as filed with the SEC on February 16, 2006.
13.	Incorporated by reference to our Registration Statement on Form SB-2 as filed with the SEC on April 15, 2003.
14.	Incorporated by reference to our Registration Statement on Form S8 as filed with the SEC on March 8, 2007.
15.	Incorporated by reference to our Registration Statement on Form SB-2 as filed with the SEC on March 16, 2007.
16.	Incorporated by reference to our Current Report on Form 8-K as filed with the SEC on January 8, 2007.
17.	Incorporated by reference to our Current Report on Form 8-K as filed with the SEC on August 7, 2008.
* Filed herewith.

< 79 >

Item 28. Undertakings.
(a)	The undersigned registrant hereby undertakes that it will:
(1)	File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;
(ii)	To include any additional or changed material information on the plan of distribution;
(2)

For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)	File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.
(b)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)	The undersigned registrant hereby undertakes that it will:
(1)

For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497 (h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

(2)

For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

< 80 >

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this post-effective amendment to the registration statement and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Adelaide, South Australia, Australia, on August 21, 2008.

China Media Group Corporation

By:	/s/ Con Unerkov
-------------------------------
Con Unerkov, President, CEO, CFO

< 81 >

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Con Unerkov _______________________________
Con UNERKOV (Principal Executive Officer and Principal Accounting Officer)	President, CEO, CFO and Director	August 21, 2008

/s/ Alex Ho _______________________________
Alex Te Heng HO	Secretary, Treasurer and Director	August 21, 2008

/s/ Guosheng Zhang ______________________________
Guosheng ZHANG	Independent Non-Executive Director	August 21, 2008

/s/ Qiang Luo _____________________________
Qiang LUO	Independent Non-Executive Director	August 21, 2008

< 82 >

Exhibit 23.1
ALBERT WONG & CO.
CERTIFIED PUBLIC ACCOUNTANTS
7/F., Nan Dao Commercial Building
359-361 Queen's Road Central
Hong Kong
Tel: 2851-7954
Fax: 2545-4086

ALBERT WONG
B.Soc., Sc., P.C.L.L., Barrister-at-law, C.P.A.(Practicing)

Consent of Independent Auditors, Albert Wong & Co., CPA

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use, in the Post-Effective Amendment No. 7 to this Registration Statement (No. 333-1413181), of our reports dated April 12, 2008 on our audits of the financial statements of China Media Group Corporation as of December 31, 2007 and the results of their operations and cash flows for the year then ended December 31, 2007 and the reference to us under the caption "Experts."

/s/ Albert Wong & Co.
___________________________

By: Albert Wong & Co.
Hong Kong

August 21, 2008

< 83 >